As filed with the Securities and Exchange Commission on October 7, 2013

Registration No. 333-189385

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

FORD CREDIT AUTO RECEIVABLES TWO LLC

(Depositor for the Trusts described herein)
(Exact Name of Registrant as Specified in Its Charter)

A Delaware Limited Liability Company
IRS Employer Number:  38-3574956
One American Road
Dearborn, Michigan 48126
(313) 322-3000

SUSAN J. THOMAS
Ford Motor Credit Company LLC
One American Road
Dearborn, Michigan 48126
(313) 594-9876
(Name and Address of Agent for Service)

Copy to:

JOSEPH P. TOPOLSKI
Katten Muchin Rosenman LLP

575 Madison Avenue

New York, New York 10022-2585

(212) 940-8800

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(1)	Proposed Maximum Aggregate Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Asset Backed Securities	$10,963,490,000	100%	$10,963,490,000	$781,696.84	(3)

(1)         This Registration Statement also relates to market-making transactions that may be made by Ford Motor Credit Company LLC, an affiliate of the Registrant.

(2)         Estimated solely for the purpose of calculating the registration fee.

(3)          The Depositor as Registrant previously registered $22,000,000,000 of securities under Registration Statement Nos. 333-167489 filed on July 9, 2010, $10,963,490,000 of which remain unsold.  Pursuant to Rule 415(a)(6) of the Securities Act of 1933, the Registrant is including such unsold securities and the $781,696.84 of registration fees previously paid in connection with such unsold securities.  The Registrant is not required to pay any additional fee with respect to such unsold securities because the unsold securities (and associated fees) are being moved from such prior Registration Statement to this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment that specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

[Form of Prospectus Supplement]

This prospectus supplement and the prospectus are not complete and may be changed.  This prospectus supplement and the prospectus are not an offer to sell these securities and we are not seeking an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED

Prospectus Supplement to Prospectus dated

$

Ford Credit Auto Owner Trust           -

Issuing Entity or Trust

Ford Credit Auto Receivables Two LLC Depositor	Ford Motor Credit Company LLC Sponsor and Servicer

Before you purchase any notes, be sure you understand the structure and the risks.  You should review carefully the risk factors beginning on page S-[14] of this prospectus supplement and on page [7]of the prospectus.

The notes will be obligations of the issuing entity only and will not be obligations of or interests in the sponsor, the depositor or any of their affiliates.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

The trust will issue:

	Principal Amount	Interest Rate	Final Scheduled Payment Date
Class A-1 notes(1)	$	%
Class A-2a notes		%
[Class A-2b notes		one-month LIBOR + %]
Class A-3a notes		%
[Class A-3b notes		one-month LIBOR + %]
Class A-4a notes		%
[Class A-4b notes		one-month LIBOR + %]
Class B notes		%
Class C notes		%
Class D notes		%
Total	$

(1)   The Class A-1 notes are not being offered by this prospectus supplement or the prospectus.

•        The notes will be backed by a pool of car, light truck and utility vehicle receivables purchased by Ford Credit from dealers.

•        The trust will pay interest and principal on the notes on the 15th day of each month (or if not a business day, the next business day). The first payment date will be                   .  The trust will pay each class of notes in full on its final scheduled payment date (or, if not a business day, the next business day) if not paid in full prior to such date.

•        The trust will pay principal sequentially to each class of notes in order of seniority (starting with the Class A-1 notes) until each class is paid in full.

•   The credit enhancement for the notes will be a reserve account, subordination, overcollateralization and excess spread.

•   [The trust will enter into interest rate swaps to hedge the interest rate risk on the floating rate notes.]

The pricing terms of the offered notes are:

	Price to Public		Underwriting Discount		Proceeds to the Depositor(1)
Class A-2a notes		%		%		%
[Class A-2b notes		%		%		%]
Class A-3a notes		%		%		%
[Class A-3b notes		%		%		%]
Class A-4a notes		%		%		%
[Class A-4b notes		%		%		%]
Class B notes		%		%		%
Class C notes		%		%		%
Class D notes		%		%		%
Total	$		$		$

(1)         Before deducting expenses estimated to be $               and any selling concessions rebated to the depositor by any underwriter due to sales to affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

[NAMES OF UNDERWRITERS]

The date of this prospectus supplement is

READING THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This prospectus supplement and the prospectus provide information about Ford Credit Auto Owner Trust           -     and the terms of the notes to be issued by the trust.  You should only rely on information provided or referenced in this prospectus supplement and the prospectus.  Ford Credit has not authorized anyone to provide you with different information.

This prospectus supplement begins with the following brief introductory sections:

•                  Transaction Structure Diagram — illustrates the structure of this securitization transaction, including the credit enhancement available for the notes,

•                  Transaction Parties and Documents Diagram — illustrates the role that each transaction party and transaction document plays in this securitization transaction,

•                  Summary — describes the main terms of the notes, the cash flows in this securitization transaction and the credit enhancement available for the notes, and

•                  Risk Factors — describes the most significant risks of investing in the notes.

The other sections of this prospectus supplement contain more detailed descriptions of the notes and the structure of this securitization transaction.  Cross-references refer you to more detailed descriptions of a particular topic or related information elsewhere in this prospectus supplement or the prospectus.  The Table of Contents on the preceding page contains references to key topics.

An index of defined terms is at the end of this prospectus supplement and at the end of the prospectus.

FORWARD-LOOKING STATEMENTS

Any projections, expectations and estimates contained in this prospectus supplement are not purely historical in nature but are forward-looking statements based upon information and certain assumptions Ford Credit and the depositor consider reasonable, subject to uncertainties as to circumstances and events that have not as yet taken place and are subject to material variation.  Neither Ford Credit nor the depositor has any obligation to update or otherwise revise any forward-looking statements including changes in economic conditions, portfolio or asset pool performance or other circumstances or developments that may arise after the date of this prospectus supplement.

TRANSACTION STRUCTURE DIAGRAM

The following diagram provides a simplified overview of the structure of this securitization transaction and the credit enhancement available for the notes.  You should read this prospectus supplement and the prospectus in their entirety for a more detailed description of this securitization transaction.

(1)         The reserve account will be funded on the closing date at [      ]% of the initial pool balance.

(2)         Overcollateralization is the amount by which the pool balance or the adjusted pool balance exceeds the principal amount of the notes.  The “adjusted pool balance” is the pool balance reduced by the yield supplement overcollateralization amount.  Initially, the Class A, Class B and Class C notes will be approximately fully collateralized on an adjusted pool balance basis and together with the Class D notes will be undercollateralized by approximately [      ]% on an adjusted pool balance basis.

(3)         The targeted overcollateralization amount will adjust each period and is calculated as described under “Credit Enhancement — Overcollateralization” in this prospectus supplement.

(4)         The yield supplement overcollateralization amount is a component of the targeted overcollateralization amount and is calculated as described under “Credit Enhancement — Overcollateralization” in this prospectus supplement.

(5)        Excess spread is available, as a component of available funds, to make required principal payment on the notes and, as a result, provides a source of funds to absorb losses on the receivables and to increase overcollateralization until the targeted overcollateralization amount is reached.

(6)         [Each month on a net basis, the trust will make fixed rate payments on the notional amounts related to the floating rate notes and will receive floating rate payments on those notional amounts under the interest rate swaps.  For a more detailed description of the interest rate hedges, you should read “Description of the Interest Rate Hedges and the Hedge Counterparty” in this prospectus supplement.]

(7)         All notes other than the Class D notes benefit from subordination of more junior classes to more senior classes.  The subordination varies depending on whether interest or principal is being paid[, whether there is an interest rate hedge on a more senior class] and whether an event of default that results in acceleration has occurred.  For a more detailed description of subordination within this securitization transaction, you should read “Description of the Notes — Priority of Payments,” “— Post-Acceleration Priority of Payments” and “Credit Enhancement — Subordination” in this prospectus supplement.

(8)         All available funds remaining after payments in respect of the senior fees and expenses of the trust[, the senior payments to the hedge counterparty], the interest on the notes, any required priority principal payment and any required deposits in the reserve account, including the portion of such remaining available funds that constitutes excess spread, will be used, first, to pay principal of the Class A-1 notes until paid in full and, thereafter, to pay principal on the remaining notes until the targeted overcollateralization amount is reached.

(9)         The residual interest will be held initially by the depositor and represents the right to all funds not needed to make required payments on the notes, pay fees and expenses of the trust or make deposits in the reserve account.

TRANSACTION PARTIES AND DOCUMENTS DIAGRAM

The following diagram shows the role of each transaction party and the obligations that are governed by each transaction document in this securitization transaction.  Forms of the documents identified in this diagram are included as exhibits to the registration statement filed with the SEC that includes the prospectus.

SUMMARY

This summary describes the main terms of the issuance of and payments on the notes, the assets of the trust, the cash flows in this securitization transaction and the credit enhancement available for the notes.  It does not contain all of the information that you should consider in making your investment decision.  To understand fully the terms of the notes and the transaction structure, you should read this prospectus supplement, especially “Risk Factors” beginning on page S-[14], and the prospectus in their entirety.

Transaction Overview

The depositor will use the proceeds from the sale of the notes to purchase from Ford Credit a pool of retail installment sale contracts, or “receivables,” that were purchased by Ford Credit from motor vehicle dealers.  The trust will issue the notes to the depositor in exchange for the receivables on the closing date.  The depositor will sell the offered notes to the underwriters who will sell them to investors.

Transaction Parties

Sponsor, Servicer and Administrator

Ford Motor Credit Company LLC, or “Ford Credit”

Depositor

Ford Credit Auto Receivables Two LLC

Issuing Entity or Trust

Ford Credit Auto Owner Trust         -

Owner Trustee

U.S. Bank Trust National Association

Indenture Trustee

The Bank of New York Mellon

[Hedge Counterparty

                                ]

For more information about the transaction parties, you should read “Transaction Parties” in this prospectus supplement.

Closing Date

The trust expects to issue the notes on or about               , the “closing date.”

Cutoff Date

The trust will be entitled to collections on the receivables applied on or after             , the “cutoff date.”

Notes

The trust will issue the following classes of notes:

	Principal Amount	Interest Rate
Class A-1 notes(1)	$	%
Class A-2a notes	$	%
[Class A-2b notes	$	one-month LIBOR + %]
Class A-3a notes	$	%
[Class A-3b notes	$	one-month LIBOR + %]
Class A-4a notes	$	%
[Class A-4b notes	$	one-month LIBOR + %]
Class B notes	$	%
Class C notes	$	%
Class D notes	$	%

(1)         The Class A-1 notes are not being offered by this prospectus supplement or the prospectus.

The Class A-1, Class A-2a, [Class A-2b,] Class A-3a, [Class A-3b,] Class A-4a [and Class A-4b,] notes are collectively referred to as the “Class A notes.”  The Class A-2a, [Class A-2b,] Class A-3a, [Class A-3b,] Class A-4a, [Class A-4b,] Class B, Class C and Class D notes are being offered by this prospectus supplement and the prospectus and are collectively referred to as the “offered notes” and, together with the Class A-1 notes, the “notes.”

[The Class A-2b, Class A3b and Class A-4b notes are sometimes referred to as the “floating rate notes.” Each of (a) the Class A-2a notes and the Class A-2b notes, (b) the Class A-3a notes and the Class A-3b notes and (c) the Class A-4a notes and the Class A-4b notes, constitute a single class and have equal rights to payments of principal and interest.]

The depositor may initially retain some or all of the notes and will initially retain the residual interest in the trust.

Payment Dates

The trust will pay interest and principal on the notes on “payment dates” which will be the 15th day of each month (or, if not a business day, the next business day).  The first payment date will be             .

The notes, except the Class A-1 notes [and the floating rate notes], will accrue interest on a “30/360” basis from the 15th day of the preceding month to the 15th day of the current month (or from the closing date to               , for the first period).

The Class A-1 notes [and the floating rate notes] will accrue interest on an “actual/360” basis from the preceding payment date (or from the closing date, for the first period) to the following payment date.

The final scheduled payment date for each class of notes is listed below.  It is expected that each class of notes will be paid in full earlier than its final scheduled payment date.

Final Scheduled Payment Date
Class A-1 notes
Class A-2 notes
Class A-3 notes
Class A-4 notes
Class B notes
Class C notes
Class D notes

For a more detailed description of the payment of interest and principal on each payment date, you should read “Description of the Notes — Payments of Interest” and “— Payments of Principal” in this prospectus supplement.

[Calculation Agent

The “calculation agent” will be the indenture trustee.  The calculation agent will determine LIBOR and calculate the interest rate for the floating rate notes.]

Optional Redemption or “Clean Up Call” Option

The servicer will have a “clean up call” option to purchase all of the receivables on any payment date that the pool balance is [5][10]% or less of the initial pool balance.  The servicer may exercise its clean up call option only if the purchase price for the receivables will be sufficient to pay in full the notes and all fees and expenses of the trust.  Upon the servicer’s exercise of its clean up call option, the notes will be redeemed and paid in full.

For more information about optional redemption, you should read “Description of the Notes — Optional Redemption or ‘Clean Up Call’ Option” in this prospectus supplement.

Form and Minimum Denomination

The notes will be issued in book-entry form.  The offered notes will be available in minimum denominations of $1,000 and in multiples of $1,000.

Trust Assets

The trust assets will include:

•                  the receivables and collections on the receivables applied on or after the cutoff date,

•                  security interests in the financed vehicles,

•                  proceeds from claims on any insurance policies covering the financed vehicles or the obligors,

•                  rights to funds in the reserve account and the collection account, and

•                  rights under the transaction documents for the repurchase of ineligible receivables and purchase of servicer impaired receivables and servicer modified receivables.

Receivables

The receivables that will be sold to the trust are retail installment sale contracts secured by new and used cars, light trucks and utility vehicles.  As of the cutoff date, the aggregate principal balance of the receivables was $          , the “initial pool balance.”

Summary characteristics of the receivables as of the cutoff date:

Number of receivables
Average principal balance	$
Weighted average(1) APR		%
Weighted average(1) FICO® score(2)
Weighted average(1) remaining term	months
Weighted average(1) original term	months
Original term over 60 months(3)		%
Remaining term over 60 months(3)		%
Percentage new vehicle(3)		%
Percentage car(3)(4)		%
Percentage light truck(3)(4)		%
Percentage utility(3)(4)		%

(1)         Weighted averages are weighted by the principal balance of each receivable on the cutoff date.

(2)         This weighted average excludes receivables that have obligors who did not have FICO® scores because they (a) are not individuals and use financed vehicles for commercial purposes, or (b) are individuals with minimal or no recent credit history.

(3)         As a percentage of initial pool balance.

(4)         Car includes sedans, hatchbacks and coupes.  Light truck includes vans, minivans and light pick-up trucks.  Utility includes wagons, SUVs and cross-overs.  Non-Ford, Lincoln and Mercury vehicles are not categorized by Ford Credit and are excluded from these categories.

For more information about the characteristics of the receivables, you should read “Receivables — Composition of the Receivables” in this prospectus supplement.

Servicer

Ford Credit will be the servicer of the receivables.

The trust will pay the servicer a servicing fee on each payment date equal to 1/12 of 1% of the pool balance at the beginning of the preceding month.

For more information about the servicer, you should read “Transaction Parties — Servicer” in this prospectus supplement.

Priority of Payments

On each payment date, the trust will use available funds for the preceding month to make payments in the order of priority listed below.  Available funds will include all amounts collected on the receivables.  This priority will apply unless the notes are accelerated after an event of default:

(1)                     Trustee Fees and Expenses — to the indenture trustee and the owner trustee, all fees, expenses and indemnities due, and to or at the direction of the trust, any expenses of the trust, up to a maximum amount of $150,000 per year,

(2)                     Servicing Fee — to the servicer, the servicing fee,

(3)                     [Net Hedge Payments — ratably to the hedge counterparty, any net hedge payments due,]

(4)                     [Hedge Termination Payments — to the hedge counterparty, senior hedge termination payments due to the hedge counterparty,]

(5)                     Class A Note Interest — to the Class A noteholders, interest due on the Class A notes, pro rata based on the principal amount of the Class A notes,

(6)                     First Priority Principal Payment — to the Class A noteholders, sequentially by class, the amount equal to the excess of (a) the principal amount of the Class A notes, over (b) the adjusted pool balance,

(7)                     Class B Note Interest — to the Class B noteholders, interest due on the Class B notes,

(8)                     Second Priority Principal Payment — to the Class A and Class B noteholders, sequentially by class, the amount equal to the excess of (a) the principal amount of the Class A and Class B notes, over (b) the adjusted pool balance, which amount will be reduced by any first priority principal payment on that payment date,

(9)                     Class C Note Interest — to the Class C noteholders, interest due on the Class C notes,

(10)              Third Priority Principal Payment — to the Class A, Class B and Class C noteholders, sequentially by class, the amount equal to the excess of (a) the principal amount of the Class A, Class B and Class C notes, over (b) the adjusted pool balance, which amount will be reduced by any first and second priority principal payments on that payment date,

(11)              Class D Note Interest — to the Class D noteholders, interest due on the Class D notes,

(12)              Reserve Account — to the reserve account, the amount, if any, required to replenish the reserve account to its original balance, unless such payment date is on or after the final scheduled payment date for the Class D notes,

(13)              Regular Principal Payment — to the noteholders, sequentially by class, the amount equal to the greater of (a) the principal amount of the Class A-1 notes and (b) the excess of the principal amount of the notes over an amount equal to the pool balance minus the targeted overcollateralization amount, which amount will be reduced by any first, second and third priority principal payments on that payment date),

(14)              [Subordinated Hedge Termination Payments — to the hedge counterparty, any hedge termination payments due to the hedge counterparty to the extent not paid in (4) above,]

(15)              Additional Fees and Expenses — to the indenture trustee, the owner trustee and the trust, all amounts due to the extent not paid in (1) above, and

(16)              Residual Interest — to the holder of the residual interest in the trust, all remaining available funds.

The trust will not pay principal on any class of notes until the principal amounts of all more senior classes of notes are paid in full.

For a more detailed description of the priority of payments on each payment date, you should read “Description of the Notes — Priority of Payments” in this prospectus supplement.  For a more detailed description of the targeted overcollateralization amount and how it is used to determine the principal payable on the notes, you should read “Credit Enhancement — Overcollateralization” in this prospectus supplement.

Credit Enhancement

Credit enhancement provides protection for the notes against losses on the receivables and potential shortfalls in the amount of cash available to the trust to make required payments.  If the credit enhancement is not sufficient to cover all amounts payable on the notes, notes having a later final scheduled payment date will bear a greater risk of loss than notes having an earlier final scheduled payment date.

The following credit enhancement will be available to the trust.

Reserve Account

On the closing date, the depositor will deposit $             in the reserve account, which is [      ]% of the initial pool balance.

If collections on the receivables and certain other amounts are insufficient to cover the fees and expenses of the trust, including interest payments and any priority principal payments on the notes [and payments to the hedge counterparty], the indenture trustee will withdraw funds from the reserve account to cover the shortfall and treat such amount as available funds.  The indenture trustee also will withdraw funds from the reserve account to the extent needed to pay any class of notes in full on its final scheduled payment date or to pay the notes following an event of default and acceleration of the notes.

If amounts are withdrawn from the reserve account, they will be replenished to the extent of available funds on subsequent payment dates occurring prior to the final scheduled payment date for the Class D notes after all higher priority payments are made.

For more information about the reserve account, you should read “Credit Enhancement — Reserve Account” in this prospectus supplement.

Subordination

The trust will pay interest to all classes of the Class A notes and then will pay interest sequentially to the remaining classes of notes in order of seniority.  The trust will not pay interest on the Class B, Class C or Class D notes until all interest due on the Class A notes is paid in full.

The trust will pay principal sequentially to each class of notes in order of seniority (beginning with the Class A-1 notes).  The trust will not pay principal on any class of notes until the principal amounts of all more senior classes of notes are paid in full.

In addition, if a priority principal payment is required on any payment date, the trust will pay principal to the most senior class of notes outstanding prior to the payment of interest on the affected subordinated notes on that payment date.

For a more detailed description of the priority of payments, including changes to the priority after an event of default and acceleration of the notes, you should read “Description of the Notes — Priority of Payments,” “— Post-Acceleration Priority of Payments” and “Credit Enhancement — Subordination” in this prospectus supplement.

Overcollateralization

Overcollateralization is the amount by which the pool balance exceeds the principal amount of the notes.  Overcollateralization means there will be additional receivables generating collections that will be available to cover losses on the receivables and shortfalls in interest collections due to any low-APR receivables.  The initial amount of overcollateralization for the notes will be $           or           % of the initial pool balance.

Overcollateralization may also be expressed as a percentage of the “adjusted pool balance,” which is the pool balance less the yield supplement overcollateralization amount.  The adjusted pool balance as of the closing date will be approximately equal to the aggregate initial principal amount of the Class A, Class B and Class C notes.  On an adjusted pool balance basis, the initial amount of overcollateralization for the notes is actually negative, resulting in undercollateralization of approximately [      ]% of the adjusted pool balance, which is approximately the initial principal amount of the Class D notes.

This securitization transaction is structured to use all available funds remaining after payments in respect of the senior fees and expenses of the trust[, the senior payments to the hedge counterparty], the interest on the notes, any required priority principal payments and any required deposits in the reserve account, including the portion of such remaining available funds that constitutes excess spread, to make principal payments on the notes until the targeted overcollateralization amount is reached.  After reaching the targeted overcollateralization amount, the regular principal payment will be used to maintain the overcollateralization at the targeted level.  The targeted overcollateralization amount will adjust each month and generally will equal the sum of (a) the yield supplement overcollateralization amount for that month, plus (b) the excess, if any, of       % of the current pool balance over       % of the initial pool balance (the amount required to be on deposit in the reserve account).  When the pool balance has decreased to the point where       % of the current pool balance is equal to or less than       % of the initial pool balance, the targeted overcollateralization amount for each payment date will be the yield supplement overcollateralization amount for that payment date.  At that point, on an adjusted pool balance basis, the overcollateralization becomes zero.

For a more detailed description of the targeted overcollateralization amount, you should read “Credit Enhancement — Overcollateralization” in this prospectus supplement.

Yield Supplement Overcollateralization Amount

A substantial number of the receivables have an annual percentage rate or “APR” less than the highest interest rate paid on the notes.  To compensate for the low APRs on these receivables, the notes are structured with a type of overcollateralization known as yield supplement overcollateralization.  The “yield supplement overcollateralization amount” for each payment date approximates the present value of the amount by which future payments on receivables with APRs below a specified rate are less than future payments would be on such receivables if their APRs were equal to the specified rate.  The specified rate is set by the depositor at a level that will result in an amount of excess spread sufficient to obtain the required ratings on the notes and will at least equal the highest interest rate on the notes plus the servicing fee.  The yield supplement overcollateralization amount is included in the targeted overcollateralization amount for each payment date.

For a more detailed description of the calculation of the yield supplement overcollateralization amount and its effect on the payment of principal, you should read “Credit Enhancement —

Overcollateralization” in this prospectus supplement.

Excess Spread

For any payment date, excess spread is equal to the excess of (a) the sum of the interest collections and principal collections equal to the decline in the yield supplement overcollateralization amount from the preceding payment date (or the closing date, as applicable), over (b) the sum of the senior fees and expenses of the trust, [the senior payments to the hedge counterparty,] the interest on the notes and any required deposits in the reserve account.  Any excess spread will be applied on each payment date, as a component of available funds, to make principal payments on the Class A-1 notes until paid in full and then to make principal payments on the most senior class of notes to the extent necessary to reach the targeted overcollateralization amount.

In general, excess spread provides a source of funds to absorb losses on the receivables.  To the extent the amount of excess spread exceeds the amount of any losses, it is available to pay principal on the notes.  This causes the principal of the notes to be paid more rapidly than the principal of the receivables, which increases the overcollateralization as described under “Description of the Notes — Payments of Principal” in this prospectus supplement.

For a more detailed description of the use of excess spread as credit enhancement for your notes, you should read “Credit Enhancement — Overcollateralization” and “— Excess Spread” in this prospectus supplement.

Repurchases of Receivables

Ford Credit will make representations about the origination, characteristics and transfer of the receivables.  If a representation is later discovered to have been untrue and has a material adverse effect on any receivable then it was not eligible to be sold to the depositor or the trust.  Ford Credit must repurchase the ineligible receivable unless it cures the breach.  Similarly, if Ford Credit as servicer materially impairs any receivable, it must purchase the impaired receivable unless it cures the impairment.  In addition, Ford Credit as servicer will purchase a receivable from the trust if it makes certain modifications including if it grants payment extensions resulting in the final payment date of the receivable being later than the final scheduled payment date of the most junior class of notes issued by the related trust.  The servicer also will purchase a receivable if it modifies the amount financed or the APR of the receivable or rewrites or reschedules the contract to increase the number of originally scheduled payment due dates of the receivable.

For a more detailed description of the representations made about the receivables and the repurchase obligation if these representations are breached, you should read “Transfers of the Receivables” in this prospectus supplement.  For a more detailed description of servicer impaired and servicer modified receivables and the purchase obligation for these receivables, you should read “Servicing the Receivables and the Securitization Transaction — Servicer Modifications and Obligation to Purchase Certain Receivables” in the prospectus.

Controlling Class

Holders of the Controlling Class will control certain decisions regarding the trust, including whether to declare or waive events of default and servicer termination events, or accelerate the notes, cause a sale of the receivables or direct the indenture trustee to exercise other remedies following an event of default.  Holders of notes that are not part of the Controlling Class will not have these rights.

The “Controlling Class” will be the outstanding classes of the Class A notes, voting as a single class, as long as any Class A notes are outstanding.  After the Class A notes are paid in full, the most senior class of notes outstanding will be the Controlling Class.

[Interest Rate Hedges and Hedge Counterparty

The trust will enter into interest rate swaps to hedge the interest rate risks relating to the floating rate notes.  The initial notional amounts of the interest rate swaps will equal the principal amounts of the floating rate notes on the closing date.

will be the hedge counterparty under the interest rate hedges for each class of floating rate notes.

The hedge counterparty may transfer or assign its rights and obligations under the interest rate hedges only if it has received rating agency confirmation or has provided prior notice to the rating agencies as required by the interest rate hedges.

For a more detailed description of the interest rate hedges and the hedge counterparty, you should read “Description of the Interest Rate Hedges and the Hedge Counterparty” in this prospectus supplement.]

Ratings

The depositor expects that the notes will receive credit ratings from [    ] nationally recognized statistical rating organizations, or “rating agencies.”

The ratings of the notes will reflect the likelihood of the timely payment of interest on, and the ultimate payment of principal of, the notes according to their terms.  Each rating agency rating the notes will monitor the ratings using its normal surveillance procedures.  Any rating agency may change or withdraw an assigned rating at any time.  Any rating action taken by one rating agency may not necessarily be taken by the other rating agency.  No transaction party will be responsible for monitoring any changes to the ratings on the notes.

Tax Status

If you purchase a note, you agree by your purchase that you will treat your note as debt for U.S. federal, state and local income and franchise tax purposes.

will deliver its opinion that, for U.S. federal income tax purposes:

•                  the notes will be treated as debt, and

•                  the trust will not be classified as an association or publicly traded partnership taxable as a corporation.

For more information about the application of U.S. federal, state and local tax laws, you should read “Tax Considerations” in this prospectus supplement and in the prospectus.

ERISA Considerations

The notes generally will be eligible for purchase by employee benefit plans.

For more information about the treatment of the notes under ERISA, you should read “ERISA Considerations” in this prospectus supplement and in the prospectus.

Contact Information for the Depositor

Ford Credit Auto Receivables Two LLC
c/o Ford Motor Credit Company LLC
c/o Ford Motor Company
World Headquarters, Suite 801-C1
One American Road
Dearborn, Michigan 48126
Attention:  Ford Credit SPE Management Office
Telephone number:  (313) 594-3495
Fax number:  (313) 390-4133

Contact Information for the Servicer

Ford Motor Credit Company LLC
c/o Ford Motor Company
World Headquarters, Suite 801-C1
One American Road
Dearborn, Michigan 48126
Attention:  Securitization Operations Supervisor
Telephone number:  (313) 206-5899
Fax number:  (313) 390-4133
Website:  www.fordcredit.com

CUSIP Numbers

CUSIP
Class A-2a notes
[Class A-2b notes]
Class A-3a notes
[Class A-3b notes]
Class A-4a notes
[Class A-4b notes]
Class B notes
Class C notes
Class D notes

RISK FACTORS

In addition to the risk factors starting on page [7] of the prospectus, you should consider the following risk factors in deciding whether to purchase any of the notes.

The Class B, Class C and Class D notes will be subject to greater risk because of subordination

The Class B notes will bear greater risk than the Class A notes because no interest will be paid on the Class B notes until all interest on the Class A notes [and all payments due to the hedge counterparty (other than certain subordinated hedge termination payments)] [is][are] paid in full, and no principal will be paid on the Class B notes until the principal amount of the Class A notes is paid in full. The Class C and Class D notes bear even greater risk because of similar subordination to all more senior classes of notes.

An event of default and acceleration of the notes may result in earlier than expected payment of your notes or losses on your notes

An event of default may result in an acceleration of payments on your notes. You will suffer losses if collections on the receivables and the proceeds of any sale of receivables are insufficient to pay the amounts owed on your notes [and any payments due to the hedge counterparty]. If your notes are paid earlier than expected, you may not be able to reinvest the principal at a rate of return that is equal to or greater than the rate of return on your notes. If the notes are accelerated after an event of default, the trust will not pay interest or principal on any notes that are not part of the Controlling Class until all interest and principal on the notes of the Controlling Class [and any payments due to the hedge counterparty for the Controlling Class (other than certain subordinated hedge termination payments)] are paid in full.

For a more detailed description of events of default and acceleration of the notes, you should read “Description of the Notes — Events of Default and Acceleration” in this prospectus supplement and “Description of the Notes — Events of Default and Remedies” in the prospectus. For a more detailed description of the change in the priority of payments following certain events of default and acceleration of the notes, you should read “Description of the Notes — Priority of Payments” and “— Post-Acceleration Priority of Payments” in this prospectus supplement.

Overcollateralization may not increase as expected

The overcollateralization is expected to increase to the targeted overcollateralization amount as excess spread is used to pay principal of the notes in an amount greater than the decrease in the pool balance from the amortization of the receivables. There can be no assurance that the targeted overcollateralization amount will be reached or maintained, or that the receivables will generate sufficient collections to pay your notes in full.

For a more detailed description of overcollateralization as a form of credit enhancement for your notes, you should read “Credit Enhancement — Overcollateralization” in this prospectus supplement.

The Class D notes will be undercollateralized on the closing date

The initial principal balance of the Class D notes will be approximately [      ]% of the adjusted pool balance on the cutoff date. On the closing date, the aggregate principal balance of the Class A, Class B and Class C notes will be approximately 100% of the adjusted pool balance. Thus, because the Class D notes are subordinate to the other classes of notes, on an adjusted pool balance basis there will be no receivables supporting the Class D notes on the closing date. Although overcollateralization is expected to increase to the targeted overcollateralization amount, there can be no assurance as to when or whether such targeted level of overcollateralization will be achieved or maintained.

Excessive prepayments and defaults on the higher APR receivables may adversely impact your notes

Some of the receivables will have APRs that are less than the interest rate on your notes plus various fees. Payments on receivables with higher APRs help compensate for the reduced payments made on receivables with lower APRs. Excessive prepayments and defaults on the higher APR receivables may adversely impact your notes by reducing the amounts available to make interest and principal payments on your notes.

Geographic concentration may result in more risk to you

As of the cutoff date, the billing addresses of the obligors of the receivables were concentrated in              (      %),              (      %),              (      %) and              (      %). No other state constituted more than 5% of the initial pool balance. Economic conditions or other factors affecting these states in particular could adversely impact the delinquency, credit loss or repossession experience of the trust and could result in delays in payments or losses on your notes.

[Risks associated with the interest rate hedges

The trust will enter into an interest rate swap with a hedge counterparty to hedge the interest rate risk relating to the floating rate notes because the receivables owned by the trust bear interest at fixed rates while the floating rate notes will bear interest at a floating rate.

If the floating rate payable by the hedge counterparty under an interest rate swap is substantially greater than the fixed rate payable by the trust, the trust will be more dependent on receiving payments from the hedge counterparty in order to make interest payments on the notes without using amounts that would otherwise be used to pay principal on the notes.

If the floating rate payable by the hedge counterparty under an interest rate swap is less than the fixed rate payable by the trust, the trust will be obligated to make payments to the hedge counterparty. The amount payable to the hedge counterparty may rank higher in priority than payments on your notes.

If the hedge counterparty fails to make any payments required under an interest rate hedge when due, payments on your notes may be reduced or delayed.

An interest rate hedge generally may not be terminated except upon the failure of either party to make payments when due, the insolvency of either party, illegality, an occurrence of an Event of Default that result in acceleration of the notes and liquidation of the pool of receivables, the making of an amendment to the transaction documents that adversely affects the hedge counterparty without its consent, or the failure of the hedge counterparty to post collateral, assign the interest rate hedge to an eligible substitute counterparty or take other remedial action if the hedge counterparty’s credit ratings drop below the levels set forth in the rating agency’s criteria sufficient, in each case, to maintain the then-current ratings of the classes of notes. Upon termination of an interest rate swap, a termination payment may be due to the trust or due to the hedge counterparty. Any such termination payment could be substantial if market interest rates and other conditions have changed materially. To the extent not paid by a replacement hedge counterparty, any termination payments will be paid by the trust from funds available for such purpose, and payments on your notes may be reduced or delayed.

If a hedge counterparty’s credit rating drops below the levels set forth in a rating agency’s criteria and a termination event occurs under the interest rate hedges because the hedge counterparty fails to take one of the required corrective actions, that rating agency may place its ratings on the notes on watch or reduce or withdraw its ratings if the trust does not declare a termination event and replace the hedge counterparty. In these circumstances, ratings on both fixed rate notes and floating rate notes could be affected.

If the hedge counterparty fails to make a termination payment owed to the trust, the trust may not be able to enter into a replacement interest rate hedge. If the trust has floating rate notes outstanding and does not have an interest rate hedge in place for that floating rate exposure, the amount available to pay principal and interest on your notes may be reduced or delayed.]

Financial market disruptions and a lack of liquidity in the secondary market could adversely affect the market value of your notes and/or limit your ability to resell your notes

Over the past several years, major disruptions in the global financial markets caused a significant reduction in liquidity in the secondary market for asset-backed securities. While some conditions in the financial markets and the secondary markets have improved, volatility remains due to several factors, including the uncertainty surrounding the level and sustainability of the sovereign debt of several European countries and the possible breakup of the eurozone, and there can be no assurance that future events will not occur that could have an adverse effect on the liquidity of the secondary market. If the lack of liquidity in the secondary market reoccurs, it could adversely affect the market value of your notes and/or limit your ability to resell your notes.

For more information about how illiquidity may impact your ability to resell your notes, you should read “Risk Factors — The absence of a secondary market for your notes could limit your ability to resell them” in the prospectus.

[The continuing economic downturn may adversely affect the performance of the receivables, which could result in losses on your notes

Over the past several years, the United States has been experiencing a severe economic downturn that at certain times adversely affected the performance of the receivables in Ford Credit’s portfolio. During this downturn, high unemployment and a lack of availability of credit led to increased delinquency and default rates by obligors and decreased consumer demand for cars, trucks and utility vehicles. In addition, during certain periods of the economic downturn there were reduced used vehicle prices, which increased the amount of losses on defaulted receivables. While certain economic factors, such as the availability of credit, consumer demand and used vehicle prices have improved, other factors, such as unemployment, have not yet improved materially. If the economic downturn worsens or continues for a prolonged period of time, delinquencies and losses on the receivables could increase, which could result in losses on your notes.

For more information about the delinquency, repossession and credit loss experience for Ford Credit’s portfolio of U.S. retail installment sales contracts, you should read “Transaction Parties — Servicer — Delinquency, Repossession and Credit Loss Experience” in this prospectus supplement.]

A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, could adversely affect the market value of your notes and/or limit your ability to resell your notes

The ratings on the notes are not recommendations to purchase, hold or sell the notes and do not address market value or investor suitability. The ratings reflect each rating agency’s assessment of the future performance of the receivables, the credit enhancement on the notes and the likelihood of repayment of the notes. There can be no assurance that the notes will perform as expected or that the ratings will not be reduced, withdrawn or qualified in the future as a result of a change of circumstances, deterioration in the performance of the receivables, errors in analysis or otherwise. None of the depositor, the sponsor or any of their affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain any ratings on the notes. If the ratings on your notes are reduced, withdrawn or qualified, it could adversely affect the market value of your notes and/or limit your ability to resell your notes.

The sponsor has hired two rating agencies that are nationally recognized statistical rating organizations, or “NRSROs,” and will pay them a fee to assign ratings on the notes. The sponsor has not hired any other NRSRO to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes. However, under SEC rules, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each NRSRO in order to make it possible for non-hired NRSROs to assign unsolicited ratings on the notes. An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the sponsor, the depositor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus supplement. NRSROs, including the hired rating agencies, have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

You should make your own evaluation of the future performance of the notes and the receivables, the credit enhancement on the notes and the likelihood of repayment of the notes, and not rely solely on the ratings on the notes.

Federal financial regulatory reform could have an adverse impact on Ford Credit, the depositor or the trust

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” is extensive legislation that impacts financial institutions and other non-bank financial companies, such as Ford Credit. The Dodd-Frank Act created the Consumer Financial Protection Bureau, a new agency responsible for administering and enforcing the laws and regulations for consumer financial products and services. In addition, it will increase regulation of the securitization and derivatives markets. Many of the new requirements will be the subject of implementing regulations which have yet to be released. Until implementing regulations are issued, there can be no assurance that the new requirements will not have an adverse impact on the servicing of the receivables, on Ford Credit’s securitization programs or on the regulation and supervision of Ford Credit, the depositor or the trust.

For a discussion of the alternative liquidation framework established by the Dodd-Frank Act for certain non-bank financial companies, you should read “Risk Factors — Federal financial regulatory reform could have an adverse impact on Ford Credit, the depositor or the trust” and “Some Important Legal Considerations — The Dodd-Frank Act” in the prospectus.

Retention of any of the notes by the depositor or an affiliate of the depositor could adversely affect the market value of your notes and/or limit your ability to resell your notes

Some or all of one or more classes of the notes may be retained by the depositor or conveyed to an affiliate of the depositor. As a result, the market for such a retained class of notes may be less liquid than would otherwise be the case and, if any retained notes are subsequently sold in the secondary market, it could reduce demand for notes of that class already in the market, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

TRANSACTION PARTIES

The following information identifies certain transaction parties for this securitization transaction.  For a description of the other transaction parties, and a description of the rights and responsibilities of all transaction parties, you should read “Sponsor and Servicer,” “Depositor,” “Issuing Entity,” “Indenture Trustee” and “Owner Trustee” in the prospectus.

Depositor

The depositor is Ford Credit Auto Receivables Two LLC.  Ford Credit is the sole member of the depositor.

Issuing Entity

The issuing entity for this securitization transaction is Ford Credit Auto Owner Trust           -     .  The trust’s fiscal year is the calendar year.

On the closing date, the depositor will sell the receivables to the trust and make an initial deposit in the reserve account in exchange for the notes and the residual interest in the trust.  The following table shows the capitalization of the trust on the closing date after issuance of the notes.

Principal Amount
Class A-1 notes	$
Class A-2a notes
[Class A-2b notes]
Class A-3a notes
[Class A-3b notes]
Class A-4a notes
[Class A-4b notes]
Class B notes
Class C notes
Class D notes
Residual Interest — Initial Overcollateralization
Subtotal — Initial Pool Balance	$
Reserve Account
Total	$

Owner Trustee

U.S. Bank Trust National Association, or “U.S. Bank Trust,” a national banking association, acts as the “owner trustee” under the trust agreement.  U.S. Bank Trust is a national banking association and a wholly-owned subsidiary of U.S. Bank National Association, or “U.S. Bank,” the          largest commercial bank in the United States.  U.S. Bancorp, with total assets exceeding $                   as of                   , 20    , is the parent company of U.S. Bank.  As of                   , 20    , U.S. Bancorp served approximately                      customers and operated over              branch offices in      states.  A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses and institutions.

U.S. Bank Trust has provided owner trustee services since the year 2000.  As of                 , 20    , U.S. Bank Trust was acting as owner trustee with respect to over          issuances of securities.  This portfolio includes mortgage-backed and asset-backed securities.  U.S. Bank Trust has acted as owner trustee of auto-backed securities since the year 2000.  As of                   , 20    , U.S. Bank Trust was acting as owner trustee on        issuances of auto-backed securities.

For a description of the duties and responsibilities of the owner trustee, you should read “Owner Trustee” in the prospectus.

Indenture Trustee

The Bank of New York Mellon, a New York banking corporation, will act as the “indenture trustee” under the indenture.  Its principal corporate trust office is located at 101 Barclay Street, New York, New York 10286.  The Bank of New York Mellon has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of auto receivables.  The Bank of New York Mellon is one of the largest corporate trust providers of trust services on securitization transactions.

For a description of the duties and responsibilities of the indenture trustee, you should read “Indenture Trustee” in the prospectus.

Sponsor

Ford Credit is the sponsor of this securitization transaction and is responsible for structuring the transaction.  The receivables were purchased by Ford Credit from motor vehicle dealers in the ordinary course of Ford Credit’s business.

Ford Credit’s origination and purchasing policies focus on supporting the sale of new Ford vehicles. The number of contracts purchased by Ford Credit is correlated to Ford vehicle sales and is influenced by market conditions and competitive pressures.  A substantial percentage of the contracts purchased by Ford Credit are originated under Ford-sponsored vehicle marketing incentive programs.  As a result, changes in origination volumes and the types of contracts purchased are caused primarily by changes in sales of Ford vehicles and changes in Ford-sponsored marketing programs.  The relative cost and availability of funding sources also impact Ford Credit’s willingness to purchase certain retail installment sale contracts and Ford Credit may limit purchases of certain types of contracts for risk management purposes.

The following table contains information about the retail installment sale contracts purchased by Ford Credit from motor vehicle dealers during each of the periods indicated.

Originations Characteristics

	Months Ended ,		Year Ended December 31,
	20	20	20	20	20	20	20
Number of receivables originated
Aggregate original principal balance (in millions)		$	$	$	$	$	$
Weighted average(1) original term (in months)
Weighted average(1) FICO® score at origination(2)
Subvened receivables(3)

(1)         Weighted averages are weighted by the original principal balance of each receivable.

(2)         This weighted average excludes receivables that have obligors who do not have FICO® scores because they (a) are not individuals and use financed vehicles for commercial purposes, or (b) are individuals with minimal or no recent credit history.

For a description of FICO® scores, you should read “Sponsor and Servicer — Origination, Purchasing and Underwriting” in the prospectus.

(3)         As a percent of the original principal balance of contracts purchased during the period.

[Ford marketing programs offer either cash rebates or subvened financing through which Ford uses its marketing funds to provide low-APR financing for customers.  Ford’s marketing programs typically offer customers a choice between cash rebates and subvened financing, and the customer’s choice changes the proportion of subvened receivables purchased by Ford Credit. The relative attractiveness to customers of a cash rebate or subvened financing depends on a number of factors including the amount of the cash rebate, the amount of the subvention and the availability in the market of low rate financing for the customer.  The combination of these factors can lead to increases in subvened financing when the Ford-sponsored marketing programs emphasize low rate financing.  The combination of these factors can also lead to a decrease in subvened financing, such as beginning in 2012, when the availability in the market of low rate financing caused more high quality customers to select the Ford cash rebate over subvened financing and the principal balance of subvened receivables as a percentage of all contracts purchased decreased to approximately 35% for the year and dipped as low as 28% in the fourth quarter.  Many of those customers chose to finance with Ford Credit in order to receive cash rebates that were only available with Ford Credit financing.  Subvened financing decreased further to 24% in the first quarter of 2013, but has increased in the second quarter of 2013 as Ford-sponsored marketing programs began to emphasize low rate financing.

As a result of Ford Credit’s expanded eligibility for 72-month financing combined with Ford-sponsored marketing programs and strong market demand for 72-month financing, 72-month contracts represent approximately 35% to 43% of the principal balance of contracts purchased during the periods covered in the table above.

During the periods covered in the table above, contracts to finance the purchase of used vehicles represented approximately 11% to 19% of the principal balance of contracts purchased each year.  This includes certified pre-owned vehicles that have been about half of the principal balance of used vehicle contracts but have increased since 2011 and were over 60% in the first half of 2013.  The increase in the percentage of contracts to finance the purchase of certified pre-owned vehicles is the result of changes to Ford-sponsored marketing programs that incentivize dealers to sell certified pre-owned vehicles.  Used vehicle contracts increased to approximately 25% of the principal balance of contracts purchased in late 2008 and early 2009 due to the sharp decline in Ford’s new vehicle sales and a decrease in competition from other finance sources for used vehicle contracts.  Since the second quarter of 2009, as Ford’s new vehicle sales increased, the percentage of used vehicle contracts decreased to approximately 10% to 13%.

Some of the retail contracts purchased by Ford Credit are for customers who are either business entities or individuals who use the financed vehicles for commercial purposes.  During the periods covered in the table above, commercial vehicle financing accounted for 10% to 20% of the principal balance of contracts purchased.  Each year since 2009, commercial contracts have increased as a percentage of the principal balance of contracts purchased as certain macroeconomic factors such as new home construction have improved leading to an increase in commercial vehicle financing.]

Material Changes to Origination, Purchasing and Underwriting Policies and Procedures

[As part of its regular cycle plan, Ford Credit launched new origination scorecards for both commercial and consumer credit applications in the second quarter and third quarter of 2008, respectively, and a business entity’s commercial credit risk score, if available, was added as a new variable in the origination scorecards for commercial credit applications.  In April 2009, Ford Credit adjusted its consumer and commercial origination scorecards to more accurately reflect portfolio performance and macroeconomic conditions.  In April 2010, a new scorecard for commercial lines of credit was launched to improve the performance and accuracy of the scoring model.  As part of its regular cycle plan, Ford Credit launched new origination scorecards for consumer credit applicants in July 2010, for commercial credit applicants in November 2011 and for commercial line of credit applicants in May 2012.  In October 2012, Ford Credit adjusted its consumer and commercial origination scorecards to more accurately reflect portfolio performance and macroeconomic conditions.

In April 2011, Ford Credit began using FICO® scores known as “FICO® 8” after determining that the new FICO® scores improved the performance of its origination scoring models.  Although the FICO® score of individual obligors may be different using FICO® 8, Ford Credit believes that the average FICO® score of the contracts it purchases will not change materially as a result of its use of FICO® 8.

In the third quarter of 2008, Ford Credit adopted a more conservative electronic decisioning strategy that reduced the percentage of applications approved through the electronic process.  Since 2009, the percentage of applications approved through the electronic process has generally increased due to improved credit quality of applicants and regular updates to and expansion of the electronic decisioning strategy.

In July 2009, Ford Credit completed a restructuring of its operations to meet changing business conditions, including the decline in its retail installment sale contract portfolio.  The restructuring included the consolidation of its origination operations into four of its existing business centers in order to achieve cost effectiveness consistent with its smaller portfolio of retail installment sale contracts.

In October 2009, Ford Credit completed the consolidation of its underwriting for commercial customers and support for commercial line of credit customers into two of its business centers to improve process consistency and leverage the skills of personnel with commercial expertise.  In March 2012, to improve efficiencies and align its commercial originations processes, Ford Credit moved all of its commercial contract purchasing functions into the two business center locations responsible for underwriting commercial customers.]

For more information about Ford Credit’s origination and underwriting policies and procedures, you should read “Sponsor and Servicer — Origination, Purchasing and Underwriting” in the prospectus.

Repurchases of Receivables — Prior Securitized Pools

The transaction documents for prior securitizations of retail installment sale contracts sponsored by Ford Credit contain covenants requiring the repurchase of an underlying receivable for the breach of a representation or warranty.  In the past year, [none of Ford Credit, the depositor, the indenture trustee or the owner trustee received a demand to repurchase any receivable underlying any such prior securitization transactions, and there was no activity with respect to any demand made prior to such period].  Ford Credit, as securitizer, discloses all fulfilled and unfulfilled repurchase requests for receivables that were the subject of a demand to repurchase on SEC Form ABS-15G.  Ford Credit filed its most recent Form ABS-15G with the SEC on                       .  Ford Credit’s CIK number is 0000038009.

For more information on obtaining a copy of the report, you should read “Where You Can Find More Information” in the prospectus.

Static Pool Information—Prior Securitized Pools

Static pool information about prior pools of retail installment sale contracts that were securitized by Ford Credit is in Annex A to this prospectus supplement.  The information in Annex A consists of cumulative losses, prepayments and delinquency data for the prior securitized pools and summary information about the original characteristics of the prior pools.  Information about pools that were securitized before January 1, 2006 will not be deemed to be part of the prospectus, this prospectus supplement or the registration statement that includes the prospectus.  No assurance can be made that the loss, prepayment or delinquency experience of a particular pool of retail installment sale contracts will be similar to the information shown in Annex A for prior securitized pools of retail installment sale contracts.

Servicer

Ford Credit will be the servicer of the receivables for this securitization transaction.  Ford Credit will be responsible for all servicing functions, except that the indenture trustee will be responsible for making payments to the noteholders based on information and calculations provided by the servicer.

The following table shows Ford Credit’s delinquency, repossession and credit loss experience for its portfolio of retail installment sale contracts.  The table includes contracts sold in securitizations and other transactions that Ford Credit continues to service.  Delinquency, repossession or credit loss experience may be influenced by a variety of economic, social, geographic and other factors beyond the control of Ford Credit.  No assurance can be made that the delinquency, repossession or credit loss experience of a particular pool of retail installment sale contracts will be similar to the historical experience shown below or that any trends shown in the table will continue for any period.

From midyear 2008 through 2009, repossessions increased due to the effects of unfavorable macroeconomic conditions, including high unemployment which contributed to an increase in both personal bankruptcy filings and customers who voluntarily surrendered their vehicles to Ford Credit.  Starting in 2009, aggregate net losses decreased reflecting lower loss severity and fewer contracts charged off before stabilizing in the second half of 2012.  Net losses as a percentage of average portfolio outstanding increased in 2009, reflecting a combination of lower average receivables balances and higher repossessions.  From 2010 to 2012, net losses as a percentage of average portfolio outstanding decreased, primarily due to fewer contracts charged off and lower loss severity resulting from improved auction values.  Average net loss on contracts charged off was high in 2008, primarily due to lower auction values in the used vehicle market and an increase in the amount financed on contracts due to the number of trucks and full-size SUVs in the portfolio and changes in portfolio composition, including a higher number of 72-month contracts.  The decline in average net loss on contracts charged off, which began in 2009 and continued through 2012, was primarily due to higher auction values for used vehicles.  In the first quarter of 2013, average net loss on contracts charged off increased primarily due to lower recoveries during the quarter, lower auction values for used vehicles, especially luxury vehicles and vehicles with more expensive option packages, and lower average number of months in the portfolio prior to repossession as a result of the increase in the average portfolio outstanding.  Auction values remain variable and can be seasonal.

Delinquencies, repossessions and credit losses are shown as a percentage of Ford Credit’s portfolio of retail installment sale contracts.  Over the periods shown, the portfolio size increased as new contracts were originated and decreased as existing receivables were paid down or liquidated.  The delinquency, repossession and credit loss percentages for a particular pool of contracts originated in any period would differ from the portfolio experience shown in the following table.

Delinquency, Repossession and Credit Loss Experience

	Months Ended ,				Year Ended December 31,
	20		20		20		20		20		20		20
Average number of contracts outstanding(1)
Average portfolio outstanding (in millions)(2)	$		$		$		$		$		$		$

Delinquencies
Average number of delinquencies(3)
31 - 60 days
61 - 90 days
Over 90 days
Average number of delinquencies as a percentage of average number of contracts outstanding
31 - 60 days		%		%		%		%		%		%		%
61 - 90 days		%		%		%		%		%		%		%
Over 90 days		%		%		%		%		%		%		%

Repossessions and Credit Losses
Repossessions as a percentage of average number of contracts outstanding(4)		%		%		%		%		%		%		%
Aggregate net losses (in millions)(5)	$		$		$		$		$		$		$
Net losses as a percentage of average portfolio outstanding(4)		%		%		%		%		%		%		%
Net losses as a percentage of gross liquidations(6)		%		%		%		%		%		%		%
Number of contracts charged off
Number of contracts charged off as a percentage of average number of contracts outstanding(4)		%		%		%		%		%		%		%
Average net loss on contracts charged off	$		$		$		$		$		$		$

(1)         Average of the number of contracts outstanding at the beginning and end of each month in the period.

(2)         Average of the aggregate principal balance of contracts outstanding at the beginning and end of each month in the period.

(3)         Average of the number of contracts delinquent at the beginning and end of each month in the period.  The period of delinquency is the number of days that more than $49.99 of a scheduled monthly payment is past due, excluding accounts with bankrupt obligors.

(4)         For the non-annual periods, the percentages are annualized.

(5)         Net losses are equal to the aggregate balance (principal plus accrued finance and other charges) of all contracts that the servicer determined to be uncollectible in the period less any amounts received in the period on contracts charged off in the period or any prior periods.  Beginning in 2012, net losses excluded all external costs associated with repossession of the vehicle prior to charge off and included all external costs associated with the disposition of the vehicle after charge off.  Prior to 2012, net losses excluded all external costs associated with repossession and disposition of the vehicle prior to charge off and included all external costs associated with continued collection efforts or repossession and disposition of the vehicle after charge off.  An estimated loss is recorded at the time a vehicle is repossessed and this estimated loss is adjusted to reflect the actual loss after the vehicle is sold.  Realized losses for a securitized pool of contracts for any period are equal to the aggregate principal balance of all contracts that the servicer determined to be uncollectible in the period less any amounts received in the period on contracts charged off in the period or any prior periods.  In addition, realized losses for a securitized pool of contracts include all external costs associated with the repossession and disposition of the vehicles in that pool because the servicer is entitled to be reimbursed for these costs.  Therefore, realized losses for a securitized pool of contracts may be higher or lower than net losses for those contracts.

(6)         Gross liquidations are cash payments and charge offs that reduce the outstanding balance of a contract.

Material Changes to Servicing Policies and Procedures

[In the fourth quarter of 2008, Ford Credit consolidated its account services and vehicle liquidations operations into two business centers.  This consolidation was done to reduce variability and achieve greater efficiencies in these operations.

In July 2009, Ford Credit completed a restructuring of its operations to meet changing business conditions, including the decline in its retail installment sale contract portfolio.  As a part of the restructuring plan, Ford Credit converted two of its business centers to loss prevention specialty centers, leveraging the skills of its seasoned loss prevention teams to address increased delinquencies and manage portfolio losses.  In March 2011, Ford Credit completed a consolidation of one of its loss prevention specialty centers into an existing business center as the loss performance improved on its portfolios.  In March 2012, Ford Credit moved all of its commercial contract loss prevention collections into the two business center locations responsible for underwriting and purchasing commercial customers in order to leverage the commercial expertise of personnel in those locations.

As part of its regular cycle plan, in the first quarter of 2008 Ford Credit launched a new consumer behavior scoring model used to predict the probability that an account will default and adjusted this model in March 2009 to improve its performance.  Ford Credit launched a new consumer behavior scoring model again in the third quarter of 2011.  In the fourth quarter of 2009, Ford Credit launched a new commercial behavior scoring model for its commercial portfolio.  Ford Credit launched a new commercial behavior scoring model again in January 2013.

Consistent with its servicing practices, Ford Credit modified its collection efforts and increased its collection activities in response to the macroeconomic conditions that led to higher delinquencies in 2008 and 2009.  As delinquencies decreased since 2009, Ford Credit returned to a more typical level of collection activity.]

For more information about Ford Credit’s servicing policies and procedures, you should read “Sponsor and Servicer — Servicing and Collections” in the prospectus.

Ratings of the Servicer

As of the date of this prospectus supplement, Ford Credit’s senior unsecured debt ratings are:

	DBRS	Fitch	Moody’s	S&P
Short-term debt ratings
Long-term debt ratings
Outlook

Although the rating agencies have raised or indicated a more favorable outlook on Ford Credit’s debt ratings recently, the rating agencies had previously lowered Ford Credit’s debt ratings and may change the ratings or downgrade Ford Credit at any time.

Based on its present ratings, Ford Credit, as servicer, will be required to deposit collections on the receivables to the trust’s collection account within two business days of applying collections to the obligor’s account.

For more information about the deposit of collections, you should read “Servicing the Receivables and the Securitization Transaction — Deposit of Collections” in the prospectus.

Administrator

Ford Credit will be the administrator of the trust under an administration agreement. The administrator will provide notices on behalf of the trust and perform all administrative obligations of the trust under the transaction documents.

For a description of the duties and responsibilities of the administrator, you should read “Issuing Entity” in the prospectus.

RECEIVABLES

On the closing date, Ford Credit will sell the receivables to the depositor and the depositor will sell the receivables to the trust effective as of the cutoff date.  The trust will pledge the receivables to the indenture trustee to secure the notes.

Criteria for Selecting the Receivables

The receivables were randomly selected by Ford Credit from its U.S. portfolio of retail installment sale contracts that meet the selection criteria.  Ford Credit did not use selection procedures believed to be adverse to the noteholders in selecting the receivables from its portfolio of receivables that meet the selection criteria.  The selection criteria include that, as of the cutoff date, each receivable:

•                  is a simple interest receivable with level monthly payments,

•                  has an original term of not greater than 72 months,

•                  is secured by a car, light truck or utility vehicle,

•                  is currently not more than 30 days delinquent (Ford Credit considers a receivable delinquent if more than $49.99 of a scheduled payment is overdue), although it may have been more than 30 days delinquent in the past,

•                  has not been granted a payment extension or rewritten, and

•                  is not subject to a bankruptcy proceeding.

Ford Credit has changed its selection criteria for the securitization transactions included in Annex A over time to accommodate new financing products, increased vehicle pricing and changes in securitization market practices.  In June of 2005, Ford Credit changed its selection criteria to include receivables where no first payment has been applied (but the first payment is due within 30 days of the cutoff date), and with a current principal balance of not greater than $100,000, instead of $50,000.  Ford Credit’s portfolio of retail installment sale contracts available for this securitization program changes over time as a result of changes in Ford Credit’s origination, purchasing and underwriting policies, Ford marketing programs and Ford Credit’s sales of receivables in securitization and other funding transactions and programs, some of which may use different selection criteria than this program.

Review of Receivables

The depositor performed a review of the receivables designed and effected to provide reasonable assurance that the disclosures about the receivables in this prospectus supplement and the prospectus are accurate in all material respects.

For more information about this review, you should read “Depositor Review of Receivables” in this prospectus supplement.

Composition of the Receivables

The following tables show the characteristics or distributions of certain characteristics of the pool of receivables on the cutoff date.  The percentages in the tables below may not sum to 100.00% due to rounding.

Number of Receivables
Initial Pool Balance	$
Principal Balance:
Average	$
Highest	$
Lowest	$
Original Amount Financed:
Average	$
Highest	$
Lowest	$
Annual Percentage Rate (APR):
Weighted average(1)		%
Highest		%
Lowest		%
Original Term:
Weighted average(1)	months
Original term greater than 60 months (by principal balance)		%
Longest	months
Shortest	months
Remaining Term:
Weighted average(1)	months
Remaining term greater than 60 months (by principal balance)		%
Longest	months
Shortest	month
Scheduled Weighted Average Life(2)	years
Weighted Average Months After Origination (Seasoning)(1)	months
Financed Vehicle — New:
Aggregate principal balance	$
Percentage of initial pool balance		%
Financed Vehicle — Used:
Aggregate principal balance	$
Percentage of initial pool balance		%
Financed Vehicle — Car(3):
Aggregate principal balance	$
Percentage of initial pool balance		%
Financed Vehicle — Light Truck(3):
Aggregate principal balance	$
Percentage of initial pool balance		%
Financed Vehicle — Utility(3):
Aggregate principal balance	$
Percentage of initial pool balance		%
Credit Score:
Weighted average(1) FICO® score (4) at origination
Weighted average(1) FICO® score(4) at origination for receivables with original terms greater than 60 months

(1)         Weighted averages are weighted by the principal balance of each receivable on the cutoff date.

(2)         The weighted average life of the receivables is calculated by (a) multiplying the scheduled principal payments by the number of months from the cutoff date, (b) adding the results, (c) dividing the sum by 12 and (d) dividing the result by the initial pool balance, and based on the assumption that payments are due on the first day of the month, all receivables pay as scheduled, starting one month from the cutoff date, with no delays, defaults or prepayments.

(3)         Car includes sedans, hatchbacks and coupes.  Light truck includes vans, minivans and light pick-up trucks.  Utility includes wagons, SUVs and cross-overs.  Vehicles other than Ford, Lincoln and Mercury vehicles represent       % of the initial pool balance, are not categorized by Ford Credit and are excluded from these categories.

(4)         This weighted average excludes receivables representing       % of the initial pool balance that have obligors who did not have FICO® scores because they (a) are not individuals and use financed vehicles for commercial purposes, or (b) are individuals with minimal or no recent credit history.  For a description of FICO® scores, you should read “Sponsor and Servicer — Origination, Purchasing and Underwriting” in the prospectus.  There can be no assurance that FICO® scores will be an accurate predictor of the likelihood of repayment of the related receivable or that any obligor’s credit score would not be lower if obtained as of the cutoff date.

Distribution by Make, Model and Vehicle Type of the Receivables(1)

Make	Model	Vehicle Type	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool Balance
				$		%

Other
Total				$		%

(1)         The table shows models representing greater than 1.00% of initial pool balance.

Geographic Distribution of the Receivables on the Cutoff Date(1)

State	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool Balance
		$		%

Total		$		%

(1)         The table shows the states with concentrations greater than 3.00% of the initial pool balance based on the billing addresses of the obligors.

Distribution by FICO® Score of the Receivables(1)

FICO® Score(2) Range	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool Balance
Greater than 749		$		%
700 – 749
650 – 699
600 – 649
250 – 599
Commercial(3)
No FICO score(4)
Total		$		%

(1)         The table shows the distribution of the receivables by FICO® score of obligors on their origination dates.

(2)         For a description of FICO® scores, you should read “Sponsor and Servicer — Origination, Purchasing and Underwriting” in the prospectus.  There can be no assurance that FICO® scores will be an accurate predictor of the likelihood of repayment of the related receivable or that any obligor’s credit score would not be lower if obtained as of the cutoff date.

(3)         Represents receivables with obligors that are not individuals and that use financed vehicles for commercial purposes.  For a description of commercial accounts, you should read “Sponsor and Servicer — Commercial Accounts” in the prospectus.

(4)         Represents receivables with obligors who are individuals with minimal or no recent credit history.

Distribution by APR of the Receivables

APR Range	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool Balance
0.00 – 0.99%		$		%
1.00 – 1.99
2.00 – 2.99
3.00 – 3.99
4.00 – 4.99
5.00 – 5.99
6.00 – 6.99
7.00 – 7.99
8.00 – 8.99
9.00 – 9.99
10.00 – 10.99
11.00 – 11.99
12.00 – 12.99
13.00 – 13.99
14.00 – 14.99
15.00 – 15.99
16.00 – 16.99
17.00 – 17.99
18.00 – 18.99
19.00 – 19.99
20.00 – 24.99
25.00 – 29.99
Total		$		%

TRANSFERS OF THE RECEIVABLES

Representations About the Receivables

Ford Credit will make representations about the receivables to the depositor.  Generally, these representations relate to legal standards for origination and transfer of the receivables, terms of the contracts, and the security interest in the receivables.  Ford Credit also will represent that the receivables satisfy the selection criteria, including those described under “Receivables — Criteria for Selecting the Receivables” in this prospectus supplement.

In addition, Ford Credit will represent that:

•                  the receivables are enforceable payment obligations of the obligors and no obligor has asserted any right of rescission, setoff or defenses against the receivable,

•                  immediately before the sale of the receivables to the depositor, Ford Credit had good title to each receivable, free and clear of any liens not permitted by the transaction documents,

•                  it has a first priority perfected security interest or has commenced procedures that will result in the perfection of a first priority security interest in the related financed vehicles in favor of Ford Credit, and

•                  the receivables were originated and have been serviced in compliance with applicable laws in all material respects.

The depositor will make similar representations to the trust.  The depositor also will represent that the trust will own the receivables free and clear of any liens not permitted by the transaction documents and have a perfected security interest in the receivables following the transfer of the receivables by the depositor to the trust.

Obligation to Repurchase Ineligible Receivables Upon Breach

If any of the representations made by Ford Credit about a receivable was untrue when made, the receivable was not eligible to be sold to the depositor or the trust.  If Ford Credit has actual knowledge, or receives notice from the indenture trustee, that any representation made by Ford Credit was untrue when made and the breach has a material adverse effect on the receivable, Ford Credit will be allowed to cure the breach.  If Ford Credit fails to cure the breach in all material respects by the end of the second month following the month it learns of the breach, it must repurchase the receivable on or before the payment date following the end of the cure period.  Ford Credit must deposit in the collection account an amount equal to the remaining principal balance of the receivable plus 30 days of interest at the applicable APR.

The depositor will be subject to the same repurchase requirement if any of its representations about a receivable was untrue when made and the breach has a material adverse effect on the receivable.

Ford Credit and the depositor will be deemed to have actual knowledge of a breach if a designated employee of Ford or Ford Credit who is responsible for the securitization transaction, or a “responsible person,”  learns of the breach.  Ford Credit and the depositor will designate to the indenture trustee its responsible persons for this purpose.  A noteholder may obtain a list of responsible persons by request to the indenture trustee or the depositor.

These repurchase obligations for ineligible receivables will be the sole remedy of the trust, the indenture trustee and the noteholders for any losses resulting from a breach of the representations of Ford Credit or the depositor.  None of the indenture trustee, the owner trustee, the servicer or the depositor will have any duty to investigate whether any receivable may be an ineligible receivable.

MATURITY AND PREPAYMENT CONSIDERATIONS

General

The final scheduled payment date for each class of notes is listed on the cover of this prospectus supplement.  Ford Credit determined these dates (a) for the Class A-1 notes, by selecting the latest payment date falling within the 397-day period following the date of pricing of such notes, (b) for the Class A-2, Class A-3, Class A-4, Class B and Class C notes, by selecting the payment date that is three months or, for the Class A-4 notes, six months after the latest originally scheduled payment date calculated assuming all receivables pay as scheduled with no delays, defaults or prepayments and (c) for the Class D notes, by selecting the payment date that is six months after the last scheduled maturity date of the latest maturing receivable.  Ford Credit expects that the final payment of each class of notes will occur before its final scheduled payment date.  The final payment of any class of notes could occur significantly earlier (or could occur later) than such class’s final scheduled payment date because the rate of payment of principal of each class of notes depends primarily on the rate of payment (including prepayment) by the obligors on the receivables.

Higher than anticipated rates of prepayment and defaults on the receivables will cause principal to be paid to the noteholders faster than expected.  Noteholders will bear the risk of not being able to reinvest any principal repaid to you faster than expected at a rate of return that is equal to or greater than the rate of return on the notes.  In the case of notes purchased at a discount, noteholders should consider the risk that a slower than anticipated rate of prepayments on the receivables could result in an actual rate of return that is less than the anticipated rate of return.

In addition, higher rates of prepayments and defaults on high APR receivables will reduce the amount of interest collected on the receivables and result in lower excess spread on subsequent payment dates.

Weighted Average Life of the Notes

Prepayments on the receivables can be measured relative to a prepayment standard or model.  This securitization transaction uses the Absolute Prepayment Model commonly referred to as “ABS,” which uses an assumed rate of prepayment each month relative to the original number of receivables in a pool.  ABS assumes that all receivables are the same size and maturity and amortize at the same rate and that in each month each receivable will be paid as scheduled or be prepaid in full.  For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay in full each month.  ABS is not a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets.  Ford Credit intends to establish the interest rates for the notes based on their weighted average lives determined by assuming the receivables will prepay at a [1.4]% ABS rate.

The ABS tables below were prepared by (a) classifying the pool of receivables that will be sold to the trust into sub-pools based on APR, original term, and age, (b) determining a level monthly payment for each of the sub-pools that fully amortizes the pool by the end of its remaining term to maturity, assuming that each monthly payment is made on the last day of each month and each month has 30 days, and (c) making the following assumptions:

•                  each sub-pool prepays at the specified constant monthly ABS rate, and otherwise pays as scheduled with no delays, defaults or repurchases,

•                  payments on the notes are made on the 15th of each month, and

•                  the servicer exercises its clean up call option on the first payment date that the option is available.

The sub-pools used in this analysis are shown in the table below.

Pool	Aggregate Principal Balance	Weighted Average APR		Weighted Average Original Term (In Months)	Weighted Average Remaining Term (In Months)
1	$		%
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
Total	$

The results shown in the ABS tables should approximate the results that would be obtained if the analysis had been based on similar assumptions using the actual pool of receivables that will be sold to the trust, rather than on sub-pools.  The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS tables.  The ABS tables only give a general sense of how each class of notes may amortize at different assumed ABS rates with other assumptions held constant.  It is unlikely that the receivables will prepay at a constant ABS rate until maturity or that all of the receivables will prepay at the same ABS rate.  The diverse terms of the receivables could produce slower or faster prepayment rates for any payment date, including for payment dates early in the transaction, which would result in principal payments occurring earlier or later than indicated in the ABS tables.  Any difference between those assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the weighted average life and period during which principal is paid on each class of notes.

For a discussion of certain factors which may affect the rate of principal payments on the notes, you should read “Risk Factors — The timing of principal payments on your notes is uncertain” in the prospectus.

Percent of Initial Note Principal Amount at Various ABS Rates(1)

	Class A-1						Class A-2a[/Class A-2b]
Payment Date	0.00%	0.50%	1.00%	1.40%	1.70%	2.00%	0.00%	0.50%	1.00%	1.40%	1.70%	2.00%
Closing Date

Weighted Average Life to Call (years)(2)
Weighted Average Life to Maturity (years)

(1)         The numbers in this table, other than the weighted average life to maturity, were calculated based on the assumption that the servicer will exercise its clean up call option on the first payment date that the option is available.

(2)         The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

The ABS Tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the receivables that will differ from the actual characteristics and performance of the receivables.  You should be sure you understand these assumptions when reading the ABS Tables.

Percent of Initial Note Principal Amount at Various ABS Rates(1)

	Class A-3a[/Class A-3b]						Class A-4a[/Class A-4b]
Payment Date	0.00%	0.50%	1.00%	1.40%	1.70%	2.00%	0.00%	0.50%	1.00%	1.40%	1.70%	2.00%
Closing Date

Weighted Average Life to Call (years)(2)
Weighted Average Life to Maturity (years)

(1)         The numbers in this table, other than the weighted average life to maturity, were calculated based on the assumption that the servicer will exercise its clean up call option on the first payment date that the option is available.

(2)         The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

The ABS Tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the receivables that will differ from the actual characteristics and performance of the receivables.  You should be sure you understand these assumptions when reading the ABS Tables.

Percent of Initial Note Principal Amount at Various ABS Rates(1)

	Class B						Class C
Payment Date	0.00%	0.50%	1.00%	1.40%	1.70%	2.00%	0.00%	0.50%	1.00%	1.40%	1.70%	2.00%
Closing Date

Weighted Average Life to Call (years)(2)
Weighted Average Life to Maturity (years)

(1)         The numbers in this table, other than the weighted average life to maturity, were calculated based on the assumption that the servicer will exercise its clean up call option on the first payment date that the option is available.

(2)         The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

The ABS Tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the receivables that will differ from the actual characteristics and performance of the receivables.  You should be sure you understand these assumptions when reading the ABS Tables.

Percent of Initial Note Principal Amount at Various ABS Rates(1)

Class D
Payment Date	0.00%	0.50%	1.00%	1.40%	1.70%	2.00%
Closing Date

Weighted Average Life to Call (years)(2)
Weighted Average Life to Maturity (years)

(1)         The numbers in this table, other than the weighted average life to maturity, were calculated based on the assumption that the servicer will exercise its clean up call option on the first payment date that the option is available.

(2)         The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

The ABS Tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the receivables that will differ from the actual characteristics and performance of the receivables.  You should be sure you understand these assumptions when reading the ABS Tables.

DESCRIPTION OF THE NOTES

The trust will issue the notes under an indenture between the trust and the indenture trustee.  The following summary is not a complete description of all the provisions of the notes or the indenture.  For more information about the notes and the indenture, you should read “Description of the Notes” in the prospectus and the form of indenture that is included as an exhibit to the registration statement filed with the SEC that includes the prospectus.

Available Funds

Payments on the notes will be made from “Available Funds,” which for any payment date generally will be equal to collections on the receivables for the preceding month, amounts paid to the trust by the depositor or Ford Credit to repurchase ineligible receivables or by the servicer to purchase servicer impaired receivables or receivables modified by the servicer for the preceding month and amounts withdrawn from the reserve account.  For each month, “collections” generally will consist of (a) all principal and interest collected on the receivables and applied by the servicer during the period, (b) all amounts received under physical damage, credit life and disability insurance on the financed vehicles or obligors, (c) rebates of cancelled service contracts, insurance and similar products, (d) proceeds from the liquidation of financed vehicles, or “liquidation proceeds,” including net auction proceeds from the sale of repossessed vehicles and other amounts received on defaulted accounts, and (e) net recoveries on charged off accounts.

The following diagram shows the sources of Available Funds for each payment date.  Available Funds, including amounts withdrawn from the reserve account to cover shortfalls, are the only funds that will be used to make payments to the noteholders on each payment date.

Payments of Interest

Interest will accrue on the notes at the per annum interest rate for each class specified on the cover of this prospectus supplement and will be due and payable to the noteholders on each payment date.  Interest on the Class A-1 notes [and the floating rate notes] will accrue on an “actual/360” basis from the preceding payment date to the following payment date (or from the closing date to                   , for the first period).  Interest on all other classes of notes will accrue on a “30/360” basis from the 15th

day of the preceding month to the 15th day of the current month (or from the closing date to               , for the first period).

All interest that is due but not paid on any payment date will be due on the next payment date, together with interest on such unpaid amount at the applicable interest rate.  Failure to pay interest that is due on the Controlling Class that continues for five days will be an Event of Default.  Failure to pay interest that is due on any class of notes that is not part of the Controlling Class will not be an Event of Default.

The trust will make interest payments on the notes on each payment date from Available Funds.  Interest payments will not be made on any subordinated class of notes until all interest payments due on all more senior classes of notes [and any payments due to the hedge counterparty related to such class (other than certain subordinated hedge termination payments)] are paid in full.

If the amount of Available Funds, including the amount withdrawn from the reserve account, is insufficient to pay all interest due on any class of notes on any payment date, each holder of that class of notes will receive its pro rata share of the amount that is available.  Any priority principal payments on all more senior classes of notes will be made before the payment of interest due on the Class B, Class C or Class D notes.

For a more detailed description of the priority of payments made from Available Funds on each payment date, including priority payments of principal on senior classes of notes, you should read “— Priority of Payments” in this prospectus supplement.

If the notes are accelerated after an Event of Default, interest due on the Class B notes will not be paid until interest and principal on the Class A notes[ and any hedge payments (other than certain subordinated hedge termination payments)] are paid in full.  Thereafter, interest due on any subordinated classes of notes will not be paid until both interest and principal on all more senior classes of notes are paid in full.

For a more detailed description of the payment priorities following an acceleration of the notes, you should read “— Post-Acceleration Priority of Payments” in this prospectus supplement.

Payments of Principal

The trust will make principal payments on the notes on each payment date in the amounts described below.  Principal payments will be made sequentially to each class of notes in order of seniority, starting with the Class A-1 notes.  [Each of (a) the Class A-2a notes and the Class A-2b notes, (b) the Class A-3a and the Class A-3b notes and (c) the Class A-4a notes and the Class A-4b notes constitute a single class and have equal rights to payments of principal and interest.]  The trust will not make principal payments on any class of notes until the principal amounts of all more senior classes are paid in full.  The principal amount of each class of notes is expected to be repaid by that class’s final scheduled payment date.  On the final scheduled payment date for each class of notes, no interest will be paid on any subordinated class of notes until both interest and principal on the maturing class of notes are paid in full.  If the principal amount of any class of notes is not repaid in full by its final scheduled payment date, an Event of Default will occur and the principal amount of all classes of notes may be declared immediately due and payable.

The Class A-1 notes benefit from a “turbo” feature that will apply all Available Funds remaining after payment of the senior fees and expenses of the indenture trustee, the owner trustee and the trust, the servicing fee[, the payments due to the hedge counterparty (other than certain subordinated hedge termination payments)], the interest on the notes and any required deposits in the reserve account, including the portion of such remaining Available Funds that constitutes excess spread, to pay principal of the Class A-1 notes until paid in full.  After the Class A-1 notes have been paid in full, Available Funds remaining after payment of such amounts are applied to pay principal of the other classes of notes until the Targeted Overcollateralization Amount is reached before any funds will be distributed to the holder of the residual interest.

After the Targeted Overcollateralization Amount is reached, principal generally will be paid on the notes on each payment date in an amount equal to the excess of (a) the principal amount of the notes as of the end of the preceding payment date over (b) the excess of the pool balance as of the last day of the preceding month over the Targeted Overcollateralization Amount for the current payment date.  In other words, principal will be paid on the notes on each payment date in an amount equal to the decrease in the pool balance for the preceding month less the decrease in the Targeted Overcollateralization Amount for the current payment date, unless the actual amount of overcollateralization is greater than the Targeted Overcollateralization Amount.  All Available Funds, including collections of interest on the receivables, will be used to make these principal payments.

Unless a priority principal payment is required, principal will be paid to noteholders on each payment date only after all interest due on the notes is paid in full and any required deposit to the reserve fund is made.  Priority principal payments are required when the Adjusted Pool Balance is less than the principal amount of one or more classes of notes.  Priority principal payments are also required when any class of notes is not paid in full before its final scheduled payment date.  These priority principal payments will be made on all more senior classes of notes before payments of interest on subordinated classes of notes.  The “priority principal payments” for a payment date are:

•                  a “First Priority Principal Payment” payable to the Class A noteholders, equal to the excess of the principal amount of the Class A notes on the preceding payment date (after giving effect to payments on such date) over the Adjusted Pool Balance, except that on and after the final scheduled payment date for each class of Class A notes, this amount will equal the principal amount of that class of Class A notes until paid in full,

•                  a “Second Priority Principal Payment” payable to the Class A and Class B noteholders, equal to (1) the excess of the principal amount of the Class A and Class B notes on the preceding payment date (after giving effect to payments on such date) over the Adjusted Pool Balance, minus (2) the amount of any First Priority Principal Payment, except that on and after the final scheduled payment date for the Class B notes, this amount will equal the principal amount of the Class B notes until paid in full, and

•                  a “Third Priority Principal Payment” payable to the Class A, Class B and Class C noteholders, equal to (1) the excess of the principal amount of the Class A, Class B and Class C notes on the preceding payment date (after giving effect to payments on such date) over the Adjusted Pool Balance, minus (2) the amount of any First Priority Principal Payment and Second Priority Principal Payment, except that on and after the final scheduled payment date for the Class C notes, this amount will equal the principal amount of the Class C notes until paid in full.

The Regular Principal Payment will be paid to the notes after all interest due on the notes is paid in full.  The Regular Principal Payment includes the “turbo” feature described above that pays the Class A-1 notes in full and then pays principal on the other classes of notes to the extent required to reach the Targeted Overcollateralization Amount before any funds are distributed to the holder of the residual interest.  The “Regular Principal Payment” for a payment date is equal to:

•                  the greater of (a) the principal amount of the Class A-1 notes on the preceding payment date (after giving effect to payments on such date) and (b) the excess of the principal amount of the notes over an amount equal to the pool balance minus the Targeted Overcollateralization Amount, minus

•                  the sum of any First Priority Principal Payment, Second Priority Principal Payment and Third Priority Principal Payment made on that payment date,

except that on and after the final scheduled payment date for the Class D notes, the Regular Principal Payment will equal the principal amount of the Class D notes until paid in full.

The amount of the Regular Principal Payment will be limited by the remaining Available Funds after all more senior payments are made.

Priority of Payments

On each payment date, the servicer will instruct the indenture trustee to use Available Funds for the preceding month to make payments and deposits in the order of priority listed below and, unless otherwise indicated below, pro rata based on the respective amounts due.  This priority will apply unless the notes are accelerated after an Event of Default:

(1)                     to the indenture trustee and the owner trustee all amounts due, including indemnities, and to or at the direction of the trust, any expenses of the trust incurred in accordance with the transaction documents, in each case, to the extent not paid by the depositor or administrator, up to a maximum of $150,000 per year,

(2)                     to the servicer, all servicing fees due,

(3)                     [to the hedge counterparty (pro rata based on the respective amounts due), any net hedge payments due,]

(4)                     [to the hedge counterparty, any hedge termination payments due to the hedge counterparty (excluding any hedge termination payments where the termination results from either (a) an event of default under the related interest rate hedge where the hedge counterparty is the defaulting party or (b) a termination event under the related interest rate hedge, other than “illegality” or “tax event,” for which the hedge counterparty is the sole affected party),]

(5)                     to the Class A noteholders, interest due on the Class A notes, pro rata, based on the principal amount of the Class A notes as of the end of the preceding payment date,

(6)                     to the Class A noteholders, sequentially by class, in each case until paid in full, principal in an amount equal to the First Priority Principal Payment, if any,

(7)                     to the Class B noteholders, interest due on the Class B notes,

(8)                     to the Class A and Class B noteholders, sequentially by class, principal in an amount equal to the Second Priority Principal Payment, if any,

(9)                     to the Class C noteholders, interest due on the Class C notes,

(10)              to the Class A, Class B and Class C noteholders, sequentially by class, principal in an amount equal to the Third Priority Principal Payment, if any,

(11)              to the Class D noteholders, interest due on the Class D notes,

(12)              to the reserve account, the amount, if any, required to replenish the reserve account to its original balance, unless such payment date is on or after the final scheduled payment date for the Class D notes,

(13)              to the noteholders, sequentially by class, in each case until paid in full, principal in an amount equal to the Regular Principal Payment,

(14)              [to the hedge counterparty, any hedge termination payments due to the hedge counterparty where the termination results from either (a) an event of default under the related interest rate hedge where the hedge counterparty is the defaulting party or (b) a termination event under the related interest rate hedge, other than “illegality” or “tax event,” for which the hedge counterparty is the sole affected party,]

(15)              to the indenture trustee and the owner trustee and to or at the direction of the trust, all amounts due but not paid under item (1), and

(16)              to the holder of the residual interest in the trust, all remaining Available Funds.

If Available Funds on any payment date are insufficient to cover all amounts payable under items (1) through [(11)] (including to pay the Class A, Class B and Class C notes in full on their final scheduled payment dates), the servicer will direct the indenture trustee to withdraw the amount of the shortfall from the reserve account to the extent available and use it to pay items (1) through [(11)] (including to pay the Class A, Class B and Class C notes in full on their final scheduled payment dates).  Amounts on deposit in the reserve account will also be available to pay the Class D notes in full on their scheduled final payment date under item [(13)].

The following diagram shows how payments from Available Funds are made on each payment date.  The priority of payments shown in the diagram will not apply if the notes are accelerated after an Event of Default.

Available Funds for the Payment Date
Indenture trustee, owner trustee and trust amounts due subject to maximum
Servicing fees
[Net hedge payment, if any]
[Hedge termination payments, if any, excluding subordinated hedge termination payments]
Interest due on the Class A notes, pro rata based on the principal amount
First Priority Principal Payment, if any
Interest due on the Class B notes
Second Priority Principal Payment, if any
Interest due on the Class C notes
Third Priority Principal Payment, if any
Interest due on the Class D notes
Amount, if any, required to replenish the reserve account
Regular Principal Payment
[Subordinated hedge termination payments]
Indenture trustee, owner trustee and trust amounts due, to the extent not paid above
Remaining Available Funds to the holder of the residual interest in the trust
Principal payments on the notes will be made in the following order of priority:
First, to pay principal on the Class A-1 notes until paid in full
Second, to pay principal on the Class A-2a notes[and the Class A-2b notes, pro rata] until paid in full
Third, to pay principal on the Class A-3a notes[and the Class A-3b notes, pro rata] until paid in full
Fourth, to pay principal on the Class A-4a notes[and the Class A-4b notes, pro rata] until paid in full
Fifth, to pay principal on the Class B notes until paid in full
Sixth, to pay principal on the Class C notes until paid in full
Seventh, to pay principal on the Class D notes until paid in full

Events of Default and Acceleration

Each of the following will be an “Event of Default” under the indenture:

•                  failure to pay interest due on the notes of the Controlling Class within five days after any payment date,

•                  failure to pay the principal amount of any class of notes in full by its final scheduled payment date,

•                  breach by the trust of its covenants or representations, not cured within 60 days after being notified of the breach, and

•                  a bankruptcy or dissolution of the trust.

Upon a bankruptcy or dissolution of the trust, the notes will be accelerated automatically.  Upon any other Event of Default, the indenture trustee or the holders of a majority of the note balance of the Controlling Class may accelerate the notes and declare the notes to be immediately due and payable.

If the notes are accelerated after an Event of Default, the priority of payments will change and the trust will not pay interest on notes that are not part of the Controlling Class until both interest and principal on the Controlling Class are paid in full.

For a more detailed description of Events of Default and the rights of noteholders following an Event of Default, you should read “Description of the Notes — Events of Default and Remedies” in the prospectus.

Post-Acceleration Priority of Payments

If the notes are accelerated after an Event of Default, on each payment date, the servicer will instruct the indenture trustee to use all amounts on deposit in the collection account for the preceding month and all amounts on deposit in the reserve account to make payments in the order of priority listed below and, unless otherwise indicated below, pro rata based on the respective amounts due:

(1)                     to the indenture trustee and the owner trustee, all amounts due, including indemnities, and to or at the direction of the trust, any expenses incurred in accordance with the transaction documents,

(2)                     to the servicer, all unpaid servicing fees,

(3)                     [to the hedge counterparty (pro rata based on the respective amounts due), any net hedge payments due,]

(4)                     [to the hedge counterparty, any hedge termination payments due to the hedge counterparty (other than any hedge termination payments where the termination results from either (a) an event of default under the related interest rate hedge where the hedge counterparty is the defaulting party or (b) a termination event under the related interest rate hedge, other than “illegality” or “tax event,” for which the hedge counterparty is the sole affected party),]

(5)                     to the Class A noteholders, interest due on the Class A notes, pro rata based on the principal amount of the Class A notes as of the end of the preceding payment date,

(6)                     to the Class A noteholders, sequentially by class, principal of the Class A notes until paid in full,

(7)                     to the Class B noteholders, interest due on the Class B notes,

(8)                     to the Class B noteholders, principal of the Class B notes until paid in full,

(9)                     to the Class C noteholders, interest due on the Class C notes,

(10)              to the Class C noteholders, principal of the Class C notes until paid in full,

(11)              to the Class D noteholders, interest due on the Class D notes,

(12)              to the Class D noteholders, principal of the Class D notes until paid in full,

(13)              [to the hedge counterparty, any hedge termination payments due to the hedge counterparty where the termination results from either (a) an event of default under the related interest rate hedge where the hedge counterparty is the defaulting party or (b) a termination event under the related interest rate hedge, other than “illegality” or “tax event,” for which the hedge counterparty is the sole affected party,] and

(14)              to the holder of the residual interest in the trust, any remaining amounts.

For a more detailed description of Events of Default and your rights following Events of Default, you should read “Description of the Notes — Events of Default and Remedies” in the prospectus.

Residual Interest; Issuance of Additional Securities

The depositor will hold the residual interest in the trust initially and will be entitled to any amounts not needed on any payment date to make required payments on the notes, pay the fees and expenses of the trust or make deposits to the reserve account.

The depositor may exchange all or a portion of its residual interest for additional notes or certificates issued by the trust if certain conditions are satisfied.  The depositor may register those additional securities and sell them publicly or may sell them in a private placement.  Because any additional securities will be subordinated to the notes and paid only from amounts otherwise payable to the depositor, no approval of the noteholders will be required and no notice of the issuance will be provided to the noteholders.

For more information about the issuance of additional securities and the conditions to an additional issuance, you should read “Description of the Notes — Residual Interest; Issuance of Additional Securities” in the prospectus.

Optional Redemption or “Clean Up Call” Option

The servicer will have a “clean up call” option to purchase the receivables from the trust on any payment date that the pool balance as of the end of the preceding month is [5][10]% or less of the initial pool balance.  The servicer will notify the indenture trustee, the owner trustee and the rating agencies at least ten days before the payment date on which the option is exercised.  The servicer will exercise the option by depositing the purchase price for the receivables in the collection account on the business day preceding the payment date on which the option is exercised, and the trust will transfer the receivables to the servicer.  The indenture trustee will notify the noteholders of the redemption and provide instructions for surrender of the notes for final payment of interest and principal on the notes.  The servicer may exercise its clean up call option only if the purchase price for the receivables plus the collections in the collection account in the final month will be sufficient to pay in full the notes[, all payments due to the hedge counterparty] and all fees and expenses of the trust.  The purchase price paid by the servicer for the receivables will be the remaining principal balance of the receivables.  It is expected that the clean up call option will become available to the servicer when the Class B, Class C and Class D notes are still outstanding.

CREDIT ENHANCEMENT

This securitization transaction is structured to provide credit enhancement that increases the likelihood that the trust will make timely payments of interest and principal on the notes and decreases the likelihood that losses on the receivables will impair the trust’s ability to do so.  The amount of credit enhancement will be limited and there can be no assurance it will be sufficient in all circumstances.  The noteholders will have no recourse to the sponsor, the depositor, the servicer, the indenture trustee or the owner trustee as a source of payment.

Reserve Account

The depositor will establish the reserve account with the indenture trustee for the benefit of the noteholders.  On the closing date, the depositor will make a deposit in the reserve account from the net proceeds from the sale of the notes equal to $              , which is [      ]% of the initial pool balance.

If, on any payment date, collections on the receivables and amounts, if any, paid by the sponsor, the depositor or the servicer to purchase any receivables are insufficient to pay specified fees and expenses of the indenture trustee and owner trustee, the servicing fee, interest payments and any priority principal payments on the notes[ and payments to the hedge counterparty], the servicer will direct the indenture trustee to withdraw amounts in the reserve account to cover the shortfalls.  In addition, if any class of notes would not otherwise be paid in full on its final scheduled payment date, the servicer will direct the indenture trustee to withdraw from the reserve account the amount required to pay such notes in full, to the extent available.  It is not expected that any withdrawals from the reserve account will be required.

If a withdrawal from the reserve account is made on any payment date, other than the final scheduled payment date for the Class D notes, the trust will deposit Available Funds into the reserve account on future payment dates after making all more senior payments until the reserve account is replenished to its initial level.

Upon payment of the notes in full, the trust will withdraw any amounts remaining in the reserve account and distribute them to the holder of the residual interest.  Investment earnings on amounts in the reserve account will be paid to the servicer on each payment date, as described under “Servicing the Receivables and the Securitization Transaction — Servicing Fees” in the prospectus and will not be available to the trust.

For more information about how amounts in the reserve account may be invested, you should read “Servicing the Receivables and the Securitization Transaction — Trust Bank Accounts” in the prospectus.

Subordination

This securitization transaction is structured so that the trust will pay [any net hedge payments and any hedge termination payments (other than certain subordinated hedge termination payments),] interest on all classes of the Class A notes and then will pay interest sequentially on the remaining classes of notes in order of seniority.

The trust will pay principal sequentially, beginning with the Class A-1 notes, and will not pay principal on any class of notes until the principal amounts of all more senior classes of notes are paid in full.  In addition, if a priority principal payment is required on any payment date, the trust will pay principal on the most senior class of notes outstanding prior to the payment of interest on the affected subordinated notes on that payment date.

If the notes are accelerated after an Event of Default, the priority of payments will change and the trust will pay interest and principal sequentially by class, beginning with the Class A notes (paying interest on the Class A notes, pro rata, and principal on the Class A notes sequentially, beginning with the Class A-1 notes), and will not pay interest or principal on the Class B, Class C and Class D notes until all more senior classes of notes are paid in full.  These subordination features provide credit enhancement to more senior classes of notes, with the Class A notes benefiting the most.

Overcollateralization

Overcollateralization is the amount by which the pool balance exceeds the principal amount of the notes.  The initial amount of overcollateralization will be $              , or         % of the initial pool balance.  Overcollateralization may also be expressed as a percentage of the Adjusted Pool Balance, in order to identify the overcollateralization exclusive of the Yield Supplement Overcollateralization Amount.  The Adjusted Pool Balance as of the closing date will be approximately equal to the aggregate initial principal amount of the Class A, Class B and Class C notes.  On an Adjusted Pool Balance basis, the initial amount of overcollateralization for the notes is actually negative, resulting in undercollateralization of approximately 2.00% of the Adjusted Pool Balance, which is approximately the principal amount of the Class D notes.  Overcollateralization expressed as a percentage of initial pool balance will vary among the depositor’s securitization transactions as a result of changes in interest rates on the notes, the APRs of the underlying receivables and the specified rate used to determine the yield supplement overcollateralization amount.  Overcollateralization expressed as a percentage of initial Adjusted Pool Balance, however, is expected to stay the same.

The following table shows the notes as a percentage of the initial pool balance and as a percentage of the initial Adjusted Pool Balance.  The percentages may not sum due to rounding.

	Percentage of Initial Pool Balance		Percentage of Adjusted Pool Balance
Class A notes		%	[95.00%
Class B notes			3.00
Class C notes			2.00
Class D notes			2.00
Total		%	102.00	]%

This securitization transaction is structured to use all Available Funds remaining after payments in respect of the senior fees and expenses of the trust, [the senior payments to the hedge counterparty,] the interest on the notes, any Priority Principal Payments and any required deposits in the reserve account, including the portion of such remaining Available Funds that constitutes excess spread, to make principal payments on the notes until the Targeted Overcollateralization Amount is reached.

The “Targeted Overcollateralization Amount” for each payment date will be equal to the sum of:

(1)                     the Yield Supplement Overcollateralization Amount, plus

(2)                     the excess, if any, of (a)             % of the current pool balance over (b)             % of the initial pool balance (the amount required to be deposited in the reserve account).

Thus, the Targeted Overcollateralization Amount will generally adjust each month based on (a) decreases in the pool balance due to actual payments (including prepayments) of principal made on the receivables and losses on charged off receivables, and (b) the scheduled decrease in the Yield Supplement Overcollateralization Amount for that month.

To increase the amount of overcollateralization on any payment date and reach the Targeted Overcollateralization Amount, the trust must make principal payments on the notes in an amount greater than the decline in the pool balance for the preceding month.  The use of excess spread to make Regular

Principal Payments and priority principal payments is expected to increase overcollateralization as a percentage of each class’s principal amount.  The class of notes receiving principal payments will experience the greatest increase in overcollateralization.  When the actual amount of overcollateralization is less than the Targeted Overcollateralization Amount, principal payments will be made to the noteholders from Available Funds until the Targeted Overcollateralization Amount is reached.

When the pool balance has decreased to the point where           % of the current pool balance is equal to or less than           % of the initial pool balance, the Targeted Overcollateralization Amount will be equal to the Yield Supplement Overcollateralization Amount for that payment date.  Therefore, after that point, the principal payable on the notes on each payment date will be equal to the decrease in the pool balance for the preceding month less the scheduled decrease in the Yield Supplement Overcollateralization Amount for the current payment date, unless the actual amount of overcollateralization is greater than the Targeted Overcollateralization Amount.

Because the pool of receivables includes a substantial number of low APR receivables, the pool could generate less collections of interest than the sum of the senior fees and expenses of the trust, [the senior payments to the hedge counterparty,] the interest payments on the notes and any required deposits in the reserve account if the low APR receivables are not adequately offset by high APR receivables in the pool.  The Yield Supplement Overcollateralization Amount for each payment date approximates the present value of the amount by which future payments on receivables with APRs below a specified rate are less than future payments would be on such receivables if their APRs were equal to the specified rate.  The specified rate is set by the depositor at a level that will result in an amount of excess spread sufficient to obtain the required ratings on the notes, and will at least equal the highest interest rate on the notes plus the servicing fee.  The inclusion of the Yield Supplement Overcollateralization Amount in the Targeted Overcollateralization Amount and thus in the Regular Principal Payment has the effect of supplementing interest collections for low APR receivables with principal collections.

The “Yield Supplement Overcollateralization Amount” for the closing date and any payment date is equal to the sum of the excess, if any, for each receivable of (a) the present value of all future payments due on the receivable discounted at the APR of the receivable over (b) the present value of all future payments due on the receivable discounted at a specified rate of           %.  For purposes of this calculation, future payments on each receivable are assumed to be equal monthly payments made over the remaining scheduled term regardless of any prepayments prior to the cutoff date and without any delays, defaults or prepayments.  The Yield Supplement Overcollateralization Amount is calculated as of the cutoff date for all future payment dates and will not be recalculated to give effect to delays, defaults or prepayments.  Thus, if a low APR receivable prepays, the related portion of the Yield Supplement Overcollateralization Amount will continue to provide credit enhancement for the notes and yield enhancement for other low APR receivables as a component of the Targeted Overcollateralization Amount.

The Yield Supplement Overcollateralization Amount for the closing date and each payment date will be:

[Payment Date]	$	[Payment Date]	$

Excess Spread

For any payment date, excess spread is equal to the excess of (a) the sum of (i) the interest collections for the prior month and (ii) the principal collections equal to the decline in the Yield Supplement Overcollateralization Amount from the preceding payment date (or closing date, as applicable), over (b) the sum of the senior fees and expenses of the trust, [the senior payments to the hedge counterparty,] the interest on the notes and any required deposits in the reserve account.  Any excess spread will be applied on each payment date, as a component of Available Funds, to make principal payments on the Class A-1 notes until paid in full and then to make principal payments on the most senior class of notes to the extent necessary to reach the targeted overcollateralization amount.

In general, having excess spread available to pay principal on the notes provides a source of funds to absorb losses on the receivables.  To the extent the amount of excess spread used to pay principal exceeds the amount of any losses, it causes the principal of the notes to be paid more rapidly than the principal of the receivables, which increases the overcollateralization as described under “Description of the Notes — Payments of Principal” in this prospectus supplement.

[DESCRIPTION OF THE INTEREST RATE HEDGES AND THE HEDGE COUNTERPARTY]

General

The trust will enter into interest rate hedges to hedge the interest rate risk relating to the floating rate notes.  The initial notional amounts of the interest rate hedges will equal the principal amounts on the closing date of the floating rate notes.

will be the hedge counterparty under the interest rate hedges with respect to the floating rate notes.  The interest rate hedges may be amended and the hedge counterparty may transfer or assign its rights and obligations under the interest rate hedges only if [(a) S&P confirms that such amendment, transfer or assignment will not cause S&P to reduce or withdraw its then-current rating on any of the notes and (b) the hedge counterparty has provided notice of such action to [Moody’s] [Fitch] [DBRS] at least 10 days prior to its effectiveness.]

Net Payments

On each payment date the trust will make and receive payments under the interest rate hedges calculated with respect to the preceding interest accrual period and exchanged on a net basis.  The trust will pay to the hedge counterparty the amounts determined by the rate payable to the hedge counterparty set forth below with respect to the related interest rate hedge, in each case on a notional amount equal to the outstanding principal amount of the related class of notes, and the hedge counterparty will pay to the trust the amounts determined by the rate payable o the trust set forth below on such notional amount:

Applicable Class of Notes	Rate Payable to Hedge Counterparty		Rate Payable to Trust
Class A-2b notes		%	one-month LIBOR + %
Class A-3b notes		%	one-month LIBOR + %
Class A-4b notes		%	one-month LIBOR + %

The depositor has determined based on its reasonable good-faith estimate of maximum probable exposure that the significance percentage, as defined in Item 1115 of Regulation AB under the Securities Act of 1933, of the interest rate hedges is less than 10%.

The obligations of the trust under the interest rate hedges are secured under the indenture.

Early Termination of the Interest Rate Hedges

If an event of default specified in any interest rate hedge occurs, the non-defaulting party may elect to terminate such interest rate hedge, in which case the related interest rate hedges will also automatically terminate. These events include failure to make payments due under the related interest rate hedge and the occurrence of certain bankruptcy events.

Each interest rate hedge also may be terminated if a termination event specified in such interest rate hedge occurs, in which case the related interest rate hedges will also automatically terminate. These termination events include:

•                  illegality,

•                  certain tax events,

•                  an acceleration of the notes resulting from an Event of Default and a liquidation of the receivables,

•                  the making of an amendment to the transaction documents that has a material adverse effect on the hedge counterparty without its consent,

•                  the failure of the hedge counterparty or, if applicable, its guarantor (1) to have ratings from each rating agency rating the notes at or above one or more specified rating levels or triggers required by such rating agency in its most recently published rating criteria for interest rate hedges, and (2) to take one or more of the following remedial actions after such failure within a specified time period, based on the applicable ratings level or trigger breached, in each case as required by such rating agency in its most recently published rating criteria for interest rate hedges: (A) obtain a guarantee from a guarantor having the applicable required ratings, (B) effect a transfer of the hedge to an eligible hedge counterparty having the applicable required ratings and reasonably acceptable to the trust, or (C) post collateral in the amount and manner as set forth in the credit support annex.

•                  failure of the hedge counterparty, within 30 days of the date of notification by the depositor that the significance percentage of the interest rate hedge or hedges provided by such hedge counterparty has reached 9%, to (a) provide the financial disclosure required by Regulation AB, (b) assign its rights and obligations under the interest rate hedge agreement to an entity reasonably acceptable to the trust that is able to provide the required financial disclosure or (c) obtain a guaranty from an affiliated entity that is able to provide the required disclosure, subject in the case of clauses (b) and (c) to confirmation from each rating agency that such action will not cause such rating agency to reduce or withdraw its then-current rating on any of the notes.

If any interest rate hedge is terminated because of an event of default or a termination event under the interest rate hedge, a termination payment may be due either to the hedge counterparty or the trust depending on market conditions at the time of termination. The amount of any hedge termination payment will be determined by the method described in the applicable interest rate hedge and could be substantial if market rates or other conditions have changed materially. Any hedge termination payment payable by the trust will be payable from Available Funds in the priority described under “Description of the Notes— Priority of Payments” in this prospectus supplement. If the hedge counterparty is the defaulting party or the sole affected party with respect to a termination event (other than illegality or tax event) under an interest rate hedge (including a termination event that occurs because the hedge counterparty fails to take action following a downgrade of the hedge counterparty’s rating or following an increase in the significance percentage to 9% or higher), the termination payment due to the hedge counterparty will not be payable on any payment date until interest on the notes and all required principal payments on that payment date have been paid.

Promptly following the early termination of any interest rate hedge due to an event of default or termination event, the administrator on behalf of the trust is required to use reasonable efforts to enter into a replacement interest rate hedge on similar terms with an eligible hedge counterparty unless an Event of Default has occurred and the indenture trustee liquidates the receivables.

For further discussion of termination payments under the interest rate hedges you should read “Risk Factors — Risks associated with the interest rate hedges” in this prospectus supplement.

Description of the Hedge Counterparty

Except for the information provided under “— Description of the Hedge Counterparty,”                      has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement or prospectus.]

TRANSACTION FEES AND EXPENSES

The following table shows the amount or formula for the fees payable to the indenture trustee, the owner trustee and the servicer.  On each payment date the servicer will instruct the indenture trustee to make the payments below to the indenture trustee and the owner trustee to the extent these fees have not been paid by the depositor or the administrator and to the servicer, from Available Funds in the order of priority described under “Description of the Notes — Priority of Payments” in this prospectus supplement.  These fees will not change during the term of this securitization transaction.  The fees to the indenture trustee and owner trustee may be paid monthly, annually or on another schedule as agreed by the administrator and the indenture trustee or owner trustee.

Fee	Monthly Amount
Indenture trustee fee	1/12 of $[7,500]
Owner trustee fee	1/12 of $[3,500]
Servicing fee	1/12 of 1.00% of the pool balance

The indenture trustee fee is paid to the indenture trustee for performance of the indenture trustee’s duties under the indenture.  The owner trustee fee is paid to the owner trustee for performance of the owner trustee’s duties under the trust agreement.  The trust will pay and reimburse the indenture trustee and the owner trustee for its fees and reasonable out of pocket expenses incurred under the indenture and the trust agreement, respectively, each to the extent not paid by the depositor or the administrator.  The trust also will pay any indemnities owed to the indenture trustee or owner trustee to the extent not paid by the depositor or the administrator.  For information about indemnities applicable to the indenture trustee and the owner trustee you should read “Indenture Trustee” and “Owner Trustee” in the prospectus.  The servicing fee is paid to the servicer for the servicing of the receivables under the sale and servicing agreement.  The servicer will be responsible for its own expenses under the servicing agreement except that the servicer may net from collections the costs and expenses of the repossession and disposition of financed vehicles and external costs of collection on charged off accounts.

MONTHLY INVESTOR REPORTS

On or about the 10th day of each month, the servicer will prepare and deliver an investor report to the owner trustee, the indenture trustee, the depositor and, if requested, the rating agencies.  Each investor report will contain information about payments to be made on the notes on the payment date, the performance of the receivables during the preceding month and the status of any credit enhancement.  An officer of the servicer will certify the accuracy of the information in each investor report.  The servicer will file the investor reports with the SEC on Form 10-D within 15 days after each payment date.  The servicer will post each investor report on its website located at www.fordcredit.com/institutionalinvestments/index.jhtml.  The investor report will contain the following information for each payment date:

•                  collections on the receivables for the preceding month allocated by interest and principal,

•                  fees and expenses payable to the indenture trustee, the owner trustee and the trust,

•                  servicing fee payable to the servicer,

•                  [net hedge payments payable to the hedge counterparty or net hedge receipts payable by the hedge counterparty to the trust,]

•                  [hedge termination payments, if any, payable to the hedge counterparty,]

•                  amount of interest and principal payable and paid on each class of notes, in each case expressed as an aggregate amount and per $1,000 of principal amount,

•                  the Regular Principal Payment and any priority principal payments,

•                  the principal amount of each class of notes at the beginning of the period and the end of the period and the note factors needed to compute the principal amount of each class of notes, in each case giving effect to all payments to be made on the payment date,

•                  the balance of the reserve account and the amount of any withdrawals from or deposits to the reserve account to be made on the payment date,

•                  information on the performance of the receivables for the preceding month, including the pool balance, collections and the aggregate amount paid by Ford Credit or the depositor to repurchase ineligible receivables, servicer impaired receivables or receivables modified by the servicer, any repurchase demand activity, the number of receivables remaining in the pool and the pool factor,

•                  delinquency, repossession and credit loss information on the receivables for the preceding month,

•                  the Targeted Overcollateralization Amount and the Yield Supplement Overcollateralization Amount, and

•                  the amount of Available Funds released to the holder of the residual interest.

If any required payments are past due and unpaid, the investor report will indicate any changes to the amount unpaid.  The servicer will use the investor report to instruct the indenture trustee on payments to be made to the noteholders on each payment date.  The indenture trustee will have no obligation to verify calculations made by the servicer.

ANNUAL COMPLIANCE REPORTS

The servicer will prepare a number of annual reports, statements or certificates for the trust.  No later than 90 days after the end of the calendar year, the servicer will provide to the depositor, the owner trustee, the indenture trustee and the rating agencies the following:

•                  Compliance Certificate:  a certificate stating that the servicer has fulfilled all of its obligations under the sale and servicing agreement in all material respects throughout the preceding calendar year or, if there has been a failure to fulfill any such obligation in any material respect, specifying the nature and status of each failure,

•                  Assessment of Compliance:  a report on an assessment of compliance with the minimum servicing criteria regarding general servicing, cash collection and administration, investor remittances and reporting and pool asset administration during the preceding calendar year, including disclosure of any material instance of noncompliance identified by the servicer, and

•                  Attestation Report:  a report by a registered public accounting firm that attests to, and reports on, the assessment made by the servicer of compliance with the minimum servicing criteria, which must be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.

The servicer will file the compliance certificate, the assessment report and the attestation report with the SEC as exhibits to the trust’s annual report on Form 10-K within 90 days after the end of the calendar year.  A copy of any of these items may be obtained by any noteholder by request to the indenture trustee.

DEPOSITOR REVIEW OF RECEIVABLES

The depositor performed a review of the receivables designed and effected to provide reasonable assurance that the disclosure about the receivables in this prospectus supplement and the prospectus is accurate in all material respects.  This review consisted of a statistical data review, a contract review, reviews of data and information by securitization funding personnel and reviews of factual information by senior management and legal office personnel of Ford Credit, and is supported by Ford Credit’s business and systems control processes.  The depositor consulted with, and was assisted by, responsible personnel of Ford Credit in performing the review.  The depositor also engaged a third party to assist it in its statistical data review and the contract review using procedures designed and established by the depositor and determined by the depositor to be sufficient for purposes of its review of the receivables.  The depositor takes full responsibility for the review of the receivables, the work performed by Ford Credit and third parties and the findings and conclusions of that review.

A quality assurance review of the receivables selected for this securitization transaction was performed in which Ford Credit securitization funding personnel applied systemic and manual filters to confirm that the receivables meet the selection criteria described in “Receivables — Criteria for Selecting the Receivables” in this prospectus supplement as of the cut-off date.  As part of the pool selection process, the data and information about the receivables that was transferred from Ford Credit’s receivables system and other system sources to Ford Credit’s securitization system was systematically verified back to the source systems and the depositor found no discrepancies.

The pool composition and stratification tables in “Summary — Receivables” and “Composition of the Receivables” in this prospectus supplement were systematically created by Ford Credit’s securitization system or calculated from data in Ford Credit’s securitization system or other source data by Ford Credit’s securitization funding personnel.  The data and information in these tables were reviewed and verified by Ford Credit’s securitization funding personnel as consistent with the data and information from Ford Credit’s securitization system and other source data.  In addition, the data and information in these tables were recalculated and confirmed to be consistent with the data and information from the securitization system and other source data.  The depositor found no discrepancies in the pool composition and stratification tables.

The depositor reviewed a sample of [    ] contract files randomly selected from the retail installment sale contracts in the receivables pool and compared certain contract information in the sample contracts relevant to the data and information about the receivables in this prospectus supplement to the same information in Ford Credit’s receivables system.  The depositor found [      ] error[s] out of [        ] data points reviewed or compared in the sample contracts.  The depositor considers that the review indicates no systemic errors in the receivables data or other errors that could have a material adverse effect on the data and information about the receivables in this prospectus supplement.

The depositor confirmed with senior management and legal office personnel of Ford Credit that they performed a comprehensive management and legal review of the information about the receivables contained in this prospectus supplement and the prospectus.  The descriptions of the general information about the receivables and how they were originated were reviewed and confirmed as accurate by relevant senior managers and legal office personnel at Ford Credit.  Ford Credit legal office personnel also reviewed and confirmed that the descriptions of the material terms of the receivables accurately reflect the terms of the forms of retail installment sale contracts purchased by Ford Credit, that the descriptions of the legal and regulatory considerations that may materially affect the performance of the receivables accurately reflect current federal and state law and regulations and case law precedents and that the summary of the representations and warranties and the remedies available for breach of these representations and warranties accurately reflect the terms of the securitization transaction documents.

The depositor’s review of the receivables is supported by Ford Credit’s extensive control processes used in the day-to-day operation of its business.  These controls include financial reporting controls required by the Sarbanes-Oxley Act, regular internal audits of key business functions, including receivables contract purchasing, servicing and systems processing, controls to verify compliance with procedures and quality assurance reviews for credit decisions, contract purchases and securitization processes.  In addition, Ford Credit has an integrated network of computer applications to make certain that information about the receivables is accurately entered, captured and maintained in its receivables and other systems.  These computer systems are subject to change control processes, automated controls testing and control review programs to determine whether systems controls are operating effectively and accurately.  All of these controls and procedures ensure integrity of data and information and accuracy of securitization disclosures.

After completion of the review described above, the depositor has concluded that it has reasonable assurance that the disclosure about the receivables in this prospectus supplement and the prospectus is accurate in all material respects.

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ford Credit is the sponsor of this securitization transaction, the original purchaser of the receivables originated by motor vehicle dealers that are being securitized and the servicer of the receivables.  As the sponsor, Ford Credit has caused the depositor to be formed for purposes of participating in securitization transactions.  Ford Credit is the sole member of the depositor.  Ford Credit has caused the depositor to form the trust that is the issuing entity for this securitization transaction and will be the administrator of the trust.  The depositor initially will be the sole beneficiary of the trust and the holder of the residual interest in the trust.

In the ordinary course of business from time to time, Ford Credit and its affiliates have business relationships and agreements with affiliates of the owner trustee and the indenture trustee[and the hedge counterparty and its affiliates], including commercial banking and corporate trust services, committed credit facilities, underwriting agreements, hedging agreements, and investment and financial advisory services, all on arm’s length terms and conditions.

TAX CONSIDERATIONS

Prospective investors should consider the following discussion of certain anticipated material U.S. federal income tax consequences to investors of the purchase, ownership and disposition of the notes only in connection with the discussion under “Tax Considerations” in the prospectus.  This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury regulations, current administrative rulings, judicial decisions and other applicable authorities, all of which are subject to change, perhaps with retroactive effect.  This discussion does not deal with all aspects of U.S. federal income taxation that may be relevant to the holders of notes in light of their personal investment circumstances nor to noteholders subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, appreciated financial position or conversion transaction and holders that will hold the notes as other than capital assets.  Prospective investors are encouraged to consult with their tax advisors as to the U.S. federal, state and local, foreign and any other tax consequences to them of the purchase, ownership and disposition of notes.

In the opinion of                                     , tax counsel to the depositor:

•                  the notes will be treated as debt for U.S. federal income tax purposes, and

•                  assuming compliance with the terms of the applicable trust agreement and related documents, the trust will not be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

Each noteholder, by its acceptance of a note, agrees to treat the notes as debt for U.S. federal, state and local income and franchise tax purposes.

The trust does not anticipate issuing the offered notes with any original issue discount, as described under “Tax Considerations — Tax Characterization and Treatment of the Notes — Original Issue Discount” in the prospectus.

If a noteholder sells or otherwise disposes of a note, the holder will recognize gain or loss equal to the difference between the amount realized on the sale or disposition and the holder’s adjusted tax basis in the note, as described under “Tax Considerations — Tax Characterization and Treatment of the Notes — Disposition of Notes” in the prospectus.

ERISA CONSIDERATIONS

Employee benefit plans and other retirement plans and arrangements, or “plans,” that are subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code generally may purchase the notes.  Although no assurance can be given, the notes are expected to be treated as “debt” and not as “equity interests” for purposes of the plan assets regulation issued by the U.S. Department of Labor because the notes:

•                  are expected to be treated as debt for U.S. federal income tax purposes, and

•                  should not be deemed to have any “substantial equity features.”

Any plan subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code that purchases, holds or disposes of the notes will be deemed to have represented that its purchase, holding and disposition of the notes does not constitute and will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code due to the applicability of a statutory or administrative exemption from the prohibited transaction rules.  Any plan subject to laws or regulations substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code that purchases, holds or disposes of the notes will be deemed to represent that its purchase, holding and disposition of the notes does not constitute and will not result in a violation of such similar laws or regulations.  References to the purchase, holding and disposition of the notes in this section also refer to the purchase, holding and disposition of a beneficial interest in the notes.

For more information about the treatment of the notes under ERISA, see “ERISA Considerations” in the prospectus.

UNDERWRITING

The depositor and the underwriters named below have entered into an underwriting agreement for the notes offered by this prospectus supplement.  Subject to certain conditions, each underwriter has agreed to purchase the principal amount of the offered notes indicated in the following table:

Underwriters	Class A-2a Notes	[Class A- 2b Notes]	Class A- 3a Notes	[Class A- 3b Notes]	Class A-4a Notes	[Class A- 4b Notes]	Class B Notes	Class C Notes	Class D Notes
	$	$	$	$	$	$	$	$	$

Total	$	$	$	$	$	$	$	$	$

Some or all of one or more classes of notes may initially be retained by the depositor or conveyed to an affiliate of the depositor or sold by the underwriters to the depositor or an affiliate of the depositor. Such notes may be sold, subject to the requirements set forth in the indenture, from time to time to purchasers directly by the depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or the purchasers of such notes.  If such notes are sold through underwriters or broker-dealers, the depositor will be responsible for underwriting discounts or commissions or agent’s commissions.  Such notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

The underwriters will resell the offered notes to the public.  The selling concessions that the underwriters may allow to certain dealers, and the discounts that those dealers may reallow to other dealers, expressed as a percentage of the initial principal amount of each class of notes, are indicated in the following table.  Due to sales to affiliates, one or more of the underwriters may be required to forego a minor portion of the selling concessions they would otherwise be entitled to receive.

	Selling Concessions not to exceed		Reallowances not to exceed
Class A-2a notes		%		%
[Class A-2b notes		%		]%
Class A-3a notes		%		%
[Class A-3b notes		%		]%
Class A-4a notes		%		%
[Class A-4b notes		%		]%
Class B notes		%		%
Class C notes		%		%
Class D notes		%		%

Each class of notes is a new issue of securities with no established trading market. The depositor has been advised by the underwriters that they intend to make a market in the classes of the offered notes purchased by them but they are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given that a secondary market for the notes will develop or about the liquidity of any trading market for the notes.  If a secondary market for the notes does develop, it might end at any time or it might not be sufficiently liquid to enable noteholders to resell any of the notes.

In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may engage in various financial advisory, investment banking and commercial banking transactions with the sponsor, the depositor, the servicer and their affiliates.

All classes of notes must be issued and purchased (or retained by the depositor) for any offered notes to be issued and purchased by the underwriters.

Upon request by an investor who has received an electronic prospectus and prospectus supplement from an underwriter within the period during which there is an obligation to deliver a prospectus and prospectus supplement, the underwriter will promptly deliver, without charge, a paper copy of the prospectus and this prospectus supplement.

LEGAL OPINIONS

will review or provide opinions on legal matters relating to the notes and certain U.S. federal income tax and other matters for the trust, the depositor and the servicer.                           will review or provide opinions on certain legal matters relating to the notes and other matters for the underwriters.                           has from time to time represented Ford Credit and its affiliates in connection with other matters.

INDEX OF DEFINED TERMS IN THE PROSPECTUS SUPPLEMENT

ABS	S-33
adjusted pool balance	S-12
APR	S-12
Available Funds	S-39
calculation agent	S-9
Class A notes	S-8
clean up call	S-9, S-46
closing date	S-8
collections	S-39
Controlling Class	S-13
cutoff date	S-8
Event of Default	S-45
First Priority Principal Payment	S-41
floating rate notes	S-8
Ford Credit	S-8
indenture trustee	S-22
initial pool balance	S-9
liquidation proceeds	S-39
notes	S-8
NRSROs	S-19
offered notes	S-8
owner trustee	S-21
payment dates	S-9
priority principal payments	S-41
rating agencies	S-14
receivables	S-8
Regular Principal Payment	S-41
responsible person	S-32
Second Priority Principal Payment	S-41
Targeted Overcollateralization Amount	S-48
Third Priority Principal Payment	S-41
turbo	S-40
Yield Supplement Overcollateralization Amount	S-49

Annex A

STATIC POOL INFORMATION — PRIOR SECURITIZED POOLS

Footnotes:

(1)                                 Weighted averages are weighted by the principal balance of each receivable on the cutoff date for the prior securitized pool.

(2)                                 Percentage of initial pool balance.

(3)                                 The weighted average life of the receivables is calculated by (a) multiplying the scheduled principal payments by the number of months from the cutoff date, (b) adding the results, (c) dividing the sum by 12 and (d) dividing the result by the initial pool balance, and based on the assumption that all payments are due on the first day of the month, all receivables pay as scheduled, starting one month from the cutoff date, with no delays, defaults or prepayments.

(4)                                 Car includes sedans, hatchbacks and coupes.  Light truck includes vans, minivans and light pick-up trucks.  Utility includes wagons, SUVs and cross-overs.  Other includes primarily non-Ford, Lincoln and Mercury vehicles which Ford Credit does not categorize.

(5)                                 Based on the billing addresses of the obligors on the cutoff date for the prior securitized pool.

(6)                                 This weighted average excludes receivables with obligors who do not have FICO® scores because they (a) are not individuals and use financed vehicles for commercial purposes, or (b) are individuals with minimal or no recent credit history.

(7)                                 End-of-Month Pool Balance is the aggregate principal balance of the receivables in the securitization transaction at the end of the month, after giving effect to all payments received from obligors, liquidation proceeds, purchase amounts to be deposited by the servicer, the sponsor or the depositor, and all realized losses.

(8)                                 Cumulative Net Losses are the aggregate principal balance of all receivables that the servicer determined to be uncollectible less any liquidation proceeds (primarily auction proceeds) and other recoveries.  Net Losses include all external costs associated with repossession and disposition of the financed vehicle and with continued collection efforts after charge off.

(9)                                 Prepayments are the aggregate principal balance of all receivables prepaid in full during the month.

(10)                          The period of delinquency is the number of days that more than $49.99 of a scheduled payment is past due.  The dollar amounts represent the aggregate outstanding principal balances of the delinquent accounts as of the end of the month.

A-1

Ford Credit Auto Owner Trust         -

Original Pool Characteristics

Closing Date
Cutoff Date
Number of Receivables
Initial Pool Balance	$
Principal Balance
Average	$
Highest	$
Lowest	$
Original Amount Financed
Average	$
Highest	$
Lowest	$
Annual Percentage Rate (APR)
Weighted average(1)		%
Highest		%
Lowest		%
APR greater than or equal to 20 percent(2)		%
Original Term
Weighted average(1)	months
Original term greater than 60 months(2)		%
Longest	months
Shortest	months
Remaining Term
Weighted average(1)	months
Remaining term greater than 60 months(2)		%
Longest	months
Shortest	months
Scheduled Weighted Average Life(3)	years
Weighted Average Months After Origination (Seasoning)	months
Percentage New Vehicle(2)		%
Percentage Car(2)(4)		%
Percentage Light Truck(2)(4)		%
Percentage Utility(2)(4)		%
Percentage Other(2)(4)		%
Percentage of Top 10 Makes/Models(2)		%
[Make/Model]		%
[Make/Model]		%
[Make/Model]		%
[Make/Model]		%
[Make/Model]		%
[Make/Model]		%
[Make/Model]		%
[Make/Model]		%
[Make/Model]		%
[Make/Model]		%
Percentage in Top 5 States(2)(5)		%
[State]		%
[State]		%
[State]		%
[State]		%
[State]		%
Weighted Average(1) FICO® Score(6) at Origination
Weighted Average(1) FICO® Score(6) at Origination for Original Term Greater than 60 Months

See page A-1 for footnotes

		End-of-Month	Cumulative Net		Delinquencies(10)
Month	Date	Pool Balance(7)	Losses(8)	Prepayments(9)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1		$	$	$	$	$	$	$
2
3
4
5

See page A-1 for footnotes

A-2

Ford Credit Auto Owner Trusts

Asset Backed Notes

Ford Credit Auto Receivables Two LLC Depositor	Ford Motor Credit Company LLC Sponsor and Servicer

Before you purchase any notes, be sure you understand the structure and the risks.  You should review carefully the risk factors beginning on page 7 of this prospectus and in the prospectus supplement.

The notes will be obligations of the issuing entity only and will not be obligations of or interests in the sponsor, the depositor or any of their affiliates.

This prospectus may be used to offer and sell the notes only if accompanied by the prospectus supplement for the issuing entity.

The issuing entities:

A new trust will be formed to be the issuing entity for each securitization transaction.

The assets of each trust will consist of:

•                              a pool of retail installment sale contracts secured by new and used cars, trucks and utility vehicles,

•                              collections on the receivables represented by those contracts,

•                              security interests in the financed vehicles,

•                              proceeds from claims on related insurance policies, and

•                              any other property identified in the prospectus supplement.

Each trust will issue asset-backed securities consisting of notes in one or more classes.

The notes:

•                              will be asset-backed securities payable only from the assets of the trust,

•                              may benefit from one or more forms of credit or payment enhancement, and

•                              will be debt obligations of the trust.

The amount, price and terms of each offering of notes will be determined at the time of sale and will be described in the prospectus supplement accompanying this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the prospectus supplement is accurate or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 20

READING THIS PROSPECTUS
AND A PROSPECTUS SUPPLEMENT

This prospectus provides general information about the notes to be issued by the Ford Credit Auto Owner Trusts, some of which may not apply to notes issued by a particular trust.

You should only rely on information provided or incorporated by reference in this prospectus and the prospectus supplement and any informational and computational material filed as part of the registration statement filed with the Securities and Exchange Commission, or “SEC” for any particular offering of notes.

This prospectus begins with the following brief introductory sections:

•                  Summary — provides an overview of the terms of the notes.

•                  Risk Factors — describes some of the risks of investing in the notes.

The other sections of this prospectus contain more detailed descriptions of the notes and the structure of the trust that will issue your notes.  Cross-references refer you to more detailed descriptions of a particular topic or related information elsewhere in this prospectus or the prospectus supplement.  The Table of Contents on the preceding page contains references to key topics.

An index of defined terms is at the end of this prospectus.

SUMMARY

This summary provides an overview of the most important terms of the notes.  It does not contain all of the information that may be important to you.  To understand fully the terms of the notes, you should read this prospectus, especially the “Risk Factors” beginning on page 7, and the prospectus supplement completely.

Sponsor, Servicer and Administrator of the Trust

Ford Motor Credit Company LLC, or “Ford Credit,” is a Delaware limited liability company and a wholly-owned subsidiary of Ford Motor Company, or “Ford.”

Depositor

Ford Credit Auto Receivables Two LLC is a Delaware limited liability company and a special purpose company wholly owned by Ford Credit.

Issuing Entity

The depositor will form a separate issuing entity, or “trust,” for each securitization transaction.  Each issuing entity will be a Delaware statutory trust governed by a trust agreement between the depositor and the owner trustee.  Initially, the depositor will be the beneficiary of the trust.

Indenture Trustee and Owner Trustee

The prospectus supplement will identify the owner trustee of the trust and the indenture trustee for the notes.

The Notes

The trust will issue one or more classes of notes under an indenture between the trust and the indenture trustee.

The terms of the notes will be described in the prospectus supplement, including, for each class of notes, its:

•                  principal amount,

•                  interest rate or method of determining the interest rate, and

•                  final scheduled payment date.

The notes of one class may differ from the notes of another class in certain respects, including:

•                  the timing and priority of payments, and

•                  whether interest and principal payments may be delayed or further subordinated upon the occurrence of certain events of default and the related consequences.

The priority of payments among the different classes of notes will be described in the prospectus supplement.

The notes will be available only in book-entry form, except in limited circumstances described in this prospectus.

For a more detailed description of the features of the notes you should read “Description of the Notes” in this prospectus and the prospectus supplement.

Trust Assets

The primary asset of the trust will be a pool of retail installment sale contracts secured by new and used cars, trucks and utility vehicles.  These contracts are the “receivables” and the vehicles securing them are “financed vehicles.”  The purchasers of the financed vehicles who are responsible for making payments on the receivables are the “obligors.”

Ford Credit regularly purchases from motor vehicle dealers retail installment sale contracts that meet its credit underwriting standards.  For each securitization transaction, Ford Credit, as the sponsor, will sell a pool of receivables it has selected to the depositor and the depositor will then immediately sell those receivables to the trust.  The prospectus supplement will describe the criteria used to select the receivables.

In addition to the receivables, the trust assets will include:

•                  collections on the receivables applied on or after the cutoff date,

•                  funds and investments held in bank accounts of the trust,

•                  security interests in the financed vehicles,

•                  proceeds from claims on any insurance policies covering the financed vehicles or the obligors, and

•                  all of the trust’s rights under the transaction documents, including any credit or payment enhancements.

For a more detailed description of the trust assets, you should read “Receivables” in this prospectus and the prospectus supplement.

Credit and Payment Enhancement

The prospectus supplement will describe the features designed to protect noteholders against losses on the receivables and consequent delays or defaults in payments on the notes.  These features are called credit enhancement and may include:

•                  reserve accounts,

•                  excess spread,

•                  overcollateralization,

•                  yield supplement discount arrangements for low-APR receivables, or

•                  subordination of other notes issued by the trust.

The prospectus supplement may describe features designed to ensure the timely payment of amounts owed to noteholders.  These features are called payment enhancement and may include:

•                  interest rate swaps, caps or floors,

•                  surety bonds,

•                  letters of credit, or

•                  liquidity facilities.

For a more detailed description of credit and payment enhancement, you should read “Description of the Notes — Credit and Payment Enhancement” in this prospectus.

Servicing of the Receivables

Ford Credit will act as the “servicer” for the receivables.  The servicer is responsible for collecting payments on the receivables, administering payoffs, defaults and delinquencies, and repossessing and liquidating financed vehicles.  Ford Credit will also act as custodian and maintain custody of the receivables files.  The trust will pay the servicer a monthly servicing fee specified in the prospectus supplement.

For a more detailed description of the servicing of the receivables, you should read “Servicing the Receivables and the Securitization Transaction” in this prospectus.

Optional Redemption or “Clean Up Call” Option

The servicer will have the option to redeem the notes by purchasing all the receivables owned by the trust on any payment date that the pool balance is less than an amount specified in the prospectus supplement.  This option is referred to as the servicer’s “clean up call” option.  The prospectus supplement will describe how the clean up call option works, the purchase price for the receivables and any conditions to its exercise by the servicer.

For a more detailed description of the servicer’s clean up call option, you should read “Description of the Notes — Optional Redemption or ‘Clean Up Call’ Option” in the prospectus supplement.

Tax Status

If you purchase a note, you agree by your purchase that you will treat your note as debt for U.S. federal, state and local income and franchise tax purposes.

The trust’s tax counsel identified in the prospectus supplement will deliver its opinion that, for U.S. federal income tax purposes:

•                  the notes will be treated as debt, and

•                  the trust will not be classified as an association or publicly traded partnership taxable as a corporation.

For more information about the application of U.S. federal, state and local tax laws, you should read “Tax Considerations” in this prospectus and the prospectus supplement.

RISK FACTORS

You should consider the following risk factors in deciding whether to purchase the notes.

The absence of a secondary market for your notes could limit your ability to resell them

The absence of a secondary market for your notes could limit your ability to resell them. This means that if you want to sell any of your notes before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a secondary market existed. The underwriters may assist in the resale of notes, but they are not required to do so. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

The assets of the trust are limited and are the only source of payment for your notes

The trust will not have any assets or sources of funds other than the receivables and related property it owns and any external credit or payment enhancement described in the prospectus supplement. Any credit or payment enhancement is limited. Your notes will not be insured or guaranteed by Ford Credit or any of its affiliates or any other person. If these assets or sources of funds are insufficient to pay your notes in full, you will incur losses on your notes.

Performance of the receivables is uncertain

The performance of the receivables depends on a number of factors, including general economic conditions, unemployment levels, the circumstances of individual obligors, Ford Credit’s underwriting standards at origination, Ford Credit’s servicing and collection strategies and changes in Ford’s marketing programs. Consequently, the performance of the receivables cannot be predicted with accuracy.

Market factors may reduce the value of used vehicles, which could result in losses on your notes.

Vehicles that are repossessed are typically sold at vehicle auctions as used vehicles. The pricing of used vehicles is affected by supply and demand for such vehicles, which in turn is affected by consumer tastes, economic factors, fuel costs, the introduction and pricing of new car models and other factors, including the impact of vehicle recalls or the discontinuation of vehicle models or brands. In addition, decisions by Ford with respect to new vehicle production, pricing and incentives may affect used vehicle prices, particularly those for the same or similar models. Any adverse impact on the resale value for repossessed vehicles could result in increased losses on the related receivables and losses on your notes.

The timing of principal payments on your notes is uncertain

Faster than expected rates of prepayments on the receivables will cause the trust to make payments of principal on your notes earlier than expected and will shorten the maturity of your notes. Prepayments on the receivables may occur as a result of:

• prepayments of receivables by obligors in whole or in part,

• liquidations due to default,

• receipts of proceeds from claims on any physical damage, credit life or other insurance policies covering the financed vehicles or the obligors,

• purchases by the servicer of receivables modified by the servicer or impaired by the servicer, and

• purchases of ineligible receivables by either the depositor or Ford Credit.

A variety of economic, social and other factors will influence the rate of prepayments on the receivables, including certain Ford-sponsored vehicle marketing incentives that require obligors to finance with Ford Credit but then the obligors pay off their accounts within the first few months of the contract term. No prediction can be made as to the actual prepayment rates that will be experienced on the receivables.

If you receive principal payments on your notes earlier than expected due to prepayments on the receivables at a time when interest rates are lower than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time, you may not be able to reinvest the principal in a comparable security with an effective interest rate equivalent to the interest rate on your notes. Similarly, if principal payments on your notes are made later than expected due to slower than expected prepayments or payments on the receivables, you may lose reinvestment opportunities. In addition, if the notes were purchased at a discount and prepayments are slower than expected, your yield may be reduced. You will bear all reinvestment risk resulting from receiving payments of principal on your notes earlier or later than expected.

In addition your notes will be paid in full prior to maturity if the servicer exercises its clean up call option.

For more information about the timing of repayment and other sources of prepayments, you should read “Maturity and Prepayment Considerations” in this prospectus and the prospectus supplement.

Interests of other persons in the receivables or the related financed vehicles could reduce funds available to pay your notes

If another person acquires an interest in a receivable or a related financed vehicle that is superior to the trust’s interest, the collections on that receivable or the proceeds from the sale of that financed vehicle may not be available to make payments on your notes. If the trust does not have a perfected security interest in a receivable or a financed vehicle, its ability to repossess and sell the financed vehicle securing a defaulted receivable may be adversely affected. Another person could acquire an interest in a receivable or a financed vehicle that is superior to the trust’s interest if:

•     the trust does not have a perfected security interest in the receivable or the financed vehicle because Ford Credit’s security interest in the receivable or in the financed vehicle was not properly perfected,

•     the trust does not have a perfected security interest in the financed vehicle in certain states because the servicer will not amend the certificate of title to identify the trust as the new secured party,

•     the trust’s security interest in the receivable or the financed vehicle is impaired because holders of some types of liens, such as tax liens or mechanic’s liens, may have priority over the trust’s security interest, or a financed vehicle is confiscated by a government agency, or

•     the trust does not have a perfected security interest in the receivable because Ford Credit has not maintained physical possession, in the case of a tangible contract, or “control,” in the case of an electronic contract.

Subordination will cause some classes of notes to bear additional credit risk

The rights of the holders of any class of notes to receive payments of interest and principal may be subordinated to one or more other classes of notes or to the rights of others such as interest rate hedge counterparties. If you hold notes of a subordinated class, you will bear more credit risk than holders of more senior classes of notes and you will incur losses, if any, prior to holders of more senior classes of notes. Failure to pay interest on subordinated notes that are not part of the Controlling Class will not be an Event of Default.

Failure to pay principal on a note will not constitute an Event of Default until its final scheduled payment date

The trust does not have an obligation to pay a specified amount of principal on any note on any date other than its outstanding amount on its final scheduled payment date. Failure to pay principal on a note will not constitute an Event of Default until its final scheduled payment date.

You may suffer losses because you have limited control over actions of the trust and conflicts between classes of notes may occur

The trust will pledge the receivables to the indenture trustee to secure payment of the notes. The Controlling Class will be entitled to declare an event of default relating to a breach of a material covenant and accelerate the notes after an Event of Default, and waive Events of Default (other than failure to pay principal or interest). The Controlling Class may, in certain circumstances, direct the indenture trustee to sell the receivables after an acceleration of the notes even if the proceeds would not be sufficient to pay all of the notes in full. If your notes cannot be repaid in full with the proceeds of a sale of the receivables, you will suffer a loss.

The Controlling Class may terminate the servicer following a Servicer Termination Event and may waive Servicer Termination Events.

Holders of notes that are not part of the Controlling Class will have no right to take any of these actions. Only the Controlling Class will have these rights. The Controlling Class may have different interests from the holders of other classes of the notes and will not be required to consider the effect of its actions on the holders of other classes.

For a more detailed description of the actions that the Controlling Class may direct, you should read “Description of the Notes — Events of Default — Remedies Following Acceleration” and “Servicing the Receivables and the Securitization Transaction — Resignation and Termination of the Servicer” in this prospectus.

The servicer’s ability to commingle collections with its own funds could result in reduced or delayed payments on the notes

The servicer will be required to deposit collections on the receivables in the trust’s collection account within two business days of applying such amounts to the obligor’s account or on a monthly basis, depending on its credit ratings. Until it deposits collections, the servicer may use them at its own risk and for its own benefit and may commingle collections on the receivables with its own funds. If the servicer does not pay these amounts to the trust by the next payment date (which could occur if the servicer becomes subject to a bankruptcy proceeding), payments on your notes could be reduced or delayed.

Delays in collecting payments could occur if Ford Credit is not the servicer

If Ford Credit resigns or is terminated as servicer, the processing of payments on the receivables and information relating to collections could be delayed. This could cause payments on your notes to be delayed. Ford Credit may be removed as servicer if it defaults on its servicing obligations or becomes subject to bankruptcy proceedings as described in this prospectus in “Servicing the Receivables and the Securitization Transaction — Resignation and Termination of the Servicer.”

Bankruptcy of Ford Credit could result in delays in payment or losses on your notes

If Ford Credit becomes subject to bankruptcy proceedings, you could experience losses or delays in payments on your notes. A court in a bankruptcy proceeding could conclude that Ford Credit effectively still owns the receivables because the sale of the receivables to the depositor was not a “true sale” or the assets and liabilities of the depositor should be consolidated with those of Ford Credit for bankruptcy purposes. If a court were to reach this conclusion, payments on your notes could be reduced or delayed due to:

•     the “automatic stay” provision of the U.S. federal bankruptcy laws that prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the bankruptcy court and other provisions of the U.S. federal bankruptcy laws that permit substitution of collateral in limited circumstances,

• tax or government liens on Ford Credit’s property that arose prior to the transfer of the receivables to the trust having a claim on collections that are senior to your notes, or

• the trust not having a perfected security interest in the financed vehicles or any cash collections held by Ford Credit at the time the bankruptcy proceeding begins.

In addition, the transfer of receivables by the depositor to the trust, although structured as a sale, may be viewed as a financing because the depositor retains the residual interest in the trust. If a court were to conclude that such transfer was not a sale or the depositor was consolidated with Ford Credit in the event of Ford Credit’s bankruptcy, the notes would benefit from a security interest in the receivables but the receivables would be owned by Ford Credit and payments could be delayed, collateral substituted or other remedies imposed by the bankruptcy court that could cause losses or delays in payments on your notes.

Any bankruptcy or insolvency proceeding involving Ford Credit may also adversely affect the rights and remedies of the trust and payments on your notes in other ways, whether or not the transfer of the receivables is considered a “true sale.” For example:

•     as noted above, the “automatic stay” may prevent the exercise by the trust and others of their rights and remedies against Ford Credit and others, such as a right to replace Ford Credit as servicer or the right to require it to repurchase receivables based on a misrepresentation, and/or

• Ford Credit may be permitted to reject certain agreements to which it is a party, including the sale and servicing agreement, and not be required to perform its obligations under any such agreement.

For more information about the effects of a bankruptcy on your notes, you should read “Some Important Legal Considerations — Matters Relating to Bankruptcy” in this prospectus.

Federal financial regulatory reform could have an adverse impact on Ford Credit, the depositor or the trust

The Dodd-Frank Act created an alternative liquidation framework under which the FDIC may be appointed as receiver for the resolution of a non-bank financial company if the company is in default or in danger of default and the resolution of the company under other applicable law would have serious adverse effects on financial stability in the United States.

There can be no assurance that the new liquidation framework would not apply to Ford Credit, the depositor or the trust, although the expectation is that the framework will be invoked only very rarely. Guidance from the FDIC indicates that the new framework will be exercised in a manner consistent with the existing bankruptcy laws, which is the insolvency regime which would otherwise apply to Ford Credit, the depositor and the trust.

If the FDIC were appointed as receiver for Ford Credit, the depositor or the trust, or if future regulations or subsequent FDIC actions are contrary to the FDIC guidance, you may experience losses or delays in payments on your notes.

For more information about the new framework, you should read “Some Important Legal Considerations — The Dodd-Frank Act” in this prospectus.

The servicing fee may be insufficient to attract a replacement servicer

If Ford Credit resigns or is terminated as servicer, the servicing fee, which is calculated as a fixed percentage of the pool balance, may be insufficient to attract a replacement servicer or cover the actual servicing costs on the receivables. In particular, as the pool balance declines, the amount of the servicing fee will decline each month as the pool balance declines, but the servicing costs on each account will remain essentially fixed. This risk is greatest toward the end of a securitization transaction when the pool balance has declined significantly. A delay or inability to find a replacement servicer would delay collection activities on the receivables and could delay payments and reports to the noteholders and the indenture trustee, have an adverse impact on amounts collected on defaulted receivables and ultimately lead to losses or delays in payments on your notes.

Ford Credit’s failure to repurchase receivables that do not comply with consumer protection laws could result in losses on your notes

If any receivable does not comply with U.S. federal and state consumer protection laws, the servicer may be prevented from or delayed in collecting amounts due on the receivable. Also, some of these laws may provide that the assignee of a consumer contract (such as the trust) is liable to the obligor for any failure of the contract to comply with these laws. Ford Credit must repurchase receivables that do not comply in all material respects with applicable laws. If Ford Credit fails to repurchase such receivables, you may experience losses or delays in payments on your notes.

For a more detailed description of consumer protection laws relating to the receivables, you should read “Some Important Legal Considerations — Legal Considerations Relating to the Contracts and the Financed Vehicles — Consumer Protection Laws” in this prospectus.

SPONSOR AND SERVICER

General

Ford Credit was established in 1959 to provide financing for Ford vehicles and support Ford dealers.  Ford Credit is a Delaware limited liability company and is a wholly-owned subsidiary of Ford.

Ford Credit provides a wide variety of automotive financing products to and through motor vehicle dealers throughout the world.  Ford Credit’s primary financing products are:

•                  Retail financing — purchasing retail installment sale contracts and leases from dealers, and offering financing to commercial customers, primarily vehicle leasing companies and fleet purchasers, to lease or purchase vehicle fleets,

•                  Wholesale financing — making loans to dealers to finance the purchase of vehicle inventory, also known as floorplan financing, and

•                  Other financing — making loans to dealers for working capital, improvements to dealership facilities, and to purchase or finance dealership real estate.

Ford Credit also services the finance receivables and leases it originates and purchases, makes loans to Ford affiliates, purchases certain receivables of Ford and its subsidiaries and provides insurance services related to its financing programs.

Ford Credit earns its revenue primarily from:

•                  payments on retail installment sale contracts and leases that it purchases,

•                  interest supplements and other support payments from Ford and affiliated companies on special rate financing programs, and

•                  payments on wholesale and other dealer loan financing programs.

Ford Credit will be the sponsor of the securitization transaction in which the notes will be issued.  Ford Credit will be the servicer of the receivables and the securitization transaction and the administrator for the trust.  Ford Credit will be responsible for structuring each securitization transaction and selecting the transaction parties.  Ford Credit will be responsible for paying the costs of forming the trust, legal fees of certain transaction parties, rating agency fees for rating the notes and other transaction costs.

Ford Credit purchases retail installment sale contracts from motor vehicle dealers in the United States in the ordinary course of its business and selects the pool of receivables for each securitization transaction.  The criteria used by Ford Credit to select the receivables for securitization will be described in the prospectus supplement.

Ford Credit will make representations about the characteristics of the receivables sold to the depositor and sold by the depositor to the trust.  If any representation is later discovered to have been untrue when made and the breach has a material adverse effect on any receivable, Ford Credit must repurchase the receivable unless it cures the breach in all material respects by the end of any applicable grace period.

For more information about the representations and repurchase obligations, see “Transfers of the Receivables” in the prospectus supplement.

General Securitization Experience

Ford Credit has been securitizing its assets since 1988.

Ford Credit’s securitization programs are diversified among asset classes and markets.  Ford Credit sponsors securitization programs for retail installment sale contracts, dealer floorplan receivables and operating leases and the related vehicles.  Ford Credit regularly participates in a number of international securitization markets, including the United States, Canada, Europe (including the United Kingdom, Germany, Spain, Italy and France) and Mexico and has participated in the securitization markets in Japan and Australia.

In the United States, Ford Credit sponsors a number of securitization and structured financing programs in which it sells receivables in the public markets and in private transactions.  In addition to selling receivables to trusts making registered public offerings or private placements of asset-backed securities, Ford Credit regularly sells retail installment sale contracts to a large number of multi-seller asset-backed commercial paper conduits and other purchasers and to special purpose entities that sell asset-backed securities to Ford Credit’s single-seller asset-backed commercial paper program.

Ford Credit securitizes its assets because the market for securitization of financial assets provides the company with a lower cost source of funding than other alternatives, diversifies funding among different markets and investors, and provides additional liquidity.  Ford Credit meets a significant portion of its funding requirements through securitizations for these reasons.

For more information about Ford Credit’s securitization programs and its funding strategy, please read Ford Credit’s Annual Report on Form 10-K which is available on Ford Credit’s website at www.fordcredit.com.

U.S. Securitization Program for Retail Installment Sale Contracts

Ford Credit has had an active publicly registered securitization program for retail installment sale contracts since 1989 and has issued asset-backed securities in more than 60 transactions under this program.  The asset-backed securities offered by the prospectus supplement accompanying this prospectus are part of this program.  Ford Credit has never received a demand to repurchase or replace any of the receivables underlying the asset-backed securities offered in this program due to a breach of representations relating to such receivables.  Repurchases of receivables due to Ford Credit’s discovery of a breach of representations have been immaterial in this program.  None of the asset-backed securities offered in this program have experienced any losses or events of default and Ford Credit has never taken any action out of the ordinary in any transaction to prevent such an occurrence.

Origination, Purchasing and Underwriting

Ford Credit purchases completed retail installment sale contracts entered into between retail customers and motor vehicle dealers for the sale and financing of vehicles.  When a customer purchases a vehicle from a dealer, the customer and the dealer agree on the purchase price of the vehicle and the acquisition of any insurance, service contracts and other products.  If the customer elects to finance the vehicle through the dealer, the customer and the dealer decide on the amount to be financed, term, payment terms and finance charge rate, or APR, on the retail installment sale contract.  The amount financed is the negotiated purchase price of the vehicle less any vehicle trade-in and/or down payment and cash payments from marketing programs offered by Ford and Ford Credit, plus taxes, insurance, service contracts, dealer installed accessories, outstanding balances on prior leases or trade-in vehicles and other fees and charges the dealer agrees to pay on behalf of the customer.  The customer also chooses the day of the month on which monthly payments will be due and the first payment date, which generally must be within 45 days of the date the contract is signed.  The dealer will determine if the customer is eligible for and will be using any marketing programs offered by Ford and Ford Credit that impact the terms of the retail installment sale contract, such as marketing programs that allow the customer to defer payments for a limited time before beginning to make monthly payments.

Each customer that elects to finance through the dealer completes a credit application.  If the dealer is requesting Ford Credit to purchase the retail installment sale contract, the dealer submits the credit application electronically to Ford Credit through web-based systems together with information about the proposed terms of the retail installment sale contract.  Upon receipt of a credit application, Ford Credit automatically obtains a credit report on the applicant from a national credit bureau, which includes a credit score and other information.  Ford Credit generally selects a credit bureau based upon its assessment of which credit bureau provides the most accurate and complete credit reports in the applicant’s geographic area.  In a limited number of cases, the applicant is a business entity and a credit score is not available as discussed in “—Commercial Accounts,” below, and in an even more limited number of cases, a credit score is not available because an applicant does not have a sufficient credit history.  Ford Credit also automatically obtains other information on the applicant including results of compliance and fraud checks, whether the applicant has other active credit applications submitted to Ford Credit, whether the applicant is a current or former Ford Credit customer, and in certain cases, other available credit information.

The first step Ford Credit takes upon receipt of an application is to classify the applicant based on whether the applicant is an individual or business entity, the applicant’s credit profile and whether the vehicle is new or used.  This classification determines the particular “scorecard” applied by the scoring models.  Ford Credit’s proprietary scoring models assess the creditworthiness of the applicant using the information provided on the applicant’s credit application, the proposed terms of the retail installment sale contract and the applicant’s credit bureau data and other information obtained by Ford Credit.  The scoring models are statistical tools used to differentiate credit applicants based on their probability of fully paying the amounts due under their contracts.  The scoring models assign a proprietary risk score for each applicant that is used in Ford Credit’s evaluation process.  The scorecards update the applicant’s risk score in real time throughout the evaluation and purchasing process if any of the inputs to the score change.  Using the models does not eliminate credit risk.

Ford Credit’s scorecards were developed internally using experience with its consumer portfolio databases of millions of contracts originated over several decades to identify key variables that predict an applicant’s probability of fully paying the amount due under the contract.  Ford Credit regularly reviews its scorecards to confirm the continued business significance and statistical predictability of the variables, including comparing actual and predicted performance of its retail portfolio.  Ford Credit develops new scorecards for its consumer, commercial and commercial line of credit applicants on a regular cycle plan.  Ford Credit may make adjustments to the scorecards between development cycles by uniformly changing the overall scores or modifying the weighting of selected variables to improve the performance of the scoring models.

If an individual applicant has sufficient recent credit history, the credit bureau data used in Ford Credit’s scoring models includes the applicant’s credit risk score, often referred to as a FICO® score, which is generated using statistical models created by Fair Isaac Corporation.  FICO® is a registered trademark of Fair Isaac Corporation.  Ford Credit uses FICO® scores designed specifically for automotive financing.  The FICO® score measures the likelihood that an applicant will become severely delinquent, and it is a significant factor in Ford Credit’s consumer scoring models.  FICO® scores range from 250 to 900.

After all information is obtained and a proprietary risk score has been generated, Ford Credit evaluates the application to determine whether to approve it.  Ford Credit’s decision process is based on a judgmental evaluation of the applicant, the credit application, the proposed terms of the contract, credit bureau information, proprietary risk score and other information.  The evaluation emphasizes the applicant’s ability to pay and creditworthiness focusing on payment, affordability, customer credit and stability as key considerations.  The creditworthiness of any co-applicant or guarantor is evaluated in a similar manner to the applicant and is also considered when determining whether to approve an application.

To support consistent credit and purchase decisions and the overall quality of its portfolio, as discussed in “—Portfolio Quality,” below, Ford Credit has established purchase standards and procedures including purchase quality guidelines and risk factor guidelines to be used by its credit analysts.  Purchase quality guidelines establish targets for the purchase of lower and marginal quality contracts and may be set at different levels for different geographic market areas.  Risk factor guidelines provide a framework of evaluation guidelines for certain attributes of an application, including affordability measures such as payment to income and debt to income ratios, loan to value ratios, FICO® score, vehicle age and mileage on used vehicles and contract term.  Risk factor guidelines and purchase quality guidelines are not strict limits or requirements and the credit analysts evaluating the applications determine whether there may be other factors with respect to an applicant, that in their judgment, support approval of the application, including demonstrated ability to pay, strong credit history, prior favorable Ford Credit financing experience, good residency and employment stability validated through appropriate investigation and eligibility for marketing programs offered by Ford and Ford Credit.

Ford Credit has established procedures for determination and verification of income, employment and residency status for less creditworthy applicants.  Ford Credit uses performance monitoring software to improve process discipline and consistency of decisions.  Notwithstanding these guidelines, procedures and software, the judgment of the credit analyst is the most important aspect of Ford Credit’s evaluation and decision process.

All credit applications are automatically entered into Ford Credit’s electronic decisioning process in order to expedite the review of applications, promote consistent decisions and allow Ford Credit to make and communicate decisions to dealers faster and more efficiently.  The electronic decisioning process evaluates eligible credit applications and approves or rejects them using logic that replicates the judgmental evaluation that would be applied by an experienced credit analyst based on various combinations of factors that in Ford Credit’s experience has resulted in credit analyst approval or rejection.  Ford Credit regularly reviews its electronic decisioning strategy and adjusts it in response to market conditions and the performance of its portfolio or to expand or contract the percentage of applications evaluated through the electronic process.  These adjustments may result in an increase or a decrease in the percentage of credit applications approved or rejected electronically.  Ford Credit generally approves 30% to 40% of credit applications through its electronic decisioning process.  Applications not approved or rejected in the electronic decisioning process are automatically assigned to a credit analyst for further evaluation.  Failure to be approved by the electronic decisioning model does not mean that an application does not meet Ford Credit’s purchasing standards.  Many high quality applications are evaluated and approved by a credit analyst although they were not approved by the electronic decisioning process.

Upon receipt of a credit application, the credit analyst judgmentally evaluates the credit application using uniform system processes and system based decision-making tools in the framework of Ford Credit’s purchasing standards.  Each credit application is reviewed separately and the credit analyst makes an individual decision based on the analyst’s assessment of the strengths and weaknesses of the application and may work with the dealer to arrive at acceptable contract terms for applications that cannot be approved as originally submitted.  The credit analyst may condition approval on the addition of a qualified co-obligor or guarantor or on modifications to the financing terms, such as a higher cash down payment or a less expensive vehicle.  For less creditworthy applicants, or if there is a discrepancy in the information provided by the applicant, Ford Credit may verify the identity, employment and other applicant information before the decision is made.

Each credit analyst is assigned a specific dollar approval level.  These levels are based on an applicant’s total outstanding balances with Ford Credit.  More experienced analysts are assigned higher approval levels.  More senior personnel review or approve any credit application that exceeds the analyst’s approval level.  More senior personnel also review or approve credit applications that contain certain characteristics or that have certain combinations of characteristics identified in Ford Credit’s risk factor guidelines.  Ford Credit’s credit and purchase decisions are made independently of Ford, and Ford cannot require Ford Credit to approve any credit application or purchase any contract that would not otherwise be approved or purchased through Ford Credit’s decision process.

Credit and purchase decisions are communicated to the dealer electronically.  Approvals and rejections made through the electronic decisioning process are communicated in seconds.  For credit applications not electronically approved or rejected, Ford Credit typically makes a decision within 20 minutes of receipt of an application.  Less creditworthy applicants may require additional investigation and take longer before a decision can be made.  Over 95% of Ford Credit’s decisions are made within one hour of receipt of an application.

For approved credit applications, dealers must submit retail installment sale contracts, whether completed in a tangible or electronic format, on forms approved by Ford Credit.  After the dealer submits a completed contract, Ford Credit personnel and its origination system confirm that the terms of the contract are consistent with the application approval and check for specific errors apparent in the disclosures made by the dealer, such as the calculation of the APR.  If the contract is consistent with the approval but contains minor errors, Ford Credit may purchase the contract and send a correction notice to the obligor, or obtain a signed modification from the obligor.  If the contract is not consistent with the approval or has more significant errors, Ford Credit returns it to the dealer for correction or a new contract.  Each dealer signs an assignment agreement representing that it made all required disclosures and all disclosures made by the dealer are correct.  For disclosures that Ford Credit cannot review because the error would not be apparent in the contract, it relies on the representations made by the dealer in the assignment agreement.  The assignment agreement requires the dealer to apply immediately for a title that includes Ford Credit’s lien.  Ford Credit tracks titles to determine if its lien has been noted.

As part of the approval process, Ford Credit establishes a “dealer discount rate” that is used to calculate Ford Credit’s purchase price for the contract.  This dealer discount rate is determined based on a combination of Ford Credit’s proprietary risk score and the applicant’s FICO® score and the term of the contract.  For commercial applicants that do not have a FICO® score, the dealer discount rate is determined exclusively by Ford Credit’s proprietary risk score.  If the contract APR exceeds the dealer discount rate by more than the limits established by Ford Credit, then Ford Credit either will not purchase the contract or will reduce the APR to meet Ford Credit guidelines.  In the case of low-APR contracts, the dealer discount rate will match the low APR established by Ford.  In certain cases Ford Credit may approve an application for a contract with an APR lower than Ford Credit’s dealer discount rate.  These rate concessions generally are granted to allow dealers to offer lower APRs to qualified applicants who could obtain lower rates from other financing providers or to resolve a discrepancy in the originally quoted dealer discount rate.  Ford Credit also offers marketing programs where the dealer discount rate is determined primarily on the basis of certain applicant or contract characteristics rather than exclusively on the risk scores and credit scores.  These programs are generally offered to attract certain types of applicants or to promote sales of certain Ford vehicles.

Ford Credit pays the dealer a purchase price for the contract generally equal to the amount financed on the contract plus a set fee, a percentage of the amount financed or a portion of the finance charge on the contract.  The portion of the finance charge earned by the dealer is generally calculated using the difference between the dealer discount rate set by Ford Credit and the APR on the contract.

Ford Credit purchases contracts with terms up to 72 months.  Most contracts purchased by Ford Credit are for new Ford vehicles and most are with individuals who use the financed vehicle for personal use.  Ford Credit also purchases contracts for used vehicles, including certified pre-owned vehicles.  A certified pre-owned vehicle must satisfy manufacturer-established mileage limits, condition requirements and routine maintenance standards and typically is still covered by the manufacturer’s warranty.  Certified pre-owned vehicles are eligible for manufacturer sponsored incentive marketing programs.

Ford Credit classifies vehicles into categories.  The car category includes sedans, hatchbacks and coupes.  The light truck category includes vans, minivans and light pick-up trucks.  The truck category includes medium and heavy trucks with specialty bodies.  The utility category includes wagons, SUVs and cross-overs.

Contracts purchased by Ford Credit are either completed in tangible, paper form and are physically signed by the obligor or are completed in electronic form and are electronically signed by the obligor.  Ford Credit maintains possession of the tangible contracts in secured areas or facilities with limited access through a third party vendor.  The electronic contracts are stored in a specially-designed computer system maintained by a third party vendor that identifies Ford Credit as the owner and establishes Ford Credit’s “control” of the electronic contracts.

Purchased contracts and related documents are electronically imaged.  For electronic contracts, a separate image of the original contract is created for servicing purposes.  Once imaged, the documents may be viewed on a computer screen for servicing, but may not be altered or deleted.  Additional documents obtained during servicing are also added to the imaged file.

Commercial Accounts

Some of the retail contracts purchased by Ford Credit are for customers who are either business entities or individuals who use the financed vehicles for commercial purposes.  Commercial customers may have multiple vehicles financed with Ford Credit.  Ford Credit’s scoring models for commercial applicants that are business entities include factors relevant to businesses and data available through commercial credit bureaus.  Consumer credit bureaus do not provide data or FICO® scores for business entities.  While credit reports from commercial credit bureaus may include credit risk scores, these scores are not FICO® scores.  Commercial credit bureau scores, when available, have been used in Ford Credit’s scoring models since the second quarter of 2008.  Commercial applications that include individuals as the applicant, co-applicant or guarantor are scored using scoring models that include the individual’s FICO® score.  Similar to purchase decisions for personal use applicants, purchase decisions for commercial applicants emphasize ability to pay and creditworthiness, but also recognize that commercial vehicles may have specialty bodies or equipment added and are often put to more demanding uses, which may reduce the resale value of the financed vehicle.  For these reasons, Ford Credit’s purchase standards are often different for commercial applicants, such as by requiring larger down payments and shorter terms.  A portion of commercial customers have lines of credit that allow the customer to finance multiple vehicles up to the approved amount under pre-established terms subject to certain conditions.  Credit decisions for lines of credit are performed on at least an annual basis and include review of financial statements and may require guaranties of the contracts financed under the line of credit as a condition of approval.

The most significant difference between commercial contracts and other contracts is that commercial contracts may be included in a separate cross collateral agreement.  These agreements allow Ford Credit to enforce collection and repossession rights against some or all contracts and financed vehicles with the same customer even if payments for some contracts are current.  Payments or other amounts, such as repossession sale proceeds, received that relate to a specific contract generally are applied first to that contract.  Excess amounts collected for one contract may be applied to other contracts with the same customer to reduce losses.

Occasionally, Ford Credit will make a direct loan to a dealer to purchase a vehicle for dealership use, such as transporting parts or customers whose vehicles are being serviced.  Although Ford Credit generally underwrites these loans in the same manner as it underwrites other commercial contracts, they are documented in a note and security agreement directly between Ford Credit and the dealer rather than a retail installment sale contract purchased from the dealer.

Portfolio Quality

Ford Credit uses its purchasing standards to manage the overall quality of its portfolio of retail installment sale contracts.  More senior personnel regularly review the purchase decisions of credit analysts after a contract has been purchased to ensure the purchase decisions are consistent with Ford Credit’s purchasing standards and to monitor and ensure purchase quality.  In addition, a specific auditing group within Ford Credit performs regular audits to review the underwriting process and compliance with company procedures and legal requirements.

Ford Credit uses credit performance and purchase quality reports to monitor credit quality, consistency of purchase decisions and portfolio composition, including levels of lower and marginal quality contracts, and to provide ongoing training for credit analysts.  These reports are generated at a number of levels including total company, geographic region, business center, dealer and credit analyst.

Ford Credit regularly reviews and analyzes its portfolio of receivables to evaluate the effectiveness of its credit decisions and purchasing standards.  If external economic factors, credit loss or delinquency experience, market conditions, consumer credit trends, customer characteristics or other factors change, Ford Credit may adjust its purchasing standards, including purchase quality guidelines and risk factor guidelines, in order to change the quality of its portfolio or to achieve other goals and business objectives.

U.S. Servicing Experience

Ford Credit will service the receivables and the securitization transaction.  Ford Credit has been the servicer for its public retail securitization program since its inception in 1989.  None of the asset-backed securities in that program have experienced any losses or events of default.  There have not been any instances of material noncompliance with the servicing criteria in this program.

Ford Credit services all the receivables it originates, including receivables sold in securitizations and other structured financings.  Ford Credit uses technologies and has comprehensive web-based servicing policies and procedures that ensure common servicing practices and procedures are used for all receivables.  These technologies, practices and procedures are described in “— Servicing and Collections” below.  Servicing personnel do not know if a receivable they are servicing has been sold in a securitization transaction.

Ford Credit’s servicing and collections systems maintain records for all receivables, track application of payments and maintain relevant information on the obligors and account status.  The systems also capture communications with obligors and allow management to review collection personnel activities.

Ford Credit will be responsible for all servicing functions for the receivables.  As is customary in the servicing industry, Ford Credit engages vendors, including affiliates, to perform certain servicing processes.  These processes include processing monthly lockbox payments from customers, providing telephonic payment systems, monitoring notation of lien on title for financed vehicles, imaging customer documents, storing paper and electronic contracts, providing customer communications and notifications and early stage collections support and performing data entry and administrative functions.  Ford Credit requires all vendors to follow processes set by Ford Credit or agreed to between Ford Credit and the vendor and regularly monitors them for compliance.  Vendors do not have the discretion to make decisions that would materially affect agreed upon processes, amounts collected or the timing for amounts applied to obligor accounts.  Ford Credit believes these vendors could be easily replaced, if necessary.  Some vendors perform their services from locations outside the United States.

Ford Credit also contracts with a network of outside contractors to repossess vehicles and to collect some deficiencies for charged off accounts.  Ford Credit uses web-based auctions and auction houses engaged by Ford to prepare and sell repossessed vehicles at auction.  These contractors are monitored for compliance with the contracts, but due to the nature of these relationships, these contractors do not always follow established Ford Credit procedures.

As servicer of the securitization transaction, Ford Credit will prepare monthly investor reports, provide payment instructions to the indenture trustee and prepare annual compliance reports.

Servicing and Collections

General.  Ford Credit services the receivables from its centralized business centers and specialty servicing centers in the United States.  Ford Credit’s servicing operations are divided into three areas — account services, collections and vehicle liquidations.  The account services area handles non-collection related customer requests.  The collections area has two main functions — early stage delinquency, which includes account maintenance and late stage delinquency, which focuses on loss prevention.  Ford Credit has specialty service centers for accounts with bankrupt obligors and charged off accounts.  Ford Credit also has a centralized customer service center for inbound customer inquiries and early stage collections support.  Ford Credit uses specialty teams in its servicing operations for certain functions such as total loss insurance claims, vehicle skip tracing, multiple account customers and repossession reinstatements.  One or more of these functions may be located in a single center.

Ford Credit encourages obligors to make payments electronically, including through direct debit or telephonic or online payment systems.  Obligors may enroll in a variety of recurring and one-time automated clearinghouse or “ACH” programs that debit funds directly from their bank accounts.  Obligors who do not pay electronically are instructed to send their monthly payments to one of several lockbox locations.  Most banks convert checks into ACH items, which speeds up processing time.

Ford Credit applies almost all payments that are received prior to the designated processing time on each business day to an obligor’s account on the day payment is received.  By the end of the next business day, Ford Credit researches, matches and applies most payments that do not include enough information to match an account.  A specialized group at Ford Credit researches, matches and applies the remaining small number of payments that have not been matched to an account.

Most of the receivables are paid without any additional servicing or collection efforts.  Ford Credit uses a behavior scoring model to assess the probability of payment default for each receivable and implements collection efforts based on its determination of the credit risk associated with each obligor on the payment due date.  This model assesses a number of variables including origination characteristics, customer history, payment patterns and periodically updated credit bureau information.  Based on data from this scoring model, contracts are grouped by risk category for collection.  These categories determine how soon an obligor will be contacted after a payment becomes delinquent, how often the obligor will be contacted during the delinquency and how long the account will remain in account maintenance before it is transferred to loss prevention where a more experienced customer service representative follows the account until the delinquency is resolved.  Ford Credit regularly reviews its behavior scoring model to confirm the continued business significance and statistical predictability of the variables.  Ford Credit may make adjustments to the model by uniformly changing the overall scores or modifying the weighting of select variables to improve the model’s performance or Ford Credit may develop a new model that incorporates new data and/or different variables.  Ford Credit’s collection operations are supported by workforce scheduling software, call monitoring software, auto dialing technology, collection systems and workflow operating systems.

Ford Credit will attempt to contact an obligor with a delinquent account to determine the reason for the delinquency and identify the obligor’s plans to resolve the delinquency.  Most delinquent accounts are resolved because the obligor makes the past due payment.  If the obligor cannot make the past due payment Ford Credit frequently will extend the contract to allow an obligor to continue to make the normal monthly payments or the obligor may request and process a payment extension online.  A payment extension defers one or more past due payments and moves the scheduled maturity date by the number of months extended.  The length of the payment extension is typically one month, however extensions of up to three months may be granted and multiple payment extensions may be given over the term of the contract.  Following a payment extension, the account generally is no longer considered delinquent.  Ford Credit will generally grant a payment extension if the obligor’s payment problem is temporary, the obligor has an income source for making the next payment and the obligor has made at least one payment since contract inception and at least six payments between payment extensions.  A payment extension that does not comply with these guidelines must be approved by appropriate personnel and exceptions to the guidelines are reviewed regularly by servicing managers.  When allowed by state law, Ford Credit usually collects a fee on extensions and additional interest will be earned on the extended contracts.

Alternatively, Ford Credit may rewrite a contract if the obligor cannot make the past due payments.  A rewrite is a refinancing of the obligor’s outstanding balance typically with a longer contract term and sometimes a different interest rate.  Ford Credit’s guidelines for granting rewrites include requirements that the obligor has a stable source of income and that all original parties remain on the contract and sign an amendment to the contract unless special approval is obtained.  Ford Credit may reschedule an obligor’s payments if the obligor makes a large prepayment or a large insurance payment is received.  A reschedule generally means a reduction of the amount of the monthly payment over the same contract term.

From time to time Ford Credit may provide an administrative or “promotional” extension to certain obligors.  For example, an extension of up to 90 days may be allowed to obligors who live in an area affected by a natural disaster.  These extensions are not provided to obligors whose contracts are more than 61 days delinquent.  “Seasonal” or other promotional extensions may also be offered from time to time to obligors whose contracts meet the eligibility requirements established by Ford Credit.

An obligor may be allowed to change the monthly payment due date typically by not more than 30 days, if, for example, the day on which the obligor gets paid changes.  A due date change is not allowed for accounts more than 30 days delinquent.

Occasionally, a new obligor may assume the obligations under a retail installment sale contract with the original obligor either still liable or released from the terms of the contract.  In rare instances, substitution of the financed vehicle is permitted.

Ford Credit uses periodic management reports on delinquencies, extensions, rewrites and other measurements and operating audits to maintain control over the use of collection actions.  Ford Credit’s servicing policies and procedures may change over time.  Ford Credit regularly tests new servicing procedures on controlled portions of its receivables to develop and refine its servicing procedures.  Areas tested include timing and frequency of collection calls and when it is more effective for the account maintenance team or the loss prevention team to contact the obligor.  If a test shows that a new procedure is an improvement over the existing procedure, the new servicing procedure is applied to the entire portfolio.

Repossession and Charge Off.  Ford Credit makes reasonable efforts to collect on delinquent contracts and to keep contracts current.  Repossession is considered only after other collection efforts have failed.  While some obligors voluntarily surrender their vehicles to Ford Credit, self-help repossession is the method used by Ford Credit in most cases and usually is accomplished by using an independent contractor to take possession of the financed vehicle.  On average, Ford Credit repossesses the financed vehicle when the account is between 55 and 70 days delinquent, but may repossess earlier or later depending on the risk of the account or other circumstances.  Following repossession, the obligor may redeem the vehicle and, in some states, may reinstate its contract under a mandatory reinstatement right before the vehicle is sold.  In order to minimize credit losses, Ford Credit may allow certain obligors to reinstate their contracts even in states where the reinstatement right does not apply.

The vast majority of repossessed vehicles are sold at a physical or online auction and the net sale proceeds are applied to the outstanding balance of the contract.  Ford Credit works with the vehicle remarketing department of Ford to manage the disposal of repossessed vehicles and seeks to maximize net sale proceeds, which equals gross auction proceeds less auction fees and costs for reconditioning and transporting the vehicle to auction.  On average, vehicles are sold at auction within 35 to 45 days of repossession.  A small number of repossessed vehicles are sold through other means.  For example, some heavily damaged vehicles are sold for salvage or scrap and some vehicles may be sold directly to an insurance company if a claim has been filed on the repossessed vehicle.  Also, some vehicles with a limited resale market, such as some medium and heavy trucks and vehicles with specialty equipment, may be sold through a targeted bidding process to maximize proceeds from the sale.

After standard collection efforts are exhausted and all collections, including net sale proceeds, refunds on cancelled service contracts and insurance products and insurance claims, are applied, Ford Credit charges off any remaining balance owed by the obligor.  In a limited number of cases, an obligor or a financed vehicle cannot be located after skip tracing and the remaining balance owed by the obligor is charged off as a skip account.  Ford Credit may charge off the remaining balance owed by the obligor if the cost of collection exceeds the balance owed by the obligor and will not pursue further collection of the contract.

Ford Credit continues to pursue collection of deficiency balances and skip accounts after charge off through its specialty service center for charged off contracts.  Collection activities generally are continued until the contract is paid or settled in full, the contract is determined to be uncollectible due to bankruptcy of the obligor or for other reasons, the obligor dies without a collectible estate or the applicable statute of limitations expires.  Ford Credit may sell charged off contracts as a final effort to realize value.

Ford Credit may release the security interest in the financed vehicle to an insurer in order to receive proceeds from insurance covering the financed vehicle or following repossession of the vehicle, discounted settlement of the contract or abandonment of its rights in the financed vehicle, in each case in accordance with its policies and procedures.

Bankruptcy Accounts.  When Ford Credit is notified that an obligor has filed for bankruptcy, the account is moved to its specialty service center for accounts with bankrupt obligors.  Restrictions of the U.S. federal bankruptcy laws, including the automatic stay, prohibit Ford Credit from taking any collection action against the obligor or the financed vehicle without court approval.  In a Chapter 7 bankruptcy, the most common form of bankruptcy, the obligor is generally required to reaffirm its obligations, redeem the financed vehicle for a lump sum or return the financed vehicle.  If a contract is reaffirmed by the obligor, it will be returned to normal servicing.  In a Chapter 13 bankruptcy, the plan of reorganization usually requires the obligor to make payments over a two to five year period.  The payments required will be based on either the full contract balance or the value of the financed vehicle at the time of bankruptcy, depending on the time between the obligor’s purchase of the financed vehicle and the bankruptcy filing and whether the debt was incurred for personal or other use.  When the payments required under the plan of reorganization are completed, the obligor will receive a discharge from liability for any remaining balance under the contract.  Ford Credit will charge off any such remaining balance.

DEPOSITOR

Ford Credit Auto Receivables Two LLC, or the “depositor,” is a Delaware limited liability company created in January 2001.  Ford Credit is the sole member of the depositor.  The depositor was created for the limited purpose of purchasing receivables from Ford Credit and selling the receivables to trusts for securitization transactions.

The depositor will make representations about the characteristics of the receivables sold to the trust.  In addition, the depositor will represent that it owns the receivables free of any liens or claims.  If any of the depositor’s representations proves to have been untrue when made and the breach has a material adverse effect on any receivable, the depositor must repurchase the receivable unless it cures the breach in all material respects by the end of any applicable grace period.  In addition, the depositor must enforce Ford Credit’s repurchase obligation described above under “Sponsor and Servicer — General.”  The prospectus supplement will contain a more detailed description of the representations made by the depositor and its obligation to repurchase receivables.

The depositor will be responsible for filing any required income tax or franchise tax returns for the trust and for filing and maintaining the effectiveness of the financing statements that perfect the trust’s security interest in the receivables and other trust assets.

The depositor will pay the administrator’s annual fees and indemnify the underwriters against certain civil liabilities as described in this prospectus in “Plan of Distribution.”  If either the owner trustee or the indenture trustee resigns or is removed, the depositor will reimburse any expenses associated with its replacement.

Securities issued by a trust may be sold by the depositor in private placements or other non-registered offerings and will not be offered by this prospectus.  The depositor may also retain all or a portion of any class of notes issued by a trust.

ISSUING ENTITY

The depositor will create a separate issuing entity for each securitization transaction.  Each issuing entity will be a Delaware statutory trust governed by a trust agreement between the depositor and the owner trustee.

The purposes of the trust will be to:

•                  acquire and hold the receivables and other trust assets,

•                  issue the notes and pledge the trust assets to the indenture trustee to secure payments on the notes,

•                  make payments on the notes,

•                  issue additional notes or certificates in exchange for all or a portion of the residual interest of the trust, and

•                  engage in other related activities to accomplish these purposes.

The trust may not engage in any other activities and may not invest in any other securities or make loans to any persons.

The trust agreement may be amended without the consent of the noteholders if the holder of the residual interest in the trust (a) certifies that the amendment will not have a material adverse effect on the notes and (b) delivers a legal opinion that, for federal income tax purposes, the amendment will not cause any note to be deemed sold or exchanged, cause the trust to be treated as an association or publicly traded partnership taxable as a corporation or adversely affect the treatment of the notes as debt for federal income tax purposes.  The trust agreement may also be amended with the consent of a majority of each class of notes outstanding (with each class voting separately, except that the Class A notes will vote together as a single class).

The trust may not dissolve, merge with or sell substantially all its assets to any other entity or impair the first priority lien of the indenture trustee in the trust assets except as permitted by the transaction documents.

The servicer will indemnify the trust for liabilities and damages caused by the servicer’s willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its duties as servicer.

Ford Credit will be the administrator of the trust under an administration agreement.  The administrator will provide notices on behalf of the trust and perform all administrative obligations of the trust under the transaction documents.  These obligations include obtaining and preserving the trust’s qualification to do business where necessary, notifying the rating agencies and the indenture trustee of events of default, preparing and filing reports with the SEC, inspecting the indenture trustee’s books and records, monitoring the trust’s obligations for the satisfaction and discharge of the indenture, causing the servicer to comply with its duties and obligations under the sale and servicing agreement, causing the indenture trustee to notify the noteholders of the redemption of their notes, and preparing and filing the documents necessary to release property from the lien of the indenture.  The depositor will pay the administrator an annual administration fee.

The administrator may resign at any time by giving 60 days’ notice to the trust, the indenture trustee and the owner trustee.  In certain circumstances, the owner trustee, with the consent of the holders of a majority of the note balance of the Controlling Class, may terminate the administrator.  No resignation or termination of the administrator will become effective until a successor administrator is in place.

OWNER TRUSTEE

The identity of the owner trustee and a description of its experience as an owner trustee in securitization transactions will be included in the prospectus supplement.

The owner trustee’s main duties will be:

•                  creating the trust by filing a certificate of trust with the Delaware Secretary of State,

•                  maintaining the trust distribution account for the benefit of the holder of the residual interest in the trust, and

•                  executing documents on behalf of the trust.

The owner trustee will not be liable for any action, omission or error in judgment unless it constitutes willful misconduct, bad faith or negligence by the owner trustee.  The owner trustee will not be required to exercise any of its rights or powers under the transaction documents or to institute, conduct or defend any litigation on behalf of the trust at the direction of the depositor unless the depositor has offered reasonable security or indemnity satisfactory to the owner trustee to protect it against the costs and expenses that it may incur in complying with the direction.

The depositor and the administrator will indemnify the owner trustee for all liabilities and damages arising out of the owner trustee’s performance of its duties under the trust agreement unless caused by the willful misconduct, bad faith or negligence (other than errors in judgment) of the owner trustee or as a result of any breach of representations made by the owner trustee in the trust agreement.  The servicer will indemnify the owner trustee for liabilities and damages caused by the servicer’s willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its duties as servicer.

The trust will pay the fees of the owner trustee, reimburse the owner trustee for expenses incurred in performing its duties, and pay any indemnities due to the owner trustee, to the extent such amounts have not been paid or reimbursed by the depositor or the administrator.  The trust will pay these amounts to the owner trustee on each payment date up to the limit specified in the prospectus supplement before the trust makes any other payments.  The trust will pay the owner trustee amounts in excess of the limit only after paying in full on that payment date all other fees and expenses of the trust and all required interest and principal payments on the notes and after any required deposits to the reserve account are made.  Following an Event of Default, however, all owner trustee fees, expenses and indemnities will be paid first.

The owner trustee may resign at any time by notifying the depositor and the administrator.  The administrator may remove the owner trustee at any time and for any reason, and must remove the owner trustee if the owner trustee becomes legally unable to act, becomes subject to a bankruptcy or is no longer eligible to act as owner trustee under the trust agreement because of changes in its legal status, financial condition or certain rating conditions.  No resignation or removal of the owner trustee will be effective until a successor owner trustee is in place.  If not paid by the trust, the depositor will reimburse the owner trustee and the successor owner trustee for any expenses associated with the replacement of the owner trustee.

The trust agreement will terminate when:

•                  the last receivable has been paid in full, settled, sold or charged off and all collections have been applied, or

•                  the trust has paid all the notes in full and all other amounts payable by it under the transaction documents.

Upon termination of the trust agreement, any remaining trust assets will be distributed to the holder of the residual interest in the trust and the trust will be terminated.

INDENTURE TRUSTEE

The identity of the indenture trustee and a description of its experience as an indenture trustee in securitization transactions will be included in the prospectus supplement.

The indenture trustee’s main duties will be:

•                  holding the security interest in the receivables and other trust assets on behalf of the noteholders,

•                  administering the trust bank accounts,

•                  enforcing remedies at the direction of the Controlling Class following an Event of Default and acceleration of the notes,

•                  acting as note registrar to maintain a record of noteholders and provide for the registration, transfer, exchange and replacement of notes,

•                  acting as note paying agent to make payments from the trust bank accounts to the noteholders and others, and

•                  notifying the noteholders of an Event of Default.

Except in certain limited circumstances, if the indenture trustee knows of an event that with notice or the lapse of time or both would become an Event of Default, it must provide written notice to the noteholders within 90 days.  If the indenture trustee knows of an Event of Default, it must notify all noteholders within five business days.  If the notes have been accelerated, the indenture trustee may, and at the direction of the holders of a majority of the note balance of the Controlling Class must, institute proceedings for the collection of amounts payable on the notes and enforce any judgment obtained, institute foreclosure proceedings and, in certain circumstances, sell the receivables.

The indenture trustee’s standard of care changes depending on whether an Event of Default has occurred.  Prior to an Event of Default, the indenture trustee will not be liable for any action, omission or error in judgment unless it constitutes willful misconduct, bad faith or negligence by the indenture trustee.  Following an Event of Default, the indenture trustee must exercise its rights and powers under the indenture using the same degree of care and skill that a prudent person would use under the circumstances in conducting his or her own affairs.  Following an Event of Default, the indenture trustee may assert claims on behalf of the trust and the noteholders against the depositor, Ford Credit and any interest rate hedge counterparties.

For a description of the rights and duties of the indenture trustee after an Event of Default and upon acceleration of the notes you should read “Description of the Notes — Events of Default and Remedies” in this prospectus.

The indenture trustee must mail an annual report to the noteholders if certain events specified in the Trust Indenture Act have occurred during the preceding calendar year, including a change to the indenture trustee’s eligibility under the Trust Indenture Act, a conflict of interest specified in the Trust Indenture Act, a release of trust assets from the lien of the indenture and any action taken by the indenture trustee that has a material adverse effect on the notes.

The indenture trustee will not be required to exercise any of its rights or powers, expend or risk its own funds or otherwise incur financial liability in the performance of its duties if it has reasonable grounds to believe that it is not likely to be repaid or indemnified by the trust.  The indenture trustee also will not be required to take action in response to requests or directions of the noteholders unless the noteholders have offered reasonable security or indemnity satisfactory to the indenture trustee to protect it against the costs and expenses that it may incur in complying with the request or direction.

The trust and the administrator will indemnify the indenture trustee for all liabilities and damages arising out of the indenture trustee’s performance of its duties under the indenture unless caused by the willful misconduct, bad faith or negligence (other than errors in judgment) of the indenture trustee or as a result of any breach of representations made by the indenture trustee in the indenture.  The servicer will indemnify the indenture trustee for damages caused by the servicer’s willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its duties as servicer.

The trust will pay the fees of the indenture trustee, reimburse the indenture trustee for expenses incurred in performing its duties and pay any indemnities due to the indenture trustee, to the extent such amounts are not otherwise paid or reimbursed by the depositor or administrator.  The trust will pay these amounts to the indenture trustee on each payment date up to the limit specified in the prospectus supplement before the trust makes any other payments.  The trust will pay the indenture trustee amounts in excess of the limit only after paying in full on that payment date all other fees and expenses of the trust and all required interest and principal payments on the notes and after any required deposits to the reserve account have been made.  Following an Event of Default, however, all indenture trustee fees, expenses and indemnities will be paid first.

Under the Trust Indenture Act, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for the notes or any class of notes if a default occurs under the indenture.  In these circumstances, separate successor indenture trustees will be appointed for each class of notes.  Even if separate indenture trustees are appointed for different classes of notes, only the indenture trustee acting on behalf of the Controlling Class will have the right to exercise remedies and only the Controlling Class will have the right to direct or consent to any action to be taken, including a sale of the receivables.

The indenture trustee may resign at any time by notifying the trust.  The holders of a majority of the note balance of the Controlling Class may remove the indenture trustee at any time and for any reason by notifying the indenture trustee and the trust.  The trust must remove the indenture trustee if the indenture trustee becomes legally unable to act or becomes subject to a bankruptcy or is no longer eligible to act as indenture trustee under the indenture because of changes in its legal status, financial condition or certain rating conditions.  No resignation or removal of the indenture trustee will be effective until a successor indenture trustee is in place.  If not paid by the trust, the depositor will reimburse the indenture trustee and the successor indenture trustee for any expenses associated with the replacement of the indenture trustee.

RECEIVABLES

Trust Assets

The primary assets of the trust will be a pool of receivables consisting of retail installment sale contracts secured by new and used cars, trucks and utility vehicles.  On the closing date for a securitization transaction, Ford Credit will sell the receivables and other related assets to the depositor, and the depositor will sell the receivables and other related assets to the trust.  The trust assets will be pledged by the trust to the indenture trustee for the benefit of the noteholders and any interest rate hedge counterparties.

The trust assets will be:

•                  the receivables and collections on the receivables applied on or after the cutoff date,

•                  funds and investments in bank accounts of the trust,

•                  security interests in the financed vehicles,

•                  proceeds from claims on any insurance policies covering the financed vehicles or the obligors,

•                  rights under the transaction documents, including rights to any credit or payment enhancements described in the prospectus supplement,

•                  any rebates of costs or premiums on cancelled extended warranty protection plans, physical damage, credit life or disability insurance policies or similar products included in the amount financed, and

•                  all proceeds of the above.

Additional Information About the Receivables

The prospectus supplement will contain additional information about the receivables, including:

•                  the number, aggregate principal balance and average principal balance of the receivables,

•                  the weighted average APR, original and remaining terms,

•                  the scheduled weighted average life, and

•                  the geographic distribution, credit score distribution, make, model and vehicle type distribution, interest rate distribution and other composition characteristics for the receivables.

The “initial pool balance” for each trust will be the aggregate principal balance of the receivables on the cutoff date.  The “pool balance” as of the last day of any month will be the aggregate principal balance of the receivables on such day excluding purchased receivables.  The “principal balance” of a receivable as of the cutoff date or the last day of any month means the amount financed, less:

•                  collections applied to reduce the principal balance of the receivable, and

•                  any amounts charged off on the receivable.

Static Pool Information — Prior Securitized Pools

Ford Credit will provide static pool information about its prior securitized pools of retail installment sale contracts in an annex to the prospectus supplement.

Types of Receivables

All of the receivables will be simple interest receivables.  A “simple interest receivable” amortizes the amount financed or principal of the receivable over a series of payments.  Payments under a simple interest receivable are applied first to interest accrued to the date of payment and then to reduce the principal balance.  Each payment consists of interest and a portion of the principal.  The interest amount of any payment is calculated by multiplying the unpaid principal balance of the receivable by its APR and by the period elapsed (as a fraction of a calendar year) since the preceding payment was paid.  The principal amount of any payment will be equal to the remainder of the payment.  A simple interest receivable may be prepaid without penalty.  The obligor will be required to pay interest on the receivable only to the date of prepayment.

If an obligor makes a payment before its scheduled due date, the portion of the payment allocable to interest will be less than it would have been had the payment been made as scheduled because less interest will have accrued, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.  Conversely, if an obligor makes a payment after its scheduled due date, the portion of the payment allocable to interest will be greater than it would have been had the payment been made as scheduled because more interest will have accrued, and the portion of the payment applied to reduce the principal balance will be correspondingly less.

All of the receivables will require equal monthly payments.  The obligor pays a fixed monthly payment until the final scheduled payment date, at which time the amount of the final payment is increased or decreased as necessary to repay the then unpaid principal balance due to the timing of payments made over the term of the contract, payment extensions or partial prepayments.

SERVICING THE RECEIVABLES AND THE SECURITIZATION TRANSACTION

Servicing Duties

Under the sale and servicing agreement, the servicer’s main duties will be:

•                  collecting and applying all payments made on the receivables,

•                  investigating delinquencies,

•                  sending invoices and responding to inquiries of obligors,

•                  processing requests for extensions and modifications,

•                  administering payoffs, defaults and delinquencies,

•                  repossessing and then selling financed vehicles,

•                  maintaining accurate and complete accounts and computer systems for the servicing of the receivables,

•                  furnishing monthly investor reports and instructions to the indenture trustee, and

•                  providing the custodian with updated records for the receivable files.

Servicing Fees

The servicer will earn a servicing fee each month equal to 1% of the pool balance as of the first day of such month, unless another percentage is specified in the prospectus supplement.  In addition, the servicer will retain any late fees, extension fees and other administrative fees received from obligors and receive investment earnings on funds in the trust bank accounts.  If specified in the prospectus supplement, the servicer may receive a separate servicing fee from recoveries collected on charged off receivables.  The servicer will be entitled to reimbursement for fees and expenses paid to third parties related to the repossession and disposition of financed vehicles as well as for continued collection activities on charged off accounts.  The servicer may net these fees and expenses from collections deposited to the collection account.

Servicer Modifications and Obligation to Purchase Certain Receivables

The servicer will follow its policies and procedures in servicing the receivables.  As part of its normal collection efforts, the servicer may waive or modify the terms of any receivable, including granting payment extensions and rewriting, rescheduling or amending any contract or waiving late fees, extension fees or other administrative fees.  The servicer will purchase a receivable from the trust if the servicer makes certain modifications including if it grants payment extensions resulting in the final payment date of the receivable being later than the final scheduled payment date of the most junior class of notes issued by the related trust.  The servicer will also purchase a receivable if it modifies the amount financed or the APR of the receivable or rewrites or reschedules the contract to increase the number of originally scheduled due dates of the receivable.  However, the servicer will not be obligated to replace any modified receivables, and the servicer will not be required to purchase any modified receivable if such modification was required by law or court order, including by a bankruptcy court.  Ford Credit’s servicing systems identify these types of modifications and will automatically repurchase the modified receivable at the end of the month in which the modification is made.  The purchase price for such repurchase will be equal to the principal balance of the receivable plus 30 days of interest at the applicable APR prior to the modification, which will be deposited by the servicer to the collection account.  For modifications or waivers that do not result in a purchase of the receivable, Ford Credit does not expect that these changes or waivers will affect materially the cash flows on the receivables.

For more information about the servicer’s policies and procedures for servicing the receivables, including extensions and rewrites, you should read “Sponsor and Servicer — Servicing and Collections” in this prospectus.

The servicer must maintain perfection of the trust’s security interest in each receivable and Ford Credit’s security interest in the related financed vehicle until the receivable is paid in full or repurchased, except in certain limited circumstances.  For a charged off receivable, the servicer may release the security interest in a sale of charged off receivables and as permitted by the servicer’s policies and procedures.  If the servicer fails to maintain perfection of the trust’s security interest in the financed vehicle or otherwise impairs the rights of the trust or the noteholders in the receivable (other than in accordance with its policies and procedures) and the servicer does not correct the failure or impairment in all material respects by the end of the second month following the month that a responsible person of the servicer obtained actual knowledge or was notified of the impairment, the servicer must purchase the receivable from the trust.  The purchase price will generally be the principal balance of the receivable plus 30 days of interest at the applicable APR, which will be deposited by the servicer to the collection account.

For more information about the servicer’s policies and procedures for releasing the security interest in the receivable, you should read “Sponsor and Servicer — Repossession and Charge Off” in this prospectus.

Trust Bank Accounts

For each trust, the servicer will establish a collection account and will deposit all collections on the receivables and the purchase price for any receivable purchased by the servicer in the collection account.  The servicer may also establish additional bank accounts, including a reserve account or accounts from which payments to the noteholders will be made.  All trust bank accounts will be pledged to the indenture trustee to secure the notes.

Funds in the collection account will be invested in highly rated short-term investments that mature on or before the payment date on which the collections are to be distributed.  Funds in a reserve account will be invested in these highly rated short-term investments.  Investment earnings on funds in the trust bank accounts will be paid to the servicer each month.  The servicer will direct the investments unless the indenture trustee instructs the bank holding the account otherwise after an Event of Default.  The trust may invest the funds in the trust bank accounts in obligations issued by the underwriters or their affiliates or the servicer or its affiliates.

The servicer will have no access to the funds in the trust bank accounts.  Only the indenture trustee may withdraw funds from these accounts to make payments, including payments to the noteholders or to pay investment earnings to the servicer.  The indenture trustee will make payments from the collection account to the noteholders and others based on information provided by the servicer.

Deposit of Collections

On or before each payment date, the servicer will deposit all collections on the receivables for the preceding month in the collection account.  In general, Ford Credit will deposit all collections in the collection account within two business days of applying such collections to the obligors’ accounts, except that net recoveries on charged off accounts will generally be deposited on a monthly basis.  If Ford Credit’s short-term unsecured debt is rated equal to or higher than “R-1 (middle)” by DBRS, “F1” by Fitch, “P-1” by Moody’s or “A-1” by S&P, as applicable for each rating agency hired to rate the notes, and provided that no Servicer Termination Event has occurred, Ford Credit may deposit collections in the collection account on the business day preceding each payment date.  Until deposited in the collection account, collections may be used by the servicer for its own benefit and will not be segregated from its own funds.

For administrative convenience, the servicer may deposit collections and other amounts in the collection account each month net of the servicing fee payable to the servicer for the month, but must account for all transactions individually.  If amounts are deposited in error, they will be returned to the servicer or netted from subsequent deposits.

Reporting Obligations of Servicer

Monthly Investor Report.  The servicer will prepare a monthly investor report containing information about payments to be made on the notes and the performance of the receivables, as described in the prospectus supplement.

Annual Compliance Reports.  The servicer will prepare a number of reports, statements or certificates for each trust as described in the prospectus supplement.

Custodial Obligations of Ford Credit

Ford Credit will act as custodian for the trust and the indenture trustee and will maintain a receivables file for each receivable.  A receivables file will consist of originals or copies of the retail installment sale contract, credit application, certificate of title and other documents relating to the receivable, obligor and financed vehicle.  Each receivables file will be maintained separately, but will not be segregated from other similar receivables files or stamped or marked to reflect the sale to the trust so long as Ford Credit is servicing the receivables.

Delegation of Duties

As long as Ford Credit acts as servicer or custodian, it may delegate any or all of its duties to Ford or certain affiliates of Ford.  The servicer or custodian may perform any of its duties through subcontractors.  No delegation or subcontracting will relieve Ford Credit of its responsibilities regarding its duties and Ford Credit will remain responsible for such duties.  Ford Credit will be responsible for paying the fees of any subcontractors it employs except for fees and expenses charged to obligor accounts or netted from collections.

Limitations on Liability

The servicer will not be liable to the trust or the noteholders for any action or omission or for any error in judgment, unless it constitutes willful misconduct, bad faith or negligence in the performance of its duties.  The servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities and that may cause it to incur any expense or liability.  The servicer will indemnify the trust, the owner trustee and the indenture trustee for damages caused by the servicer’s willful misconduct, bad faith or negligence in the performance of its duties as servicer.

Amendments to Sale and Servicing Agreement

The sale and servicing agreement may be amended without the consent of the noteholders if the depositor, the servicer or the issuing entity (a) certifies that the amendment will not have a material adverse effect on the notes and (b) delivers a legal opinion that, for federal income tax purposes, the amendment will not cause any note to be deemed sold or exchanged, cause the trust to be treated as an association or publicly traded partnership taxable as a corporation or adversely affect the treatment of the notes as debt for federal income tax purposes.  The sale and servicing agreement may also be amended with the consent of a majority of each class of notes outstanding (with each class voting separately, except that the Class A notes will vote together as a single class).

No amendment to the sale and servicing agreement may, without the consent of all affected noteholders,

•                  change the amount, timing or priority of distributions required to be made to the noteholders,

•                  reduce the percentage of noteholders that are required to consent to an amendment, or

•                  change the amount required to be held in the reserve account.

Resignation and Termination of Servicer

Ford Credit may not resign as servicer for the trust that will issue the notes unless it is no longer permitted to perform its duties under law.  No resignation will become effective until a successor servicer has assumed Ford Credit’s servicing obligations.

Each of the following events will be a “Servicer Termination Event” under the sale and servicing agreement:

•                  failure by the servicer to deposit any collections, payments or other amounts that continues for five business days after it receives notice of the failure from the owner trustee or the indenture trustee or a responsible person of the servicer learns of the failure, unless:

•                  the failure was caused by an event outside the control of the servicer and does not continue for more than ten business days, and the servicer uses all commercially reasonable efforts to perform its obligations and promptly notifies the owner trustee, the indenture trustee and the depositor of the failure and the steps being taken by the servicer to remedy it, or

•                  the failure relates to an amount no greater than 0.05% of the outstanding principal balance of notes issued by the trust and does not continue for more than (a) if the servicer’s long-term debt is rated investment grade by all rating agencies rating the notes, 90 days after a responsible person of the servicer learns of such failure or (b) if the servicer’s long-term debt is not so rated, 90 days after the collections, payments or other amounts were required to be deposited.

•                  failure by the servicer to fulfill its duties under the transaction documents that has a material adverse effect on the notes and continues for 90 days after it receives notice of such failure from the owner trustee, the indenture trustee or the holders of at least 25% of the note balance of the Controlling Class,

•                  bankruptcy of the servicer, and

•                  any other event described in the prospectus supplement.

The holders of a majority of the note balance of the Controlling Class may waive any Servicer Termination Event.

As long as a Servicer Termination Event remains unremedied, the indenture trustee or the holders of a majority of the note balance of the Controlling Class may terminate the servicer for the trust.  If a successor servicer is not appointed by the date indicated in the notice of termination, the indenture trustee automatically will become the successor servicer and will be entitled to the original servicer’s compensation arrangements.  If the indenture trustee is unwilling or legally unable to act as servicer, it may appoint, or petition a court to appoint, a successor servicer having a net worth of at least $50 million and whose regular business includes the servicing of motor vehicle receivables.  The compensation paid to the successor servicer may not exceed the servicing compensation paid to the servicer under the sale and servicing agreement.

If a bankruptcy trustee or similar official is appointed for the servicer and no other Servicer Termination Event has occurred, the bankruptcy trustee or official may have the power to prevent the indenture trustee or the noteholders from replacing the servicer.

The servicer will agree to cooperate to effect a servicing transfer and make available its records on payments on the receivables and the receivable files.  The servicer will not be required to make available or license its proprietary servicing procedures, processes, models, software or other applications.  The predecessor servicer will reimburse the successor servicer for reasonable expenses associated with the transition of servicing duties.

USE OF PROCEEDS

The net proceeds from the sale of the notes issued on any closing date will be used by the depositor to purchase the receivables from Ford Credit and for any other purpose described in the prospectus supplement.  The use of the net proceeds from the sale of any notes issued by the trust after the original closing date will be described in the prospectus supplement.

MATURITY AND PREPAYMENT CONSIDERATIONS

The weighted average life of the notes generally will be determined by the rate at which the principal balances of the receivables are paid.  An increase in prepayments on the receivables will decrease the weighted average life of the notes.  “Prepayments” on the receivables will occur in the following circumstances:

•                  Prepayments on receivables — obligors may prepay their retail installment sale contracts in full or in part at any time without penalty,

•                  Rebates for cancelled items — rebates on cancelled service contracts, insurance and similar products included in the amount financed of the receivable may be received,

•                  Defaults — liquidation proceeds on defaulted receivables may be received,

•                  Insurance proceeds — proceeds from claims on any insurance policies covering the financed vehicles or the obligors may be received,

•                  Repurchases of receivables by Ford Credit and the depositor — Ford Credit and the depositor may be required to repurchase ineligible receivables from the trust upon breaches of representations as described in the prospectus supplement in “Transfers of the Receivables — Obligation to Repurchase Ineligible Receivables Upon Breach,”

•                  Purchases of receivables by the servicer — the servicer may be required to purchase receivables if the servicer fails to maintain the security interest of the trust in the financed vehicles or otherwise impairs the rights of the trust or the noteholders in the receivables or if the servicer makes certain modifications to the receivables as described in this prospectus in “Servicing the Receivables and the Securitization Transaction — Servicer Modifications and Obligation to Purchase Certain Receivables,” and

•                  Clean up call option — the servicer will have the option to purchase the receivables from the trust on any payment date on which the pool balance has declined to the amount specified in the prospectus supplement.

No assurance can be made of the amount of principal payments that will be made on the notes on each payment date because that amount will depend primarily on the amount of principal payments, including prepayments, on the receivables during the preceding month.

In Ford Credit’s experience, prepayments on retail installment sale contracts occur primarily when obligors decide to purchase new vehicles, obligors finance with Ford Credit to obtain certain Ford-sponsored vehicle marketing incentives that require Ford Credit financing and pay off their accounts within the first few months of the contract term, defaulted contracts are liquidated or insurance proceeds are received after the financed vehicle is determined to be a total loss.  Unlike certain other asset classes, such as residential mortgage loans, retail installment sale contracts for the purchase of cars, trucks and utility vehicles do not experience significant voluntary prepayments as interest rates decline.  The short-term nature and smaller principal amount of retail installment sale contracts makes the benefit of refinancing smaller.  In addition, the use of low APR financing to increase sales of new cars, trucks and utility vehicles limits the situations in which an obligor could take advantage of lower rates by refinancing.

Any reinvestment risk resulting from a faster or slower rate of prepayment of receivables will be borne entirely by the noteholders.  For more information about reinvestment risk, you should read “Risk Factors — The timing of principal payments on your notes is uncertain” in this prospectus.

DESCRIPTION OF THE NOTES

The following summary describes certain terms of the notes and the indenture.  The trust will issue one or more classes of notes pursuant to the indenture between the trust and the indenture trustee specified in the prospectus supplement.  A form of the indenture is included as an exhibit to the registration statement filed with the SEC, that includes this prospectus.

Fixed and Floating Rate Notes

Each class of fixed rate notes will bear interest at the interest rate specified in the prospectus supplement.  Interest on fixed rate notes typically will be computed on the basis of a 360-day year of twelve 30-day months but the prospectus supplement may specify a different day count basis.

Each class of floating rate notes will bear interest determined by reference to the London Inter-Bank Offering Rate or “LIBOR,” plus a spread specified in the prospectus supplement.  The trust will appoint a calculation agent identified in the prospectus supplement to determine LIBOR for each interest period and each class of floating rate notes.  The calculation agent will determine LIBOR for each interest period on the second London business day preceding such interest period but the prospectus supplement may specify a different LIBOR determination date.  All determinations of LIBOR by the calculation agent, in the absence of manifest error, will be conclusive for all purposes and binding on the noteholders.  Interest on floating rate notes typically will be computed on the basis of a 360-day year and the actual number of days in a period but the prospectus supplement may specify a different day count basis.

If the trust issues floating rate notes, it may enter into interest rate swaps, caps and/or floors with counterparties to hedge the potential mismatch between the fixed interest rates on the receivables and the floating interest rates on the floating rate notes.  The material terms of these hedging arrangements and information about the interest rate hedge counterparties will be described in the prospectus supplement.

Principal and Interest Payments on the Notes

Each class of notes will have a stated principal amount and will bear interest at the interest rate specified in the prospectus supplement.  The timing and priority of payment, seniority, interest rate and amount of or method of determining payments of principal and interest on each class of notes will be described in the prospectus supplement.  Some classes of notes may have senior or subordinate rights to receive payments of interest and principal compared to other classes of notes.  Payments of interest on subordinate notes may be made prior to payments of principal on more senior notes.

Principal of and interest on any class of notes will be paid on a pro rata basis among all the noteholders of that class.  One or more classes of notes may be prepaid in whole as a result of the servicer exercising its clean up call option to purchase the receivables.

The trust will make interest and principal payments on each payment date to the holders of record of the notes on the day before the payment date (or, if definitive notes are issued, the last day of the preceding month).

Credit and Payment Enhancement

Credit and payment enhancements are intended to enhance the likelihood of receipt by the noteholders of the full amount of interest and principal due on their notes.

Credit and payment enhancements may not provide protection against all risks of loss and do not guarantee payment of interest and repayment of the entire principal amount of the notes.  If losses on receivables exceed the credit enhancement available, the noteholders will bear their allocable share of the loss, starting with the noteholders of the most junior class of notes outstanding.  The amount and the type of credit and payment enhancements for each class of notes will be described in the prospectus supplement.

“Credit enhancements” may include:

•                  A reserve account available to cover trustee fees and expenses, servicing fees, interest payments on the notes, priority principal payments and final principal payments if collections on the receivables were insufficient.  Any amounts remaining on deposit after payment of all fees and expenses owing by the trust and amounts owing on the notes and on any other securities issued by the trust will be released to the depositor.

•                  “Excess spread,” which is generally equal to the amount of interest collections and principal collections relating to the yield supplement discount remaining after paying trustee fees and expenses, servicing fees, senior amounts owing to any interest rate hedge counterparty, interest due on the notes and any required deposits in any reserve account.  The amount of excess spread will depend on factors such as APRs, the interest rates on the notes, prepayments, yield supplement overcollateralization amounts and losses.

•                  “Overcollateralization,” which is the amount by which the pool balance exceeds the note balance of the notes.

•                  Yield supplement discount arrangements for low APR receivables where the payments due under certain low APR receivables are discounted at both the contractual APR and at a higher rate and the aggregate difference of the discounted payments in each month is subtracted from the pool balance in order to increase the amount of principal required to be paid on each payment date.

•                  Subordination of classes that causes more junior classes of securities to absorb losses before more senior classes.

•                  “Turbo” payments for a class of notes, where excess spread is used in addition to principal collections from the receivables to repay the principal of such class and no amounts are released to the holder of the residual interest until such class is paid.

“Payment enhancements” include:

•                  Interest rate swaps where the trust makes fixed payments on a monthly or other basis to an interest rate hedge counterparty and receives a payment based on LIBOR and/or interest rate caps or floors where the trust makes an upfront payment to an interest rate hedge counterparty and receives a payment on a monthly or other basis to the extent LIBOR or another referenced rate specified in the cap or floor exceeds a stated cap rate or is less than a stated floor rate, as applicable.

•                  Third party payments, guarantees, surety bonds or letters of credit that would pay amounts specified in the prospectus supplement if other assets of the trust were insufficient to make required payments or would pay if assets of the trust were unavailable, such as collections held by servicer at the time of a bankruptcy proceeding.

Events of Default and Remedies

Events of Default.  Each of the following events will be an “Event of Default” under the indenture:

•                  failure to pay interest due on notes of the Controlling Class within the time period specified in the prospectus supplement,

•                  failure to pay the principal amount of any class of notes in full by its final scheduled payment date,

•                  failure by the trust to observe or perform any material covenant or agreement made in the indenture or any representation of the trust made in the indenture is later determined to have been incorrect in any material respect and, in either case, is not cured for a period of 60 days after notice was given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% of the note balance of the Controlling Class, or

•                  bankruptcy or dissolution of the trust.

If the trust knows of an event that with notice or the lapse of time, or both, would become an Event of Default of the type described in the third item above, it must notify the indenture trustee within five business days.  Except in certain limited circumstances, if the indenture trustee knows of an event that with notice or the lapse of time, or both, would become an Event of Default, it must notify the noteholders within 90 days.

The trust must notify the indenture trustee, the servicer and the rating agencies no more than five business days after a responsible person of the issuer knows of an Event of Default.  If the indenture trustee knows of an Event of Default, it must notify all noteholders within five business days.

The holders of a majority of the note balance of the Controlling Class may waive any Event of Default and its consequences except an Event of Default (a) in the payment of principal of or interest on any of the notes (other than an Event of Default relating to failure to pay principal due only because of the acceleration of the notes) or (b) in respect of a covenant or provision of the Indenture that cannot be amended, supplemented or modified without the consent of all noteholders.

The “Controlling Class” for a securitization transaction will be all outstanding classes voting as a single class, unless otherwise specified in the prospectus supplement.

Acceleration of the Notes.  If an Event of Default occurs, other than because of a bankruptcy or dissolution of the trust, the indenture trustee or the holders of a majority of the note balance of the Controlling Class may accelerate the notes and declare the notes to be immediately due and payable.  If an Event of Default occurs because of bankruptcy or dissolution of the trust, the notes will be accelerated automatically.

The holders of a majority of the note balance of the Controlling Class may rescind any declaration of acceleration if:

•                  notice of the rescission is given before a judgment for payment of the amount due is obtained by the indenture trustee,

•                  the trust has deposited with the indenture trustee an amount sufficient to make all payments of interest and principal due on the notes (other than amounts due only because of the acceleration of the notes) and all other outstanding fees and expenses of the trust, and

•                  all Events of Default (other than the nonpayment of amounts due only because of the acceleration of the notes) are cured or waived by the holders of a majority of the note balance of the Controlling Class.

Remedies Following Acceleration.  If the notes have been accelerated and the acceleration has not been rescinded, the indenture trustee, at the direction of the holders of a majority of the note balance of the Controlling Class, may:

•                  file a lawsuit for the collection of the notes and enforce any judgment obtained,

•                  institute foreclosure proceedings on the receivables, and

•                  take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee, the noteholders and any interest rate hedge counterparties.

However, the indenture trustee is only permitted to sell the receivables if the following conditions are met, which depend on which Event of Default has occurred:

•                  If an Event of Default occurs because of the late payment of interest or principal of any note, the indenture trustee may sell the receivables without obtaining the consent of the noteholders or may elect to have the trust maintain possession of the receivables and apply collections as they are received, except that the indenture trustee will sell the receivables if directed by the holders of a majority of the note balance of the Controlling Class.

•                  If an Event of Default occurs because of the bankruptcy or dissolution of the trust, the indenture trustee may not sell the receivables unless:

•                  all of the noteholders of the Controlling Class consent to the sale,

•                  the proceeds of the sale are expected to be sufficient to pay all amounts owed by the trust, including payments on the notes and any amounts due to any interest rate hedge counterparties, or

•                  the indenture trustee determines that the assets of the trust would not be sufficient on an ongoing basis to pay all amounts owed by the trust, including payments on the notes and any amounts due to any interest rate hedge counterparties as those payments would have become due if the obligations had not been accelerated, and the indenture trustee obtains the consent of the holders of 66-2/3% of the note balance of the Controlling Class.

•                  If an Event of Default occurs because of a breach of a representation or covenant of the trust, the indenture trustee may not sell the receivables unless:

•                  all of the noteholders consent to the sale, or

•                  the proceeds of the sale are expected to be sufficient to pay all amounts owed by the trust, including payments on the notes and any amounts due to any interest rate hedge counterparties.

The indenture trustee will notify the noteholders at least 15 days before any sale of the receivables.  Any noteholder, the depositor, the servicer and any interest rate hedge counterparty may submit a bid to purchase the receivables and may purchase the receivables at any sale proceeding.

Payments Following Certain Accelerations and Any Sale of the Receivables.  Following an acceleration of the notes or any sale of the receivables, any amounts collected by the indenture trustee will be paid in accordance with the “post-acceleration” priority of payments described in the prospectus supplement.

Standard of Care of the Indenture Trustee Following an Event of Default.  If an Event of Default has occurred and is continuing, the indenture trustee must exercise its rights and powers under the indenture using the same degree of care and skill that a prudent person would use under the circumstances in conducting his or her own affairs.  The holders of a majority of the note balance of the Controlling Class generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee following an Event of Default and acceleration of the notes.

Limitation on Suits.  No noteholder will have the right to institute any legal proceeding for any remedy under the indenture unless:

•                  the noteholder has given notice to the indenture trustee of a continuing Event of Default,

•                  the holders of at least 25% of the note balance of the Controlling Class have requested the indenture trustee to institute such legal proceeding,

•                  the requesting noteholders have offered reasonable security or indemnity satisfactory to the indenture trustee against any liabilities that the indenture trustee may incur in complying with the request,

•                  the indenture trustee has failed to institute the legal proceeding within 60 days after its receipt of the notice, request and offer of indemnity, and

•                  the holders of a majority of the note balance of the Controlling Class have not given the indenture trustee any inconsistent direction during the 60-day period.

A noteholder, however, has the absolute right to institute at any time a proceeding to enforce its right to receive all amounts of principal and interest due and owing to it under its note, and such right may not be impaired without the consent of such noteholder.

The indenture trustee and the noteholders will agree not to institute a bankruptcy proceeding against the trust.

Notes Owned by Transaction Parties

Notes owned by the depositor, the servicer or any of their affiliates will not be included for purposes of determining whether a specified percentage of any class of notes have taken any action under the indenture or any other transaction document.

List of Noteholders

Three or more noteholders may request a list of all noteholders of the trust maintained by the indenture trustee for the purpose of communicating with other noteholders about their rights under the indenture or under the notes.  Any request must be accompanied by a copy of the communication that the requesting noteholders propose to send.

Satisfaction and Discharge of Indenture

The indenture will not be discharged until:

•                  the indenture trustee has received all notes for cancellation or, with certain limitations, funds sufficient to pay all notes in full,

•                  the trust has paid all other amounts payable by it under the transaction documents, and

•                  the trust has delivered an officer’s certificate and a legal opinion each stating that all conditions to the satisfaction and discharge of the indenture have been satisfied.

Amendments to Indenture

The indenture trustee and the trust may amend the indenture without the consent of the noteholders for limited purposes, including to:

•                  further protect the indenture trustee’s interest in the receivables and other trust assets subject to the lien of the indenture,

•                  add to the covenants of the trust for the benefit of the noteholders,

•                  transfer or pledge any trust assets to the indenture trustee,

•                  cure any ambiguity, correct any mistake or add any provision that is not inconsistent with any other provision of the indenture, so long as such action will not have a material adverse effect on the notes or the rights of any interest rate hedge counterparty, and

•                  modify, eliminate or add provisions required by or necessary to qualify the indenture under the Trust Indenture Act.

Except as provided below, the indenture trustee and the trust may amend the indenture to add, change or eliminate any provision or modify the noteholders’ rights under the indenture (1) without the consent of the noteholders if (a) the administrator certifies that the amendment will not have a material adverse effect on the notes and (b) each rating agency (i) confirms that the amendment will not result in a reduction or withdrawal of the then-current ratings of the notes or (ii) within ten business days of receiving notice of the amendment, does not provide notice that the amendment will result in a reduction or withdrawal of the then-current ratings of the notes or (2) with the consent of the holders of a majority of the note balance of the Controlling Class.  In each case, the indenture trustee must receive a legal opinion that, for federal income tax purposes, the amendment will not cause any note to be deemed sold or exchanged, cause the trust to be treated as an association or publicly traded partnership taxable as a corporation or adversely affect the treatment of the notes as debt for federal income tax purposes.

The prior consent of all adversely affected noteholders will be required for any amendment that would:

•                  change the provisions for amending the indenture or voting or consent under the indenture,

•                  change the principal amount of or interest rate on any note, the final scheduled payment date of any class of notes, the price at which notes may be redeemed following exercise of the clean up call option by the servicer or the percentage of the initial pool balance at which such option may be exercised or the priority of payments or how principal or interest payments are calculated or made on the notes,

•                  impair the right of noteholders to institute suits to enforce the indenture,

•                  change the definition of Controlling Class, or

•                  permit the creation of any lien ranking prior or equal to, or otherwise impair, the lien of the indenture trustee in the trust assets.

Residual Interest; Issuance of Additional Securities

The depositor initially will hold the residual interest in the trust and will be entitled to any amounts not needed on any payment date to make payments on the notes, or to make any other required payments or deposits in accordance with the priority of payments described in the prospectus supplement.

The depositor may exchange all or a portion of its residual interest for additional notes or certificates issued by the trust only if the following conditions are satisfied:

•                  the depositor delivers an officer’s certificate that the issuance of the additional notes or certificates will not adversely affect in any material respect the interest of any noteholder, and

•                  the depositor delivers a legal opinion to the indenture trustee, the owner trustee and the rating agencies that the issuance of the additional notes or certificates will not (1) cause any outstanding note to be deemed sold or exchanged, (2) cause the trust to be treated as an association or publicly traded partnership taxable as a corporation or (3) adversely affect the treatment of the outstanding notes as debt, in each case, for federal income tax purposes.

The depositor may register the additional notes or certificates and sell them publicly or may sell them in a private placement.  Because any additional securities will be subordinated to the notes and paid only from amounts otherwise payable to the depositor, no approval of the noteholders will be required and no notice of the issuance will be provided to the noteholders.

Book-Entry Registration

The notes will be available only in book-entry form except in the limited circumstances described below.  All notes will be held in book-entry form by The Depository Trust Company, or “DTC,” in the name of Cede & Co., as nominee of DTC.  Investors’ interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC.  Investors may hold their notes through DTC, Clearstream Banking Luxembourg S.A., or Euroclear Bank S.A./N.V., which will hold positions on behalf of their customers or participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.  The notes will be traded as home market instruments in both the U.S. domestic and European markets.  Initial settlement and all secondary trades will settle in same-day funds.

Investors who hold their notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations.  Investors who hold global notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global notes and no “lock-up” or restricted period.

Actions of noteholders under the indenture will be taken by DTC upon instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry notes for distribution to holders of book-entry notes in accordance with DTC’s rules and procedures.

Investors should review the rules and procedures of DTC, Clearstream and Euroclear for clearing, settlement, payments and tax withholding applicable to their purchase of the notes.  In particular, investors should note that DTC’s rules and procedures limit the ability of the issuer and the indenture trustee to make post-payable adjustments for principal and interest payments after a specified time period, which may be as short as 90 days.

Notes will be issued in physical form to noteholders only if:

•                  the administrator determines that DTC is no longer willing or able to discharge properly its responsibilities as depository for the notes and the administrator or the depositor cannot appoint a qualified successor,

•                  the administrator terminates the book-entry system through DTC, or

•                  after the occurrence of an Event of Default or a Servicer Termination Event, the holders of a majority of the note balance of the Controlling Class notify the indenture trustee and DTC to terminate the book-entry system through DTC (or a successor to DTC).

Payments of principal and interest on definitive notes will be made by the indenture trustee on each payment date to registered holders of definitive notes as of the end of the preceding month.  The payments will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee.  The final payment on any definitive notes will be made only upon presentation and surrender of the definitive note at the address specified in the notice of final payment to the noteholders.

Definitive notes will be transferable and exchangeable at the offices of the indenture trustee or a note registrar.  No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of an amount sufficient to cover any tax or other governmental charge imposed in connection with any transfer or exchange.

Computing the Outstanding Principal Amount of the Notes

The monthly investor report described in the prospectus supplement will include a note factor for each class of notes that can be used to compute the portion of the principal amount outstanding on that class of notes each month.  The factor for each class of notes will be a seven-digit decimal indicating the remaining outstanding principal amount of that class of notes as of the applicable payment date as a percentage of its original principal amount, after giving effect to payments to be made on the payment date.

The factors for each class of notes will initially be 1.0000000 and will decline as the outstanding principal amount of the class declines.  For each note, the portion of the principal amount outstanding on that class of notes can be determined by multiplying the original denomination of that note by the note factor for that class of notes.

SOME IMPORTANT LEGAL CONSIDERATIONS

Matters Relating to Bankruptcy

Sale of Receivables by Ford Credit to the Depositor.  The sale of the receivables by Ford Credit to the depositor will be structured to minimize the possibility that a bankruptcy proceeding of Ford Credit will adversely affect the trust’s rights in the receivables.  Ford Credit and the depositor intend that the sale of the receivables by Ford Credit to the depositor will constitute a “true sale.” The depositor will have no recourse to Ford Credit other than the limited obligation to repurchase receivables for breaches of representations.

On the closing date for the notes, Ford Credit and the depositor will receive a reasoned legal opinion that in a bankruptcy of Ford Credit:

•                  the receivables and the collections on the receivables would not be property of Ford Credit’s bankruptcy estate under U.S. federal bankruptcy laws, and

•                  the automatic stay under U.S. federal bankruptcy laws would not apply to prevent payment of the collections on the receivables to the depositor or the trust.

This opinion will be subject to certain assumptions and qualifications and a court in a Ford Credit bankruptcy proceeding may not reach the same conclusion.

Structure of Depositor; Risk of Substantive Consolidation.  The depositor is organized as a special purpose entity and is restricted by its limited liability company agreement to activities designed to make it “bankruptcy-remote.” These restrictions limit the nature of its activities, prohibit the incurrence of additional indebtedness and make it unlikely that the depositor will have any creditors.  This agreement also restricts the depositor from commencing a voluntary case or proceeding under U.S. bankruptcy laws or any similar state law without the unanimous consent of its board of managers, including independent managers who are specifically instructed to take into account the interests of creditors of the depositor and the trusts created by the depositor, as well as the interests of the depositor, in any vote to allow the depositor to file for bankruptcy.  The limited liability company agreement also contains covenants meant to preserve the separate identity of the depositor from Ford Credit and to avoid substantive consolidation of Ford Credit and the depositor.  The most important of these covenants require each company to maintain its separate existence, maintain separate books and bank accounts, prepare separate financial statements and not hold itself as liable for debts of the other and not commingle the depositor’s assets with the assets of Ford Credit or its affiliates.

In addition, in the transaction documents, the owner trustee, the indenture trustee and the noteholders will agree not to institute a bankruptcy proceeding against the depositor in connection with any obligations under the notes or the transaction documents.

On the closing date for a securitization transaction, Ford Credit and the depositor will obtain a reasoned legal opinion that in a bankruptcy of Ford Credit, a creditor or bankruptcy trustee of Ford Credit (or Ford Credit as debtor in possession) would not have valid grounds to request a court to disregard the separate legal existence of the depositor so as to cause substantive consolidation of the assets and liabilities of the depositor with the assets and liabilities of Ford Credit in a manner prejudicial to the noteholders.  This opinion will be subject to certain assumptions and qualifications, including an assumption that the depositor and Ford Credit comply with its limited liability company agreement.  A court in a Ford Credit bankruptcy proceeding may not reach the same conclusion.  If the separate legal existence of Ford Credit and the depositor were disregarded and the assets and liabilities of Ford Credit and the depositor were consolidated, assets of the depositor could be used to satisfy Ford Credit’s creditors instead of the noteholders or the trust.  This consolidation of assets and liabilities generally is referred to as “substantive consolidation.”

Sale of Receivables by the Depositor to the Trust; Perfection of Security Interests.  The transfer of the receivables by the depositor to the trust will also be structured as a sale.  Similar to the sale by Ford Credit to the depositor, where Ford Credit is the sole member of the depositor, the depositor will retain an interest in the receivables it sells in the form of a residual interest in the trust.  This transfer may not constitute a “true sale” that removes the receivables from the bankruptcy estate of the depositor.  The depositor will grant a back-up security interest in the receivables to the trust and will file Uniform Commercial Code financing statements to perfect the trust’s ownership interest and security interest in the receivables.  The trust agreement contains provisions similar to those in the depositor’s limited liability company agreement designed to make it “bankruptcy-remote” by limiting the trust’s activities and requiring creditors to agree not to institute a bankruptcy proceeding against the trust.

Assuming that the sale of the receivables by Ford Credit to the depositor is a “true sale,” the depositor is not consolidated with Ford Credit in a bankruptcy of Ford Credit and the depositor is not in bankruptcy, the trust’s perfected security interest in the receivables generally will provide the trust with uninterrupted access to collections on the receivables (other than any collections held by Ford Credit as servicer at the time a bankruptcy proceeding is commenced).  The trust will grant a security interest in the receivables and other trust assets to the indenture trustee for the benefit of the noteholders, and the administrator will file Uniform Commercial Code financing statements to perfect and maintain the perfection of the security interest.

Bankruptcy Proceedings of Ford Credit, the Depositor or the Servicer.  The depositor does not intend to commence, and Ford Credit will agree that it will not cause the depositor to commence, a voluntary bankruptcy proceeding so long as the depositor is solvent.

The bankruptcy of the servicer will result in a Servicer Termination Event.  If no other Servicer Termination Event other than a bankruptcy exists, a trustee-in-bankruptcy of the servicer may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer.

Payments made by Ford Credit or the depositor to repurchase receivables pursuant to the sale and servicing agreement may be recoverable by Ford Credit or the depositor, as debtor-in-possession, or by a creditor or a trustee-in-bankruptcy of Ford Credit or of the depositor as a preferential transfer from Ford Credit or the depositor if the payments were made within one year before the filing of a bankruptcy proceeding in respect of Ford Credit.

The Dodd-Frank Act

Orderly Liquidation Authority.  The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” established the Orderly Liquidation Authority, or “OLA,” under which the Federal Deposit Insurance Corporation, or “FDIC,” is authorized to act as receiver of a financial company and its subsidiaries.  OLA differs from U.S. federal bankruptcy laws in several respects.  In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear what impact these provisions will have on any particular company, including Ford Credit, the depositor or the trust, or such company’s creditors.

Potential Applicability to Ford Credit, the Depositor and the Trust.  There is uncertainty about which companies will be subject to OLA rather than the U.S. federal bankruptcy laws.  For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine that (1) the company is in default or in danger of default, (2) the failure of the company and its resolution under the U.S. federal bankruptcy laws would have serious adverse effects on financial stability in the United States, (3) no viable private sector alternative is available to prevent the default of the company and (4) an OLA proceeding would mitigate these effects.  There can be no assurance that the OLA provisions would not be applied to Ford Credit, although it is expected that OLA will be used only very rarely.  Ford Credit or the trust could, under certain circumstances, also be subject to OLA.

FDIC’s Avoidance Power Under OLA.  The provisions of OLA relating to preferential transfers differ from those of the U.S. federal bankruptcy laws.  If Ford Credit were to become subject to OLA, there is an interpretation under OLA that previous transfers of receivables by Ford Credit perfected for purposes of state law and the U.S. federal bankruptcy laws could nevertheless be avoided by the FDIC as preferential transfers.  In this case the receivables securing the notes could be reclaimed by the FDIC and the noteholders may have only an unsecured claim against Ford Credit.

In July 2011, the FDIC adopted final rules which harmonize the application of the FDIC’s avoidance power under OLA with the related provisions under the U.S. federal bankruptcy laws.  Based on these rules, the transfer of the receivables by the sponsor would not be avoidable by the FDIC as a preference under OLA.

FDIC’s Repudiation Power Under OLA.  If the FDIC is appointed receiver of a company under OLA, the FDIC would have the power to repudiate any contract to which the company was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of the company’s affairs.

In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion confirming:

•                                              that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law, or changes the enforceability of standard contractual provisions meant to foster the bankruptcy-remote treatment of special purpose entities such as the depositor and the trust, and

•                                              that, until the FDIC adopts a regulation, the FDIC will not exercise its repudiation authority to reclaim, recover or recharacterize as property of a company in receivership or the receivership assets transferred by that company prior to the end of the applicable transition period of any such future regulation, provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that company under the U.S. federal bankruptcy laws.

Ford Credit and the depositor intend that the sale of the receivables by Ford Credit to the depositor will constitute a “true sale” between separate legal entities under applicable state law.  As a result, Ford Credit believes that the FDIC would not be able to recover the receivables using its repudiation power.

Although the advisory opinion does not bind the FDIC, and could be modified or withdrawn in the future, the opinion provides that it will apply to asset transfers which occur prior to the end of any applicable transition period adopted to implement future regulation addressing the FDIC’s repudiation authority under OLA.  However, there can be no assurance that the FDIC will address its repudiation authority under OLA in future regulations or that future regulations or subsequent FDIC actions in an OLA proceeding involving Ford Credit, the depositor or the trust would not be contrary to this opinion.

If the trust were placed in receivership under OLA, the FDIC would have the power to repudiate the notes issued by the trust.  In that case, the FDIC would be required to pay compensatory damages that are no less than the principal amount of the notes plus accrued interest as of the date the FDIC was appointed receiver and, to the extent that the value of the property that secured the notes is greater than the principal amount of the notes and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Security Interests in Receivables and Financed Vehicles

The sale and assignment of the receivables to the trust, the perfection of the security interests pledged in the receivables and the enforcement of rights to realize on the financed vehicles as collateral for the receivables will be subject to a number of federal and state laws, including the Uniform Commercial Code in effect in each state.  The retail installment sale contracts, both tangible and electronic, purchased by Ford Credit constitute “chattel paper” for purposes of the Uniform Commercial Code.  The sale, assignment and pledge of “chattel paper” may be perfected either by taking physical possession of tangible contracts and taking and maintaining “control” (within the meaning of the Uniform Commercial Code) of electronic contracts or by the filing of financing statements under the Uniform Commercial Code.

All retail installment sale contracts acquired by Ford Credit are assigned to Ford Credit by the dealer under the terms of an assignment agreement.  Each retail installment sale contract includes a grant by the obligor of a security interest in the financed vehicle.  Ford Credit either takes physical possession, in the case of tangible contracts, or takes and maintains “control”, in the case of electronic contracts, to obtain a perfected security interest in the contract against the dealer.  The tangible contracts are held by Ford Credit or by a third party vendor.  The electronic contracts are stored in a specially-designed computer system maintained by a third party vendor that identifies Ford Credit as the owner and establishes Ford Credit’s “control” of the electronic contracts.

The sale and assignment of the receivables evidenced by the contracts from Ford Credit to the depositor and from the depositor to the trust and the pledge of the receivables from the trust to the indenture trustee, will be perfected, at each stage, by the filing of a financing statement under the Uniform Commercial Code.  Ford Credit will not transfer physical possession or “control” of the contracts to the trust or the indenture trustee, but will maintain such possession and “control” and act as custodian for the trust and the indenture trustee.  Ford Credit will mark its accounting records and computer systems to reflect such assignments and pledge, but will not segregate the contracts that are in its possession or “control” and they will not be stamped or marked to reflect the sale and assignment to the trust or the pledge to the indenture trustee so long as Ford Credit is servicing the receivables.

Ford Credit follows procedures to perfect its security interest in the financed vehicle usually by notation of its lien on the certificate of title for the financed vehicle.  Generally, these procedures require the dealer to apply for a title that includes Ford Credit’s lien immediately after Ford Credit’s purchase of a contract.  The vehicle titling laws of most states also allow Ford Credit to retain possession of the certificate of title until the contract is paid in full.  The procedures to perfect Ford Credit’s lien on the financed vehicle depend on the actions of third parties, including dealers, vehicle owners and state and local motor vehicle registration authorities.  If Ford Credit obtains a validly perfected security interest in the financed vehicle on a timely basis, the trust, as assignee of the receivable, will also have the benefits of this security interest in most states.  To avoid the administrative burden and costs, no financed vehicles are re-registered to identify the trust as the new secured party on the certificate of title and the obligors will not be notified that their contracts have been sold.  If Ford Credit does not obtain a perfected security interest in the financed vehicle due to fraud, forgery, negligence or administrative error of any third party, its security interest and, therefore, that of the trust, could be subordinated to subsequent purchasers of the financed vehicle and subsequent lenders with a perfected security interest.  If the trust does not have a perfected security interest in a financed vehicle, its ability to realize on the financed vehicle following an obligor default would be adversely affected.  Under the sale and servicing agreement, the servicer must take appropriate steps to maintain perfection of the security interest in the financed vehicles and must purchase the receivable if it fails to do so and the receivable is materially and adversely affected.

In most states, a perfected security interest in a financed vehicle continues for four months after the vehicle is moved to a new state from the state where it is registered and thereafter until the vehicle owner re-registers the vehicle in the new state.  Ford Credit, as secured party, must surrender possession if it holds the certificate of title to the financed vehicle, or would receive notice of surrender if its security interest is noted on the certificate of title.  In either case, Ford Credit would have the opportunity to continue its security interest in the financed vehicle in the new state.  Similarly, when an obligor sells a financed vehicle, Ford Credit must surrender possession of the certificate of title or will receive notice as a lienholder and will have an opportunity to require repayment of the receivable before release of the lien.  Under the sale and servicing agreement, the servicer must take appropriate steps to maintain perfection of the security interests in the financed vehicles and must purchase the receivable if it fails to do so and the receivable is materially and adversely affected.

In certain circumstances, the trust’s security interest in the receivable or the financed vehicle may be subordinated because federal or state law gives the holders of some types of liens, such as tax liens or mechanic’s liens, priority over even the properly perfected lien of other secured parties.  In addition, if a financed vehicle is confiscated by a government agency, Ford Credit may not be able to obtain possession of the vehicle and enforce the security interest unless it completes documentation required by the agency, including a “hold harmless” agreement.  Unless Ford Credit fails to follow its policies and procedures, Ford Credit will not be required to purchase any receivable in these circumstances.

Legal Considerations Relating to the Contracts and the Financed Vehicles

Repossession; Notice of Sale and Cure Rights.  If an obligor defaults on its retail installment sale contract, the trust will have all the remedies of a secured party under the UCC, except where specifically limited by other state laws.  These remedies include the right to perform self-help repossession unless it would constitute a breach of the peace or unless prohibited by state law.  Self-help repossession is the method used by Ford Credit in most cases and usually is accomplished by using an independent contractor to take possession of the financed vehicle.  In cases where the obligor objects or raises a defense to repossession, or if otherwise required by state law, Ford Credit may have to obtain a court order before repossessing the vehicle.

If an obligor is in default on its contract, some states require that the secured party notify the obligor of the default and give the obligor a time period to cure the default prior to repossession.  In Ford Credit’s experience, this right to cure is exercised by only a limited number of defaulted obligors.

Upon repossession of a vehicle, the Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the vehicle may be held.  The obligor has the right to redeem the vehicle prior to sale by paying the secured party the unpaid balance of the contract plus reasonable expenses for repossessing, holding, and preparing the vehicle for disposition and arranging for the sale, including attorney’s fees when allowed by law.  In some states, the obligor has the right to reinstate the contract by payment of past due amounts and other specified amounts instead of all amounts due under the contract.

Deficiency Judgments.  Ford Credit generally is required to apply the proceeds of sale of a repossessed vehicle to the expenses of resale and repossession and then to the satisfaction of the indebtedness of the obligor on the receivable.  If the net proceeds from sale do not cover the full amount of the obligation, Ford Credit may seek a deficiency judgment in some states, but other states prohibit or limit such judgments.  Because a deficiency judgment is an unsecured personal judgment against the obligor for the shortfall, in many cases it is not useful to seek one.  If a deficiency judgment is obtained, it may be settled at a significant discount.

Consumer Protection Laws.  Numerous federal and state consumer protection laws impose substantial requirements upon dealers, finance companies, lenders and servicers involved in consumer finance, including Ford Credit, and impose statutory liabilities on those who fail to comply with their provisions.  The most significant consumer protection laws regulating the receivables include the federal Truth-in-Lending Act and state motor vehicle retail installment sales acts that mandate financing disclosures that must be made to consumers; the federal Equal Credit Opportunity Act that prohibits creditors from discriminating on the basis of specific factors, such as race, color, sex, age and marital status in all aspects of a credit transaction, including the application process and the development and use of scoring models; the federal Fair Credit Reporting Act that regulates consumer credit reports and includes requirements on when and how creditors may obtain and use these reports and actions creditors must take to prevent identity theft; and the Gramm Leach Bliley Act and state privacy laws that require protection of certain consumer data and communication of privacy rights with consumers.  State motor vehicle retail installment sales acts and other state laws regulate fees, finance charges, collection processes and licensing requirements.  In some cases, these laws could affect the trust’s ability to enforce the receivables or subject the trust to claims and defenses of the obligor including claims the obligor may assert against the motor vehicle dealer who sold the financed vehicle.  In addition, courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances.  These equitable principles may relieve an obligor from some or all of the legal consequences of a default.

Ford Credit and the depositor will represent that each receivable complies in all material respects with applicable requirements of law and that each receivable is not subject to claims or defenses of the obligor.  This representation is based on Ford Credit’s review of form contract terms, its review of completed contracts for errors apparent in the contract, and dealer representations of contract disclosure accuracy in agreements between Ford Credit and the dealer.  If an obligor has a claim against the trust for any violation of law with respect to a receivable, such violation would constitute a breach by Ford Credit and the depositor and if such breach has a material adverse effect on any receivable, Ford Credit and the depositor would have to repurchase the receivable unless the breach is cured in all material respects by the end of any applicable grace period.

Under the terms of the Servicemembers Civil Relief Act and similar state laws, an obligor who enters military service after the origination of a retail installment sale contract may be entitled to relief on finance charges in excess of 6%, and Ford Credit must suspend any attempts to self-help repossess the vehicle.  Receivables with obligors who are in the military or who subsequently enter the military may be included in the receivables owned by the trust and neither the depositor nor Ford Credit will be required to repurchase a receivable that becomes subject to these laws.

Bankruptcy Limitations.  U.S. bankruptcy laws affect the ability of the trust to realize upon collateral or enforce a deficiency judgment.  For example, in a Chapter 13 proceeding under the U.S. federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle and, as part of the plan of reorganization may, in limited circumstances, reduce the amount of the secured indebtedness to the market value of the financed vehicle at the time of bankruptcy leaving the creditor as a general unsecured creditor for the remainder of the indebtedness.  A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.  Neither the depositor nor Ford Credit will be required to repurchase a receivable that becomes subject to a bankruptcy proceeding after the cutoff date.

TAX CONSIDERATIONS

General

Set forth below is a discussion of the anticipated material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes offered by this prospectus.  This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury regulations, current administrative rulings, judicial decisions and other applicable authorities all of which are subject to change, perhaps with retroactive effect.  There are no cases or Internal Revenue Service, or “IRS,” rulings on similar transactions involving debt issued by a trust with terms similar to those of the notes.  There can be no assurance that the IRS will not challenge the conclusions reached in this discussion, and no ruling from the IRS has been or will be sought on any of the issues discussed below.  Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus.

This discussion does not deal with all aspects of U.S. federal income taxation that may be relevant to the holders of notes in light of their personal investment circumstances nor, except for specific limited discussions of particular topics, to noteholders subject to special treatment under the U.S. federal income tax laws, such as insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, appreciated financial position or conversion transaction and holders that will hold the notes as other than capital assets.  This information is directed only to prospective investors who:

•                  purchase notes in the initial distribution of the notes,

•                  are citizens or residents of the United States, including domestic corporations, limited liability companies and partnerships, and

•                  hold the notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code.

As used in this discussion, the term “U.S. noteholder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

•                  a citizen or resident of the United States,

•                  a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•                  an estate whose income is subject to U.S. federal income tax regardless of its source, or

•                  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or that has made a valid election under applicable Treasury Regulations to be treated as a U.S. person.

The term “U.S. noteholder” also includes any noteholder whose income or gain in respect to its investment in a note is effectively connected with the conduct of a U.S. trade or business.  As used in this discussion, the term “non-U.S. noteholder” means a beneficial owner of a note other than a U.S. noteholder and other than a partnership.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) owns a note, the tax treatment of a partner in such a partnership will depend upon the status of the partner and the activities of the partnership.  Partners in such a partnership are encouraged to consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

Prospective investors are encouraged to consult with their tax advisors as to the U.S. federal, state and local, foreign and any other tax consequences to them of the purchase, ownership and disposition of notes.

Tax Characterization of the Trusts

At the time that one or more classes of notes are issued by a trust, tax counsel to the depositor identified in the prospectus supplement will opine that, assuming compliance with the terms of the applicable trust agreement and related documents, the trust will not be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

Except as specified in the related prospectus supplement, tax counsel will also opine that the notes will be treated as debt for U.S. federal income tax purposes.  If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more classes of notes did not represent debt for U.S. federal income tax purposes, such class or classes of notes might be treated as equity interests in the trust.  If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, including by not being able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity.  Alternatively, the trust could be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet an applicable safe harbor.  Nonetheless, treatment of notes as equity interests in such a partnership could have adverse tax consequences to certain noteholders.  For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income,” income to non-U.S. noteholders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.

Tax Characterization and Treatment of the Notes

Characterization as Debt.  For class or classes of notes, except for any class or classes which are specifically identified as receiving different tax treatment in the related prospectus supplement, tax counsel will deliver its opinion that the class or classes of notes will be treated as debt for U.S. federal income tax purposes.  The depositor, the servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as debt for U.S. federal, state and local income and franchise tax purposes.

For a discussion of the potential U.S. federal income tax consequences to noteholders if the IRS were successful in challenging the characterization of the notes for U.S. federal income tax purposes, you should read “— Tax Characterization of the Trusts” above.

Treatment of Stated Interest.  Based on tax counsel’s opinion that the notes will be treated as debt for U.S. federal income tax purposes, and assuming the notes are not issued with original issue discount or “OID,” the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with each noteholder’s method of tax accounting.

Original Issue Discount.  If the prospectus supplement states that a class of notes is to be treated as issued with OID, a holder of any such notes must include OID in its gross income as ordinary interest income as it accrues, regardless of the holder’s regular method of accounting, under a constant yield method.

Disposition of Notes.  If a noteholder sells or otherwise disposes of a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale or disposition and the holder’s adjusted tax basis in the note.  The holder’s adjusted tax basis will equal the holder’s cost for the note, increased by any OID and market discount previously included by such noteholder in income with respect to the note and decreased by any bond premium previously amortized and any payments of principal and OID previously received by such noteholder with respect to such note.  Any gain or loss on sale or disposition will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income.  Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term.

Information Reporting and Backup Withholding.  The indenture trustee will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and any amount of interest withheld for U.S. federal income taxes, except as to exempt holders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status).  Each holder who is not an exempt holder will be required to provide to the indenture trustee, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding.  Should such a holder fail to provide the required certification, the indenture trustee will be required to withhold the tax from interest otherwise payable to the holder and pay the withheld amount to the IRS.

Tax Consequences to Non-U.S. Noteholders.  A non-U.S. noteholder who is an individual or corporation (or a person treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf will not be subject to U.S. federal income taxes on payments of principal, premium, interest or OID on a note, unless such non-U.S. noteholder is a direct or indirect 10% or greater shareholder of the trust or a controlled foreign corporation related to the trust.  To qualify for the exemption from taxation, the withholding agent must have received a statement from the individual or corporation that:

•                  is signed under penalties of perjury by the beneficial owner of the note,

•                  certifies that such owner is not a U.S. noteholder, and

•                  provides the beneficial owner’s name and address.

A “withholding agent” is the last U.S. payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a non-U.S. noteholder (which itself is not a withholding agent).  Generally, this statement is made on an IRS Form W-8BEN, which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect.  Notwithstanding the preceding sentence, an IRS Form W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on IRS Form 1042-S.  The beneficial owner must inform the withholding agent within 30 days of such change and furnish a new IRS Form W-8BEN.

A non-U.S. noteholder who is not an individual or corporation (or a person treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements and is encouraged to consult its tax advisor.

A non-U.S. noteholder whose income with respect to its investment in a note is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. noteholder provided the holder files IRS Form W-8ECI.

Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the withholding agent.  However, in such case, the signed statement may require a copy of the beneficial owner’s IRS Form W-8BEN (or the substitute form).

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a non-U.S. noteholder will be exempt from U.S. federal income and withholding tax so long as:

•                  the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, and

•                  in the case of a foreign individual, the non-U.S. noteholder is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a non-U.S. noteholder is effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, such holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, will generally be subject to U.S. federal income tax on the interest, gain or income at regular federal income tax rates.  In addition, if the non-U.S. noteholder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, unless it qualifies for a lower rate under an applicable tax treaty.

State Tax Considerations

Because of the variation in the tax laws of each state and locality, it is impossible to predict the tax classification of the trust or the tax consequences to the trust or to holders of notes in all of the state and local taxing jurisdictions in which they may be subject to tax.  Prospective investors are encouraged to consult their tax advisors with respect to state and local taxation of the trust and state and local tax consequences of the purchase, ownership and disposition of notes.

ERISA CONSIDERATIONS

General Investment Considerations

The Employee Retirement Income Security Act of 1974, or “ERISA,” and the Internal Revenue Code impose certain duties and requirements on employee benefit plans and other retirement plans and arrangements (such as individual retirement accounts and Keogh plans) that are subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code, referred to as “plans,” and certain entities (including insurance company general accounts) whose assets are deemed to include assets of plans, and on persons who are fiduciaries of plans.  Any person who exercises any authority or control over the management or disposition of a plan’s assets is considered to be a fiduciary of that plan.  In accordance with ERISA’s general fiduciary standards, before investing in the notes, a plan fiduciary should determine, among other factors:

•                  whether the investment is permitted under the plan’s governing documents,

•                  whether the fiduciary has the authority to make the investment,

•                  whether the investment is consistent with the plan’s funding objectives,

•                  the tax effects of the investment,

•                  whether under the general fiduciary standards of investment prudence and diversification an investment in any notes of a trust is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio, and

•                  whether the investment is prudent considering the factors discussed in this prospectus and the prospectus supplement.

In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a plan and persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Internal Revenue Code.  A violation of these rules may result in the imposition of significant excise taxes and other liabilities.

A fiduciary of any plan should carefully review with its legal and other advisors whether the purchase, holding or disposition of any notes could give rise to a transaction prohibited or otherwise impermissible under ERISA or Section 4975 of the Internal Revenue Code, and should read “ERISA Considerations” in both this prospectus and the prospectus supplement regarding any restrictions on the purchase, holding and/or disposition of the notes offered by this prospectus and the prospectus supplement.  Unless otherwise specified, references to the purchase, holding and disposition of the notes in these sections also refer to the purchase, holding and disposition of a beneficial interest in the notes.

Prohibited Transactions

Whether or not an investment in the notes will give rise to a transaction prohibited or otherwise impermissible under ERISA or Section 4975 of the Internal Revenue Code will depend on the structure of the trust and whether the assets of the trust will be deemed to be “plan assets” of a plan investing in notes issued by the trust.  Pursuant to a regulation issued by the U.S. Department of Labor, as modified by Section 3(42) of ERISA, or the “plan assets regulation,” a plan’s assets may be deemed to include an interest in the underlying assets of the trust if the plan acquires an “equity interest” in the trust and none of the exceptions contained in the plan assets regulation are applicable.  In general, an “equity interest” is defined under the plan assets regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

The depositor believes that the notes will be treated as indebtedness without substantial equity features for purposes of the plan assets regulation.  This assessment is based upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, traditional default remedies, and on the absence of conversion rights, warrants and other typical equity features.

Without regard to whether the notes are treated as debt for ERISA purposes, the purchase, holding and disposition of the notes by or on behalf of a plan could be considered to give rise to a direct or indirect prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code if the trust, the owner trustee, the indenture trustee, any underwriter or any of their respective affiliates, including Ford Credit, is or becomes a “party in interest” under ERISA or a “disqualified person” under Section 4975 of the Internal Revenue Code with respect to the plan.  In such case, exemptions from the prohibited transaction rules could be applicable to the purchase, holding and disposition of notes by or on behalf of a plan depending on the type and circumstances of the plan fiduciary making the decision to purchase a note and the relationship of the party in interest to the plan investor.  Included among these exemptions are:

•                  prohibited transaction class exemption, or “PTCE,” 84-14, regarding transactions effected by qualified professional asset managers,

•                  PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts,

•                  PTCE 91-38, regarding transactions entered into by bank collective investment funds,

•                  PTCE 95-60, regarding transactions entered into by insurance company general accounts, and

•                  PCTE 96-23, regarding transactions effected by in-house asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code provide an exemption for certain transactions between a plan and a person that is a party in interest or disqualified person with respect to a plan solely by reason of providing services to the plan or a relationship with such a service provider (other than a party in interest or a disqualified person that is, or is an affiliate of, a fiduciary with respect to the assets of the plan involved in the transaction), provided the plan pays no more than, and receives no less than, adequate consideration in connection with the transaction.  However, even if the conditions specified in one or more of the foregoing exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

Any plan that purchases, holds or disposes of notes of any class will be deemed to have represented that its purchase, holding or disposition of the notes does not constitute and will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code due to the applicability of a statutory or administrative exemption from the prohibited transaction rules.

Benefit Plans Not Subject to ERISA or the Internal Revenue Code

Certain employee benefit plans, such as governmental plans, foreign plans and certain church plans (each as defined or described in ERISA) are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code.  However, such plans may be subject to provisions of other federal, state, local or non-U.S. laws or regulations that are substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.  In addition, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.  Each plan that is subject to any laws or regulations substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code, and each person acting on behalf of or investing the assets of such a plan, that purchases, holds or disposes of notes will be deemed to have represented that its purchase, holding and disposition of the notes does not constitute and will not result in a violation of such similar laws or regulations.

PLAN OF DISTRIBUTION

The trust will issue the notes to the depositor and the depositor will sell the notes to the underwriters named in the prospectus supplement.  In the underwriting agreement the depositor will agree to sell, and each of the underwriters will agree to purchase, a specified principal amount of one or more classes of notes, as set forth in the prospectus supplement.

The prospectus supplement (or supplemental prospectus supplement, as described below) will specify the price at which each class of notes will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of the notes or specify that the notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.  After the initial public offering of the notes, the public offering prices and the concessions may be changed.

The prospectus supplement, together with a supplemental prospectus supplement, also may be used by Ford Credit or its affiliates for the sale of a class of notes originally purchased from the depositor by Ford Credit or its affiliates on or after the closing date for a securitization transaction.

The depositor and Ford Credit will indemnify the underwriters against certain liabilities, including liabilities under the federal securities laws, or contribute to payments the underwriters may be required to make for those liabilities.

The trust may invest the funds in its bank accounts in obligations issued by the underwriters or their affiliates.

In connection with the sale of the notes, the underwriters may, to the extent permitted by Regulation M under the Securities Exchange Act of 1934, engage in:

•                  over-allotments, in which members of the selling syndicate sell more notes than the seller actually sold to the syndicate, creating a syndicate short position,

•                  stabilizing transactions, in which purchases and sales of the notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum,

•                  syndicate covering transactions, in which members of the selling syndicate purchase the notes in the open market after the distribution is completed in order to cover syndicate short positions, and

•                  penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of the notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be.  These transactions, if commenced, may be discontinued at any time.

LEGAL OPINIONS

Counsel for the trust, the depositor and the servicer identified in the prospectus supplement will review or provide legal opinions on certain legal matters relating to the notes, including an opinion that the notes will be legally issued, fully paid and non-assessable and will be binding obligations of the trust, subject to customary exceptions as to enforceability.  Counsel for the underwriters identified in the prospectus supplement will review or provide legal opinions on certain legal matters.

WHERE YOU CAN FIND MORE INFORMATION

The depositor, as originator of each trust, filed with the SEC a registration statement, Registration No. 333-189385 under the Securities Act of 1933, for the notes offered by this prospectus.  You may read and copy the registration statement and any notices, reports, statements or other materials filed by the trust, Ford Credit or the depositor at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549.

You may obtain more information about the operation of the Public Reference Room and copying costs by calling the SEC at 1-800-SEC-0330.  The SEC maintains a website at http://www.sec.gov where you can find reports, information statements and other information for registrants that file electronically with the SEC.  You may obtain more information about Ford and Ford Credit at www.ford.com and www.fordcredit.com.

The servicer will file for each trust annual reports on Form 10-K and distribution reports on Form 10-D, any current reports on Form 8-K, and amendments to those reports with the SEC.  A copy of any reports may be obtained by any noteholder by request to the indenture trustee or the depositor.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The trust “incorporates by reference” certain information it files with the SEC, which means that the trust can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  Information that the trust files later with the SEC will automatically update the information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement.  The trust incorporates by reference any monthly reports on Form 10-D and current reports on Form 8-K subsequently filed by or on behalf of the trust prior to the termination of the offering of the notes (including any market-making transactions with respect to such notes unless exempt from the registration requirements of the Securities Act).

The depositor will provide without charge to each person, including any beneficial owner of the notes, to whom a copy of this prospectus is delivered, on request of any such person, a copy of any of the documents incorporated in this prospectus or in any prospectus supplement by reference.

Requests for such copies should be directed to:

Ford Credit Auto Receivables Two LLC

c/o Ford Motor Credit Company LLC

c/o Ford Motor Company

World Headquarters, Suite 801-C1

One American Road

Dearborn, Michigan 48126

Attention:  Ford Credit SPE Management Office

Telephone number:  (313) 594-3495

Fax number:  (313) 390-4133

INDEX OF DEFINED TERMS

clean up call	5
Controlling Class	36
credit enhancement	34
depositor	22
DTC	39
ERISA	50
Event of Default	35
excess spread	34
financed vehicles	4
Ford	4
Ford Credit	4
initial pool balance	27
IRS	46
LIBOR	33
obligors	4
OID	48
overcollateralization	35
payment enhancement	35
plans	50
pool balance	27
Prepayments	32
principal balance	27
PTCE	51
receivables	4
responsible person	29
SEC	3
servicer	5
Servicer Termination Event	31
simple interest receivable	27
trust	4

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the prospectus. Ford Credit has not authorized anyone to give you different information. You should not rely on the accuracy of the information in this prospectus supplement or the prospectus for any date other than on its date. Ford Credit is not offering the notes in any state where their offer is not permitted.

Ford Credit Auto
Receivables Two LLC
Depositor

Ford Motor Credit
Company LLC
Sponsor and Servicer

Dealer Prospectus Delivery Obligation. Until 90 days after the date of this prospectus supplement all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Ford Credit Auto Owner
Trust           -

Issuing Entity or Trust

$          Class A-2a           %
Asset Backed Notes

[$          Class A-2b
Floating Rate Asset Backed Notes]

$          Class A-3a           %
Asset Backed Notes

[$          Class A-3b
Floating Rate Asset Backed Notes]

$          Class A-4a           %
Asset Backed Notes

[$          Class A-4b
Floating Rate Asset Backed Notes]

$          Class B           %
Asset Backed Notes

$          Class C           %
Asset Backed Notes

$          Class D           %
Asset-Backed Notes

PROSPECTUS SUPPLEMENT

[NAMES OF
UNDERWRITERS]

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement.

Securities and Exchange Commission(1)	$	*
Rating agency fees	$	*
Printing	$	*
Legal fees and expenses	$	*
Accountants’ fees	$	*
Fees and expenses of Indenture Trustee	$	*
Fees and expenses of Owner Trustee	$	*
Miscellaneous expenses	$	*
Total	$	*

*                 To be filed by amendment.

(1)         Includes registration of an indeterminate amount of asset-backed securities that may be sold in market-making transactions from time to time by Ford Motor Credit Company LLC.

ITEM 15. Indemnification of Directors and Officers.

Section 18-108 of the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq., provides as follows:

“§ 18-108. Indemnification. — Subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.”

Article VII of the Amended and Restated Limited Liability Company Agreement of Ford Credit Auto Receivables Two LLC provides as follows:

“Section 7.1. Exculpation. Notwithstanding any other provisions of this Agreement, whether express or implied, or obligation or duty at law or in equity, none of the Member, the Managers, or any officers, directors, stockholders, partners, employees, representatives or agents of any of the foregoing, nor any officer, employee, representative or agent of the Company or any of its Affiliates shall be liable to the Company or any other Person for any act or omission (in relation to the Company, this Agreement, any related document or any transaction contemplated hereby or thereby) taken or omitted by such Person bound by this Agreement in the reasonable belief that such act or omission is in or not contrary to the best interests of the Company and is within the scope of authority granted to such Person by the Agreement, provided such act or omission does not constitute fraud, willful misconduct, bad faith, or gross negligence.

Section 7.2. Liabilities: Indemnification. (a) Subject to Section 7.2(f), any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Member, Manager, officer, employee, agent or legal representative of the Company (each, an “Indemnified Party”), shall be indemnified and held harmless by the Company to the fullest extent legally permissible against all expenses, claims, damages, liabilities and losses (including without limitation, judgments, interest on judgments, fines, charges, costs, amounts paid in settlement, expenses and attorneys’ fees incurred in investigating, preparing or defending any action, claim suit, inquiry, proceeding, investigation or any appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or commission), whether pending or merely threatened, whether or not any Indemnified Party is or may be a party thereto, including interest on any of the foregoing (collectively, “Damages”) arising out of, or in connection with, the management or conduct of the business and affairs of the Company, except for any such Damages to the extent that they are found by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Parties or willful violations of the express provisions hereof by the Indemnified Parties. The Indemnified Parties may consult with counsel and accountants with respect to the affairs of the Company and shall be fully protected and justified, to the extent allowed by law, in acting, or failing to act, if such action or failure to act is in accordance with the advice or opinion of such counsel or accountants.

(b) The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person seeking indemnification did not act in good faith and in a manner which such Person reasonably believed to be in or not opposed to the best interest of the Company or its Creditors, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such Person’s conduct was unlawful. Entry of a judgment by consent as part of a settlement shall not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty, nor of any other issue or matter.

(c) Subject to Section 7.2(f), expenses (including attorneys’ fees and disbursements) incurred by an Indemnified Party in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Managers in the specific case upon receipt of an undertaking by or on behalf of such Indemnified Party to repay such amount unless it shall ultimately be determined that such Person is entitled to be indemnified by the Company. Expenses (including attorneys’ fees and disbursements) incurred by other employees or agents of the Company in defending in any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company upon such terms and conditions, if any, as the Board of Managers deems appropriate.

(d) No Manager of the Company shall be personally liable to the Company for monetary damages for any breach of fiduciary duty by such person as a Manager. Notwithstanding the foregoing sentence, a Manager shall be liable to the extent provided by applicable law (i) for breach of the Manager’s duty of loyalty to the Company or the Member, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iii) for any transaction from which the Manager derived an improper personal benefit.

(e) The indemnification and advancement of expenses provided by this Section 7.2 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may by entitled under any agreement, vote of the Board of Managers or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a Person who has ceased to be a Manager, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such Person.

(f) Any amounts payable by the Company in accordance with this Section 7.2 shall be payable solely to the extent of funds available therefor and actually received by the Company under the Basic Documents, from capital contributions or in connection with other Permitted Transactions. The Company’s obligations under this Section 7.2 shall not constitute a claim against the Company to the extent that the Company does not have funds sufficient to make payment of such obligations. Any claim that an Indemnified Party may have at any time against the Company that it may seek to enforce hereunder shall be subordinate to the payment in full, including post-petition interest, in the event that the Company becomes a debtor or debtor in possession in a case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect or otherwise subject to any insolvency, reorganization, liquidation, rehabilitation or other similar proceedings, of the claims of the holders of any Securities which are collateralized or secured by the assets of the Company.

Section 7.3 Amendments: Indemnification. The indemnities contained in Section 7.2 shall survive the resignation, removal or termination of any Indemnified Party or the termination of this Agreement. Any repeal or modification of this Article VII shall not adversely affect any rights of such Indemnified Party pursuant to this Article VII, including the right to indemnification and to the advancement of expenses of an Indemnified Party existing at the time of such repeal or modifications with respect to any acts or omissions occurring prior to such repeal or modification.”

Section 145 of the General Corporation Law of the State of Delaware, 8 Del. C. § 101 et seq., provides as follows:

“§ 145.  Indemnification of officers, directors, employees and agents; insurance

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Indemnification provisions of Section 5 of Article NINTH of the Certificate of Incorporation of Ford Motor Company are applicable to directors, officers and employees of Ford Credit Auto Receivables Two LLC who serve as such at the request of Ford Motor Company and provide as follows:

“5.1. Limitation on Liability of Directors. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability

(i) for any breach of the director’s duty of loyalty to the corporation or its stockholders,

(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(iii) under Section 174 of the Delaware General Corporation Law, or

(iv) for any transaction from which the director derived an improper personal benefit.

If the Delaware General Corporation Law is amended after approval by the stockholders of this subsection 5.1 of Article NINTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

5.2. Effect of any Repeal or Modification of Subsection 5.1. Any repeal or modification of subsection 5.1 of this Article NINTH by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

5.3. Indemnification and Insurance.

5.3a. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including penalties, fines, judgments, attorneys’ fees, amounts paid or to be paid in settlement and excise taxes imposed on fiduciaries with respect to (i) employee benefit plans, (ii) charitable organizations or (iii) similar matters) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to subsection 5.3b of this Article NINTH) only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this subsection 5.3a of Article NINTH shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this subsection 5.3a of Article NINTH or otherwise.

5.3b. Right of Claimant to Bring Suit. If a claim which the corporation is obligated to pay under subsection 5.3a of this Article NINTH is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

5.3c. Miscellaneous. The provisions of this Section 5.3 of Article NINTH shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced, and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. If any part of this Section 5.3 of Article NINTH should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

5.3d. Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 5.3 of Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

5.3e. Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

5.3f. Indemnification of Agents of the Corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the corporation to the fullest extent of the provisions of this Section 5.3 of Article NINTH with respect to the indemnification and advancement of expenses of directors, officers and employees of the corporation.”

Indemnification provisions of Article 10 of the Limited Liability Company Agreement of Ford Motor Credit Company LLC are applicable to directors, officers and employees of Ford Credit Auto Receivables Two LLC who serve as such at the request of Ford Motor Credit Company LLC and provide as follows:

“10.1 Limitation on Liability. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, will be solely the debts, obligations and liabilities of the Company, and no Shareholder, Director or officer of the Company will be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Shareholder, Director and/or officer.

10.2 Directors’ Standard of Care. Each Director of the Company will be deemed to owe to the Company and its Shareholders all of the fiduciary duties that a director of a corporation formed under the DGCL would owe to such corporation and its stockholders. Notwithstanding the previous sentence, however, a Director of the Company will not be personally liable to the Company or any Shareholder for monetary damages for breach of fiduciary duty as a Director, except for liability for: (a) any breach of the Director’s duty of loyalty to the Company or its Shareholders; (b) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law; (c) voting for or consenting to a distribution to a Shareholder in violation of Section 18-607 of the Act; or (d) any transaction from which the Director derived an improper personal benefit.

10.3 Indemnification of Directors, Officers, Employees and Agents. To the fullest extent permitted by law, the Company will indemnify and hold harmless each Shareholder, Director, or officer of the Company or any Affiliate of the Company (as defined below) and any officer, director, stockholder, partner, employee, representative or agent of any such Shareholder, Director or officer (each, a “Covered Person”) and each former Covered Person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts (including any investigation, legal and other reasonable expenses) arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (“Claims”), in which the Covered Person or former Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or that relates to or arises out of the Company or its formation, operation, dissolution or termination or its property, business or affairs. The Company may indemnify any employee, representative or agent of the Company when, as and if determined by the Board of Directors, to the same extent as provided to Covered Persons pursuant to this Section 10.3. A Covered Person or former Covered Person will not be entitled to indemnification under this Section 10.3 with respect to (a) any Claim that a court of competent jurisdiction has determined results from (i) any breach of such Covered Person’s duty of loyalty to the Company or its Shareholders, (ii) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) voting for or consenting to a distribution to a Shareholder in violation of Section 18-607 of the Act, or (iv) any transaction from which such Covered Person derived an improper personal benefit or (b) any Claim initiated by such Covered Person unless such Claim (or part thereof) (i) was brought to enforce such Covered Person’s rights to indemnification under this Agreement or (ii) was authorized or consented to by the Board. For purposes of this Section 10.3, “Affiliate of the Company” means any person or entity controlling, controlled by or under common control with the Company. For the purposes of this definition, “control” of a person or entity means the power to direct the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

10.4 Survival. The indemnities under this Article 10 will survive dissolution or termination of the Company.

10.5 Claim Against Company. Each Covered Person or former Covered Person will have a claim against the property and assets of the Company for payment of any indemnity amounts due under this Agreement, which amounts will be paid or properly reserved for prior to the making of distributions by the Company to Shareholders.

10.6 Advancement of Expenses. Expenses incurred by a Covered Person or former Covered Person in defending any Claim will be paid by the Company in advance of the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of such Covered Person or former Covered Person to repay such amount if it is ultimately determined that such Covered Person or former Covered Person is not entitled to be indemnified by the Company as authorized by this Article 10.

10.7 Repeal or Modification. Any repeal or modification of this Article 10 will not adversely affect any rights of such Covered Person or former Covered Person pursuant to this Article 10, including the right to indemnification and to the advancement of expenses of a Covered Person or former Covered Person existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

10.8 Rights Not Exclusive. The rights to indemnification and to the advancement of expenses conferred in this Article 10 will not be exclusive of any other right that any person may have or hereafter acquire under any statute, agreement, vote of the Directors or otherwise.

10.9 Insurance. The Company may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Company or another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under this Agreement or the Act.

ITEM 16. Exhibits.

(A) Exhibits:

Exhibits	Description
1.1	— Form of Underwriting Agreement for the Notes.****
3.1	— Amended Certificate of Formation of Ford Credit Auto Receivables Two LLC.*
3.2	— Amended and Restated Limited Liability Company Agreement of Ford Credit Auto Receivables Two LLC. *
4.1	— Form of Indenture between the Trust and the Indenture Trustee (including forms of Notes.)****
4.2	— Form of Trust Agreement between the Depositor and the Owner Trustee.****
5.1	— Opinion of Katten Muchin Rosenman LLP with respect to legality.****
8.1	— Opinion of Katten Muchin Rosenman LLP with respect to federal income tax matters.****
10.1	— Form of Interest Rate Hedge between the Trust and the Hedge Counterparty.****
23.1	— Consent of Katten Muchin Rosenman LLP (included as part of Exhibit 5.1).****
23.2	— Consent of Katten Muchin Rosenman LLP (included as part of Exhibit 8.1).****
24.1	— Powers of Attorney.***
25.1	— Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939.**
99.1	— Form of Sale and Servicing Agreement among the Depositor, the Servicer and the Trust.****
99.2	— Form of Administration Agreement among the Trust, the Administrator and the Indenture Trustee.****
99.3	— Form of Purchase Agreement between Ford Credit and the Depositor.****
99.4	— Form of Account Control Agreement among the Depositor, the Indenture Trustee and the Securities Intermediary.****

* Incorporated by reference from Registration Statement No. 333-131003.

** Incorporated by reference from Registration Statement No. 333-143316.

*** Filed herewith.

**** To be filed by amendment.

ITEM 17.  Undertakings.

(a)                                 The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A)                               [Not applicable].

(B)                               Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 (§ 239.13) or Form F-3 (§ 239.33) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C)                               Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S—1 (§ 239.11) or Form S—3 (§ 239.13), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 [Not applicable]

(5)                                 That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                     If the registrant is relying on Rule 430B (§ 230.430B):

(A)                               Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3)) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)                               Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7)) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) (§ 230.415(a)(1)(i), (vii) or (x)) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)                                  If the registrant is subject to Rule 430C (§ 230.430C), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)                                 That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424);

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  [Not applicable]

(d)                                 [Not applicable]

(e)                                  [Not applicable]

(f)                                   [Not applicable]

(g)                                  [Not applicable]

(h)                                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)                                     The undersigned registrant hereby undertakes that:

(1)                                 For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)                                 For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j)                                    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(k)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized officer, in the City of Dearborn, State of Michigan on October 7, 2013.

FORD CREDIT AUTO RECEIVABLES TWO LLC
(Registrant)

By:	/s/ SAMUEL P. SMITH*
(Samuel P. Smith,
Chairman of the Board of Managers
of Ford Credit Auto Receivables Two LLC)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following managers of FORD CREDIT AUTO RECEIVABLES TWO LLC in the capacities and on the date indicated.

Signature	Title	Date

/s/ SAMUEL P. SMITH*	Chairman of the Board of Managers	October 7, 2013
(Samuel P. Smith)	and President and Treasurer
(principal executive officer and principal financial officer)

/s/ JANE L. CARNARVON*	Manager and Controller	October 7, 2013
(Jane L. Carnarvon)	(principal accounting officer)

/s/ SUSAN J. THOMAS*	Manager	October 7, 2013
(Susan J. Thomas)

*By:	/s/ Susan J. Thomas
(Susan J. Thomas, Attorney in Fact)

EXHIBIT INDEX

Exhibits	Description
1.1	— Form of Underwriting Agreement for the Notes.****
3.1	— Amended Certificate of Formation of Ford Credit Auto Receivables Two LLC.*
3.2	— Amended and Restated Limited Liability Company Agreement of Ford Credit Auto Receivables Two LLC. *
4.1	— Form of Indenture between the Trust and the Indenture Trustee (including forms of Notes.)****
4.2	— Form of Trust Agreement between the Depositor and the Owner Trustee.****
5.1	— Opinion of Katten Muchin Rosenman LLP with respect to legality.****
8.1	— Opinion of Katten Muchin Rosenman LLP with respect to federal income tax matters.****
10.1	— Form of Interest Rate Hedge between the Trust and the Hedge Counterparty.****
23.1	— Consent of Katten Muchin Rosenman LLP (included as part of Exhibit 5.1).****
23.2	— Consent of Katten Muchin Rosenman LLP (included as part of Exhibit 8.1).****
24.1	— Powers of Attorney. ***
25.1	— Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939.**
99.1	— Form of Sale and Servicing Agreement among the Depositor, the Servicer and the Trust.****
99.2	— Form of Administration Agreement among the Trust, the Administrator and the Indenture Trustee.****
99.3	— Form of Purchase Agreement between Ford Credit and the Depositor.****
99.4	— Form of Account Control Agreement among the Depositor, the Indenture Trustee and the Securities Intermediary.****

* Incorporated by reference from Registration Statement No. 333-131003.

** Incorporated by reference from Registration Statement No. 333-143316.

*** Filed herewith.

**** To be filed by amendment.